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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CMS Energy Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CMS ENERGY CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 16, 2014

To Fellow Shareholders of CMS Energy Corporation:

The Annual Meeting of Shareholders of CMS Energy Corporation ("CMS" or the "Corporation") will be held on Friday, May 16, 2014, at 9:00 A.M., Eastern Daylight Saving Time, at our corporate headquarters located at One Energy Plaza, Jackson, Michigan 49201. The purposes of the Annual Meeting are to:

  (1)
  Elect to the Corporation's Board of Directors the 11 director nominees identified in this Proxy Statement;

  (2)
  Approve the Corporation's executive compensation on an advisory basis;

  (3)
  Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the Corporation's consolidated financial statements for the year ending December 31, 2014;

  (4)
  Approve the Corporation's Performance Incentive Stock Plan;

  (5)
  Approve the performance measures used in the CMS Incentive Compensation Plan; and

  (6)
  Transact such other business as may properly come before the Annual Meeting, in accordance with the procedures required to be followed under our Amended and Restated Bylaws.

The Board of Directors recommends a vote "FOR" proposals 1 through 5. The proxy holders will use their discretion to vote on any other matters that may arise at the Annual Meeting.

Our Annual Report to Shareholders for the year 2013, including the Form 10-K with our consolidated financial statements, accompanies this Proxy Statement, unless you have previously requested Internet access rather than a paper copy.

If you were a shareholder of record at the close of business on March 21, 2014, you are entitled to vote. Every vote is important. Please vote using a touch-tone telephone, Internet, by signing and returning the enclosed proxy card or by casting a ballot in person at the Annual Meeting. You can help minimize our costs by promptly voting via telephone or Internet. We strongly encourage you to cast your proxy vote and exercise your right as a shareholder.

All shareholders are invited to attend our Annual Meeting. Shareholders interested in attending the Annual Meeting must present proof of current CMS stock ownership (such as a recent account statement) and government-issued photo identification (such as a driver's license) prior to being admitted to the meeting.

By Order of the Board of Directors
Melissa M. Gleespen Corporate Secretary

CMS Energy Corporation
One Energy Plaza
Jackson, Michigan 49201

April 4, 2014

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to Be Held on May 16, 2014

This Proxy Statement and the Annual Report to Shareholders are available at: www.cmsenergy.com.

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING AND VOTING	Page 1
CORPORATE GOVERNANCE	Page 5
Background	Page 5
Boards of Directors	Page 5
Board Leadership Structure	Page 5
Risk Oversight	Page 5
Compensation Risk	Page 6
Director Independence	Page 6
Majority Voting Standard	Page 7
Codes of Ethics	Page 8
Board Communication Process	Page 8
Related Party Transactions	Page 9
No Pledging or Hedging	Page 9
Board and Committee Information	Page 9
PROPOSAL 1: ELECT THE 11 DIRECTOR NOMINEES TO THE CORPORATION'S BOARD OF DIRECTORS	Page 13
BENEFICIAL OWNERSHIP OF CMS COMMON STOCK	Page 17
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	Page 19
COMPENSATION DISCUSSION AND ANALYSIS	Page 19
Executive Summary	Page 19
Objectives of Our Executive Compensation Program	Page 21
The Elements of Our Executive Compensation Program	Page 26
Corporate Governance as it Relates to Executive Compensation	Page 31
Compensation Deductibility	Page 32
COMPENSATION AND HUMAN RESOURCES COMMITTEES REPORT	Page 32
2013 COMPENSATION TABLES	Page 33
PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	Page 48
REPORT OF THE AUDIT COMMITTEES	Page 50
FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	Page 51
PROPOSAL 3: RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	Page 51
PROPOSAL 4: APPROVE THE CORPORATION'S PERFORMANCE INCENTIVE STOCK PLAN	Page 52
PROPOSAL 5: APPROVE THE PERFORMANCE MEASURES USED IN THE CMS INCENTIVE COMPENSATION PLAN	Page 60
2015 PROXY STATEMENT INFORMATION	Page 61
APPENDIX A: PERFORMANCE INCENTIVE STOCK PLAN	Page 62
APPENDIX B: CMS INCENTIVE COMPENSATION PLAN FOR CMS AND CONSUMERS OFFICERS	Page 78

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING AND VOTING

The Board of Directors (the "Board") of CMS Energy Corporation ("CMS" or the "Corporation") solicits your proxy for our Annual Meeting of Shareholders to be held on May 16, 2014. We are releasing this Proxy Statement and the enclosed proxy card to shareholders on or about April 4, 2014.

The terms "we" and "our" as used in this Proxy Statement generally refer to CMS and its collective affiliates, including its principal subsidiary, Consumers Energy Company ("Consumers"). While established, operated and regulated as separate legal entities and publicly traded companies, CMS and Consumers historically have had the same individuals serve as members of both Boards and Committees of the Boards and adopted coordinated director and executive compensation arrangements and plans as well as auditing relationships. The two companies also historically have significant overlap in executive management. Thus, in certain contexts in this Proxy Statement, the terms "we" and "our" refer to each of CMS and Consumers and satisfy their respective disclosure obligations. In addition, the disclosures frequently reference "Boards" and "Committees" and similar plural presentations to reflect these parallel structures of CMS and Consumers.

Q:
What are the purposes of this Annual Meeting?

A:
At the Annual Meeting, our shareholders will be asked to:

(1)
Elect to the Corporation's Board the following 11 director nominees: Jon E. Barfield, Kurt L. Darrow, Stephen E. Ewing, Richard M. Gabrys, William D. Harvey, David W. Joos, Philip R. Lochner, Jr., John G. Russell, Kenneth L. Way, Laura H. Wright and John B. Yasinsky (see Proposal 1 found later in this Proxy Statement);

(2)
Approve the Corporation's executive compensation on an advisory basis (see Proposal 2 found later in this Proxy Statement);

(3)
Ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as the Corporation's independent registered public accounting firm for the year 2014 (see Proposal 3 found later in this Proxy Statement);

(4)
Approve the Corporation's Performance Incentive Stock Plan (see Proposal 4 found later in this Proxy Statement);

(5)
Approve the performance measures used in the CMS Incentive Compensation Plan (see Proposal 5 found later in this Proxy Statement); and

(6)
Transact such other business as may properly come before the Annual Meeting, in accordance with the procedures required to be followed under our Amended and Restated Bylaws ("Bylaws"). The Board knows of no other matters that might be presented to the meeting except matters incident to the conduct of the meeting. However, if any other matters (including matters incident to the conduct of the meeting) do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

Q:
Who is entitled to vote at the Annual Meeting?

A:
Only shareholders of record at the close of business on March 21, 2014, are entitled to vote at the Annual Meeting. As of March 21, 2014, the Corporation's outstanding securities entitled to vote consisted of a total of 268,384,075 shares of common stock, $.01 par value, of the Corporation (the "Common Stock" or "CMS Common Stock"). Each outstanding share is entitled to one vote on each matter that comes before the Annual Meeting. All shares represented by valid proxies will be voted at the Annual Meeting.

Q:
What is the difference between a shareholder of record and a "street name" holder?

A:
If your shares are registered directly in your name you are considered the shareholder of record for those shares.

  If your shares are held in a stock brokerage account or by a bank or other nominee you are considered the beneficial owner of the shares and your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares using the method described under "How do I vote my shares?" below. If you hold your shares in a brokerage account but you fail to return your voting instruction card to your broker, stock exchange rules will determine whether your broker may vote your shares without first receiving instructions from you on an item being presented to shareholders for approval at the Annual Meeting.

Q:
Who may attend the Annual Meeting and are there any requirements I must meet in order to attend in person?

A:
Any shareholder of record as of March 21, 2014 may attend. You will be asked to register upon arrival and will be required to present proof of current stock ownership (such as a recent account statement) and government-issued photo identification (such as a driver's license) prior to being admitted to the meeting.

Q:
How do I vote my shares?

A:
If you hold your shares in your own name as a shareholder of record, you may vote by touch-tone telephone, Internet, mail or by casting a ballot in person at the Annual Meeting.

•
To vote by telephone or Internet, follow the instructions attached to your proxy card.

•
To vote by mail, complete your proxy card, sign and date it, and return it in the enclosed, postage-paid envelope.

  You can help minimize our costs by promptly voting via touch-tone telephone or Internet.

  If your shares are voted by proxy, the shares will be voted as you instruct. If you sign and return your proxy card, but do not give any specific voting instructions on your proxy card, your shares will be voted as the Board recommends. Your shares will also be voted as recommended by the Board, in its discretion, on any other business that is properly presented for a vote at the Annual Meeting.

  If your shares are held in street name, you must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee should provide a voting instruction form for you to use in directing it how to vote your shares.

Q:
Can I change my vote after I have voted or can I revoke my proxy?

A:
Yes. If you are a shareholder of record, you can revoke your signed proxy card at any time before it is voted at the Annual Meeting, either by signing and returning a proxy card with a later date or by attending in person and changing your vote at the Annual Meeting. If you have voted your shares by telephone or Internet, you can revoke your prior telephone or Internet vote by recording a different vote, or by signing and returning a proxy card dated as of a date later than your last telephone or Internet vote, but prior to the close of the ballots at the Annual Meeting.

  If you are the beneficial owner of your shares held in street name, you may submit new voting instructions to your broker, bank or other nominee.

Q:
Is my vote confidential?

A:
Yes, CMS shareholder voting is confidential (except as may become necessary to meet applicable legal requirements or in the event a proxy solicitation in opposition to the election of the Corporation's Board nominees is initiated). This is true for all beneficial holders. Confidentiality of the proxy voting process means:

•
Anyone who has access to voting information will not discuss how any individual shareholder votes;

•
Proxy cards and proxy forms are to be kept in a secure area so that no one has access to them except for the persons assigned to handle and tabulate the proxies;

•
Whether a shareholder has or has not voted and how a shareholder votes is confidential;

•
Any comments provided by shareholders are confidential. Specific comments and summaries of comments are provided to management, the Boards, and/or appropriate Committees of the Boards, but there is no disclosure of who made the comments; and

•
Proxy voting tabulations will be provided to management and to others as appropriate, but the results provided will be only totals and meaningful subtotals.

Q:
What constitutes a quorum at the Annual Meeting?

A:
The presence of the holders of a majority of the outstanding shares of Common Stock in person or by proxy at the Annual Meeting will constitute a quorum, which is needed to transact any business. Abstentions and broker discretionary votes are counted towards establishing a quorum, as discussed in more detail below.

Q:
How are votes counted for each item?

A:
The determination of approval of corporate action by the shareholders is based on votes "for" and "against". In general, abstentions are not counted as "for" or "against" votes but are counted in the determination of a quorum.

  With respect to Proposal 1 below, the election of each director requires approval from a majority of the votes cast by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (see Corporate Governance, Majority Voting Standard later in this Proxy Statement for additional information about the application of this standard). On Proposals 2, 3, 4 and 5, approval requires votes "for" by a majority of the votes cast by the holders of shares entitled to vote thereon.

  Under the New York Stock Exchange, Inc. ("NYSE") listing standards, if your broker, bank or other nominee holds your shares in its name and does not receive voting instructions from you, your broker, bank or other nominee has discretion to vote these shares on "routine" matters only and will not be able to vote on non-routine items. For purposes of the Annual Meeting, we understand that the proposal relating to the ratification of the appointment of our independent registered public accounting firm will be treated as a routine item, but all other proposals will be non-routine items. On routine items, broker discretionary votes are counted toward determining the outcome of those items. Broker discretionary votes are counted toward establishing a quorum.

Q:
What is "householding" and how does it affect me?

A:
The Securities and Exchange Commission ("SEC") permits us to deliver a single copy of the notice, Annual Report and Proxy Statement to shareholders who have the same address and last name, unless we have received contrary instructions from such shareholders. Each shareholder will continue to receive a separate proxy card. This procedure, called "householding", will reduce the volume of duplicate information you receive and reduce our printing and postage costs. We will promptly deliver a separate copy of the Annual Report and Proxy Statement to any such shareholder upon written or oral request. A shareholder wishing to receive a separate Annual Report or Proxy Statement or eliminate receipt of duplicate documents can notify CMS by making a written request to our Investor Services Department, CMS Energy Corporation, One Energy Plaza, Jackson, Michigan 49201, or making an oral request by telephone to 517-788-1868.

Q:
Can I access CMS' proxy materials via the Internet rather than receiving them in printed form?

A:
Yes. We offer shareholders of record the opportunity to access the proxy materials on the Internet rather than in printed form. You may access these materials at the following Internet address: www.cmsenergy.com. This gives shareholders faster delivery and saves CMS and its shareholders the cost of printing and mailing these materials.

Q:
Who pays the cost of soliciting proxies?

A:
The cost of solicitation of proxies will be borne by CMS. Proxies may be solicited by directors, officers and other employees of CMS or its subsidiaries or affiliates, personally or by telephone, facsimile, Internet, or mail, none of whom will receive compensation for their solicitation efforts. We have arranged for Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to solicit proxies in such manner, and it is anticipated that the cost of such solicitations will amount to approximately $10,000, plus incidental expenses. We may also reimburse brokers, dealers, banks, voting trustees or other record holders for postage and other reasonable expenses of forwarding proxy materials to the beneficial owners of CMS Common Stock held of record by such brokers, dealers, banks, voting trustees or other record holders.

Q:
How does a shareholder recommend a person for election to the Boards for the next Annual Meeting?

A:
Shareholders can submit recommendations of nominees for election to the Boards. Shareholder recommendations will be provided to the Governance and Public Responsibility Committees (the "Governance Committees") for consideration. The information that must be included and the procedures that must be followed by a shareholder wishing to recommend a director candidate for the Boards' consideration are the same as would be required under our Bylaws if the shareholder wished to nominate that candidate directly. You may access the Bylaws at www.cmsenergy.com/corporategovernance. Accordingly, any recommendation submitted by a shareholder regarding a director candidate must be submitted within the time frame provided in the Bylaws for director nominations and must include (a) a statement from the proposed nominee that he or she has consented to the submission of the recommendation and (b) such other information about the proposed nominee that would be required by our Bylaws to be included in a notice to CMS were the shareholder intending to nominate such proposed nominee directly. Shareholders should send their written recommendations of nominees c/o the Corporate Secretary, CMS Energy Corporation or Consumers Energy Company, One Energy Plaza, Jackson, Michigan 49201.

CORPORATE GOVERNANCE

Background

The Boards have adopted Amended and Restated Corporate Governance Principles (the "Principles") that reflect corporate and Board practices as well as SEC rules and NYSE listing standards. The Principles describe the role of the Boards and their Committees, the selection and role of the Chief Executive Officer ("CEO"), the composition and meeting procedures of the Boards and their Committees, as well as Board and Committee compensation and self-evaluation matters. The Governance Committees are responsible for overseeing and reviewing the Principles at least annually and recommending any proposed changes to the Boards for approval. The Boards have adopted Charters for each of their standing Committees, except the Executive Committees, that detail their purposes and duties, composition, meetings, resources and authority as well as other aspects of Committee activities. Each Committee reviews its Charter annually and recommends changes to the Governance Committees for review and recommendation to the Boards for approval.

The current versions of our Principles, the Charters of our standing Committees (other than the Executive Committees), and other corporate governance information, including our Employee and Director Codes of Conduct, are available through our website at www.cmsenergy.com/corporategovernance.

Boards of Directors

The Boards provide oversight with respect to our overall performance, strategic direction and key corporate policies. They approve major initiatives, advise on key financial and business objectives, and monitor progress with respect to these matters. Directors are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports made at Board and Committee meetings by our CEO, Chief Financial Officer ("CFO") and other officers. The Boards have five standing Committees, the principal responsibilities of which are described under Board and Committee Information below.

Board Leadership Structure

The Principles provide that the Boards have determined, for the present time, it is in the best interests of the Corporation and its shareholders to keep the offices of CEO and Chairman of the Board ("Chairman") separate to enhance oversight responsibilities. The Boards believe that this leadership structure promotes independent and effective oversight of management on key issues relating to long-range business plans, long-range strategic issues and risks. In addition, at any time when the Chairman is not considered independent under NYSE listing standards and our Principles, a Presiding Director will be chosen by the independent directors to coordinate the activities and preside at the executive sessions attended only by the independent members of the Boards.

Risk Oversight

The Boards' risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Corporation including operational, legal, regulatory, financial, strategic, compliance and reputational risks. The Boards receive an annual risk management review from the Corporation's Executive Director of Risk in addition to the risk oversight functions performed by the various Committees of the Boards. The risk oversight functions performed by the Committees include: (1) a review by the Audit Committees of the risks associated with the Corporation's operating and financial activities which have an impact on its financial and other disclosure reporting as well as a review of the Corporation's policies on risk assessment, control and accounting risk exposure; (2) the Audit Committees' review and approval of risk management policies; (3) a review by the Compensation and Human Resources Committees (the "Compensation Committees") of the risks associated with the Corporation's executive compensation policies and practices; and (4) the Compensation Committees' review of management's assessment of the likelihood that the Corporation's incentive compensation plans will have a material adverse impact on the Corporation.

Compensation Risk

Management annually undertakes a comprehensive review of the compensation policies and practices throughout the organization in order to assess the risks presented by such policies and practices. Following this year's review, we have determined that such policies and practices are not reasonably likely to have a material adverse effect on the Corporation. Management's analysis and determination were presented to and reviewed by the Compensation Committees.

Director Independence

In accordance with NYSE listing standards and the Principles adopted by the Boards, a majority of the directors of each Board must be independent. A director is independent if he or she has no material relationship with CMS or Consumers and otherwise satisfies the independence requirements of the NYSE listing standards and our more stringent director independence guidelines included in our Principles posted at www.cmsenergy.com/corporategovernance. A director is "independent" under the NYSE listing standards if the Boards affirmatively determine that the director has no material relationship with CMS or Consumers directly or as a partner, shareholder or officer of an organization that has a relationship with CMS or Consumers, and otherwise satisfies the independence requirements. The Boards have established categorical standards to assist them in determining director independence. According to these standards, a director is independent if:

•
The director has no material relationship with CMS or Consumers (either directly or as a partner, shareholder or officer of an organization that has a relationship with CMS or Consumers);

•
During the last three years, the director has not been an employee of CMS or Consumers, and an immediate family member of the director is not, and has not been within the last three years, an officer of CMS or Consumers;

•
During the last three years, the director or his or her immediate family member has not received more than $25,000 in direct compensation during any twelve-month period from CMS or Consumers other than payments for Board and Committee service or pensions or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
The director or his or her immediate family member is not a current partner of a firm that is the internal or external auditor of CMS or Consumers; the director is not a current employee of such a firm; the director does not have an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; and the director or an immediate family member was not within the last three years a partner or employee of such a firm and personally worked on the audit of CMS or Consumers within that time;

•
The director or his or her immediate family member is not, and has not been within the last three years, employed as an officer by another company where any of the present officers of CMS or Consumers at the same time serves or served on that company's compensation committee; and

•
The director is not a current employee, or his or her immediate family member is not a current executive officer, of an entity that has made payments to or received payments from CMS or Consumers in an amount which exceeds the greater of $1 million, or 2% of such other entity's, CMS' or Consumers' consolidated gross revenues in any of the last three fiscal years.

The Boards undertook their annual review of director and committee member independence, including a review of each non-employee director's charitable affiliations vis-à-vis CMS and Consumers charitable contributions, including matching contributions, at their January 2014 meetings. During this review, the Boards considered any transactions, relationships or arrangements as required by the director independence guidelines included in our Principles. The Boards also reviewed transactions occurring between CMS or Consumers and any entity (or any subsidiary of such entity) on which one of our directors also serves as a director. The Boards identified the following relationships which they deemed were immaterial to such directors' independence:

•
Charitable contributions made to organizations on which certain of our directors serve as directors.

•
Purchases of services, commodities, materials or equipment from entities, during the ordinary course of business, on which certain of our directors serve and all such transactions were significantly below one percent of the consolidated gross revenues of the counterparty to the transaction.

•
Participation in a venture capital fund which supports the growth of venture capital in Michigan and on which Mr. Gabrys serves as a director.

•
Affiliate's retail electricity or natural gas purchases from Consumers at rates or charges fixed in conformity with law or governmental authority.

In January 2014, the Boards concluded that each of the non-employee directors satisfies the independence guidelines set forth in our Principles and had no material relationships with either CMS or Consumers directly or as a partner, shareholder or officer of an organization that has a relationship with CMS or Consumers. The Boards affirmed the "independent" status (in accordance with the NYSE listing standards and the Principles) of each of the following 11 directors: Jon E. Barfield, Kurt L. Darrow, Stephen E. Ewing, Richard M. Gabrys, William D. Harvey, David W. Joos, Philip R. Lochner, Jr., Michael T. Monahan, Kenneth L. Way, Laura H. Wright and John B. Yasinsky. Mr. Russell is not independent due to his employment relationship with the Corporation.

Directors Barfield, Gabrys, Lochner, Monahan and Wright serve on the Audit Committees of our Boards. Each member of the Audit Committee is independent as defined in the NYSE listing standards and the applicable rules and regulations of the SEC.

Directors Darrow, Ewing, Harvey, Way and Yasinsky serve on the Compensation Committees of our Boards. Each of these directors satisfies the independence tests set forth in the NYSE listing standards, the regulations under Section 162 of the Internal Revenue Code ("IRC") and Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Majority Voting Standard

Under the Boards' majority voting standard, as contained in the CMS Articles of Incorporation and the Principles, any director nominee who receives less than a majority of the votes cast by the Corporation's shareholders at a regular election shall promptly tender his or her resignation. For this purpose, a majority of the votes cast means that the number of shares voted "for" a director must exceed 50% of the votes cast with respect to that director, without regard to the effect of abstentions. Upon receipt of such a tendered resignation, the Governance Committees shall consider and recommend to the Boards whether to accept or decline the resignation. The Boards will act on the Governance Committees' recommendation within 90 days following certification of the shareholder vote, and contemporaneously with that action will cause the Corporation to publicly disclose the Boards' decision whether to accept or decline such director's resignation offer (and the reasons for rejecting the resignation offer, if appropriate). The director who tenders his or her resignation pursuant to the standard will not be involved in either the Governance Committees' recommendation or the Boards' decision to accept or decline the resignation. Due to complications that arise in the event of a contested election of directors, this standard would not apply in that context, and the underlying plurality vote requirement of Michigan law would control any contested director elections.

 Codes of Ethics

CMS has adopted a code of ethics, titled "Employee Code of Conduct and Guide to Ethical Business Behavior" (the "Employee Code of Conduct") that applies to its CEO, CFO and Chief Accounting Officer ("CAO"), as well as all other officers and employees of the Corporation and its affiliates, including Consumers. CMS and Consumers have also adopted a code of ethics titled "Directors' Code of Conduct" that applies to the members of the Boards. The Governance Committees annually review the codes of ethics and recommend changes to the Boards, as appropriate. The Employee Code of Conduct is administered by the Chief Compliance Officer ("CCO"), who reports directly to the Audit Committees. The Audit Committees oversee compliance with the codes of ethics for employees and directors. Any alleged violation of the Directors' Code of Conduct by a director will be investigated by disinterested members of the Audit Committees, or if none, by disinterested members of the Boards. The Governance Committees recommend actions to the Boards in the event a determination is made that a director violated the Directors' Code of Conduct. Any waivers of, or exceptions to, a provision of the Employee Code of Conduct that applies to our CEO, CFO, CAO or persons performing similar functions and any waivers of, or exceptions to, a provision of our Directors' Code of Conduct will be disclosed on our website at www.cmsenergy.com/complianceandethics. No waivers or exceptions were granted in 2013. The Employee Code of Conduct and the Directors' Code of Conduct are posted on our website at www.cmsenergy.com/complianceandethics.

Board Communication Process

CMS and Consumers shareholders, employees or third parties can communicate with the Boards, Committees of the Boards, the independent directors as a group, or an individual director, including our Chairman or our Presiding Director (if any), by sending written communications c/o the Corporate Secretary, CMS Energy Corporation or Consumers Energy Company, One Energy Plaza, Jackson, Michigan 49201. The Corporate Secretary will forward such communications to the Boards, or the appropriate Committees, group of directors or individual director. Further information regarding shareholder, employee or other third-party communications with the Boards or their Committees, the independent directors or individual members of the Boards can be accessed on our website at www.cmsenergy.com/corporategovernance.

In addition, the Corporation has an on-going outreach program to develop and maintain communication with its largest institutional shareholders in regards to governance and compensation issues. The Corporation values these discussions and the Board considers the pertinent feedback when evaluating corporate governance and compensation issues.

Any shareholder, employee or third party who wishes to submit a compliance concern to the Boards or applicable Committees, including complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committees, may do so by any of the following means:

•
send correspondence or materials addressed to the appropriate party c/o the Chief Compliance Officer, CMS Energy Corporation or Consumers Energy Company, One Energy Plaza, Jackson, Michigan 49201;

•
send an e-mail or other electronic communication via the external website www.ethicspoint.com, addressed to the appropriate party; or

•
call the CMS and Consumers Compliance Hotlines at either 1-800-CMS-5212 (an internally monitored line) or 1-866-ETHICSP (monitored by an external vendor).

All such communications will be reviewed by the CCO (who reports directly to the Audit Committees of the Boards) prior to being forwarded to the Boards or applicable Committees or directors.

 Related Party Transactions

CMS, Consumers or one of their subsidiaries may occasionally enter into transactions with certain related parties. "Related Parties" include directors or executive officers, beneficial owners of 5% or more of CMS Common Stock, family members of such persons, and entities in which such persons have a direct or indirect material interest. We consider a related party transaction to have occurred when a Related Party enters into a transaction in which the Corporation is participating, the transaction amount is more than $10,000 and the Related Party has or will have a direct or indirect material interest ("Related Party Transaction").

In accordance with our Employee Code of Conduct and our Directors' Code of Conduct, Related Party Transactions must be pre-approved by the Audit Committees. In drawing its conclusion on any approval request, the Audit Committees should consider the following factors:

•
Whether the transaction involves the provision of goods or services to the Corporation that are available from unaffiliated third parties;

•
Whether the terms of the proposed transaction are at least as favorable to the Corporation as those that might be achieved with an unaffiliated third party;

•
The size of the transaction and the amount of consideration payable to a Related Party;

•
The nature of the interest of the applicable Related Party; and

•
Whether the transaction may involve an actual or apparent conflict of interest, or embarrassment or potential embarrassment to the Corporation when disclosed.

The policies and procedures relating to the Audit Committees' approval of Related Party Transactions are found in the Employee Code of Conduct and Directors' Code of Conduct which are available on our website at www.cmsenergy.com/complianceandethics.

There are no Related Party Transactions to report.

No Pledging or Hedging

In accordance with our Employee Code of Conduct and the Directors' Code of Conduct (collectively, the "Codes"), CMS' and Consumers' employees and directors may not engage in pledging or purchasing on margin CMS securities, "trading" of CMS securities or selling "short" CMS securities or buying or selling puts or calls, hedges or other derivative securities relating to CMS securities, including compensatory awards of equity securities or CMS securities otherwise held, directly or indirectly, by those persons. For purposes of these Codes, "trading" means a combination or pattern of substantial or continuous buying and selling of securities with the primary objective of realizing short-term gains. Selling "short" is a technique in which investors bet on a stock price falling by selling securities they do not own with the understanding that they will buy them back, hopefully at a lower price.

Board and Committee Information

The CMS Board met 8 times and the Consumers Board met 7 times during 2013. Our Principles state the expectation that all Board members will attend all scheduled board and committee meetings, as well as the Annual Meeting of Shareholders. During 2013, 9 incumbent directors attended 100% of the CMS Board and assigned committee meetings and 2 incumbent directors attended at least 81% of the CMS Board and assigned committee meetings while they were on the Board. For Consumers during 2013, 9 incumbent directors attended 100% of the Consumers Board and assigned committee meetings and 2 incumbent directors attended at least 80% of the Consumers Board and assigned committee meetings while they were on the Board. All then-current Board members attended the CMS and Consumers 2013 Annual Meeting of Shareholders.

The Boards each have five standing Committees including an Audit Committee, Compensation Committee, Executive Committee, Finance Committee and Governance Committee. The members and the responsibilities of the standing Committees of the Boards are listed below. Each Committee is composed entirely of "independent" directors, as that term is defined by the NYSE listing standards and the Principles described above. Mr. John G. Russell also routinely attends committee meetings. According to the Principles, each year the Boards and each of their standing Committees conduct a performance evaluation of their respective previous year's performance. The Boards also conduct individual director peer evaluations periodically. The Principles are incorporated by reference into each Committee Charter.

On a regularly-scheduled basis, the non-management directors meet in executive session (that is, with no employee directors present) and may invite such members of management to attend as they determine appropriate. At least once each year, the independent directors meet in executive session in conformance with the NYSE listing standards. In 2013, the CMS independent directors met 5 times and the Consumers independent directors met 4 times. Mr. Philip R. Lochner, Jr. as Presiding Director during 2013, presided over these executive sessions of the independent directors.

Standing Committee Membership Summary

Name	Audit(1)		Compensation and Human Resources(1)		Finance(1)		Governance and Public Responsibility(1)		Executive
Jon E. Barfield	X						X
Kurt L. Darrow			X	†	X	†
Stephen E. Ewing			X		X
Richard M. Gabrys	X				X
William D. Harvey			X				X
David W. Joos									X	*
Philip R. Lochner, Jr.	X						X	*	X
Michael T. Monahan	X	*			X				X
John G. Russell
Kenneth L. Way			X		X	*			X
Laura H. Wright	X				X
John B. Yasinsky			X	*			X		X

*
Committee Chair

†
Joined the Committee in November 2013.

(1)
The Charter which sets forth the Committees' various duties is available on our website at www.cmsenergy.com/corporategovernance.

AUDIT COMMITTEES

Meetings during 2013: CMS 7; Consumers 7

Messrs. Monahan, Barfield and Gabrys, and Ms. Wright qualify as "audit committee financial experts" as such term is defined by the SEC.

The primary functions of the Audit Committees are (subject to the conditions noted in the Report of the Audit Committees later in this Proxy Statement) to oversee the integrity of CMS' and Consumers' consolidated financial statements and financial information, the financial reporting process and the system of internal accounting and financial controls and to retain CMS' and Consumers' independent auditors. The Audit Committees pre-approve all audit and non-audit services provided by the independent auditors, assess the independent auditors' qualifications and independence and review the independent auditors' performance. The Audit Committees also oversee compliance with applicable legal and regulatory requirements and with the Corporation's codes of ethics, and oversee our risk management policies, controls and exposures. In addition, the Audit Committees review the performance of the internal audit function and prepare the Report of the Audit Committees for inclusion in the Proxy Statement.

COMPENSATION AND HUMAN RESOURCES COMMITTEES

Meetings during 2013: CMS 5; Consumers 5

The primary functions of the Compensation Committees are to review and approve the Corporation's executive compensation structure and policies and set the CEO compensation level. The Compensation Committees review and recommend to the Boards incentive compensation plans, review and approve the grant of stock and other stock-based awards pursuant to the Corporation's incentive plans and review and approve corporate financial and business goals and target awards, and the payment of performance incentives, pursuant to the Corporation's annual incentive plans. The Compensation Committees also produce an annual report of the Compensation Committees to be included in the Corporation's Proxy Statement as required by SEC rules and regulations. In addition, the Compensation Committees are responsible for reviewing and approving the CEO's selection of candidates for officer positions and recommending such candidates to the Boards for annual or ad hoc election as officers, reviewing and advising the Boards concerning the Corporation's management succession plan and reviewing the Corporation's organizational and leadership development plans and programs.

As part of the regular review process to determine if our compensation arrangements with our executive officers are appropriate, the Compensation Committees directly retained Pay Governance LLC ("Pay Governance") as their independent executive compensation consultant. See the Objectives of Our Compensation Program section of the Compensation Discussion and Analysis for additional information about the services provided to the Compensation Committees by Pay Governance.

FINANCE COMMITTEES

Meetings during 2013: CMS 3; Consumers 3

The primary functions of the Finance Committees are to review and make recommendations to the Boards concerning the financing and investment plans and policies of the Corporation. Their responsibilities include approving short- and long-term financing plans, approving financial policies relating to cash flow, capital structure and dividends, recommending Board action to declare dividends, reviewing potential project investments and other significant capital expenditures and monitoring the progress of significant capital projects.

 GOVERNANCE AND PUBLIC RESPONSIBILITY COMMITTEES

Meetings during 2013: CMS 5; Consumers 5

The primary functions of the Governance Committees are to establish and review the Principles, identify and recommend director candidates, consider resignations of directors, review the operation and performance of the Boards and Committees and review public responsibility matters. The Governance Committees also review the codes of ethics and recommend actions to the Boards in cases where directors have violated the Directors' Code of Conduct. The Governance Committees consider director candidates recommended by shareholders if they are: submitted in writing to the Corporate Secretary within the required time frame preceding the annual meeting; include the candidate's written consent to serve; and include relevant information about the candidate as provided in the Bylaws and as determined by the Governance Committees.

Director candidates are sought whose particular background, experiences or qualities meet the needs of the Boards as may be determined by the Boards from time to time and who will add value, perspective and expertise to the Boards' deliberations. The Governance Committees ensure that reference and background checks are conducted on all director candidates prior to joining the Boards. The Governance Committees have not established any specific, minimum qualifications that must be met by director candidates or identified any specific qualities or skills that they believe our directors must possess. Although the Governance Committees have not established a formal policy on diversity, the Boards and the Governance Committees believe it is important that our directors represent diverse viewpoints and backgrounds. The Governance Committees take a wide range of factors into account in evaluating the suitability of director candidates, including business experience; leadership skills; and regulated utility, governance, accounting, finance, legal, compensation and human resources experience which will bring a diversity of thought, perspective, approach and options to the Boards. The Governance Committees do not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources. In 2013, the Governance Committees retained a search firm (Russell Reynolds Associates) to assist in the identification and assessment of potential director candidates which identified Mr. Kurt L. Darrow. Mr. Darrow was elected to the Boards effective November 15, 2013. He is the only director nominee for the 2014 Annual Meeting of Shareholders who is standing for election by the shareholders for the first time.

Shareholders can submit recommendations of nominees for election to the Boards by following the directions previously outlined in this Proxy Statement under the heading: GENERAL INFORMATION ABOUT THE 2014 ANNUAL MEETING AND VOTING.

EXECUTIVE COMMITTEES

Meetings during 2013: None.

The primary function of the Executive Committees is to exercise the power and authority of the Boards as may be necessary during the intervals between meetings of the Boards, subject to such limitations as are provided by law or by resolution of the Boards.

 PROPOSAL 1: ELECT THE 11 DIRECTOR NOMINEES TO THE CORPORATION'S BOARD OF DIRECTORS

The nominees for directors are proposed to serve on the Boards of each of CMS and Consumers, to hold office until the next annual meeting and until their successors are elected and qualified. The Boards believe that the nominees will be available to serve, but in the event any nominee is unable to do so, the CMS proxy will be voted for a substitute nominee designated by the Boards or the number of directors constituting the full Boards will be reduced accordingly. All of the nominees are currently serving as directors and have accepted nomination and agree to serve if elected. Mr. Darrow was appointed to the Boards in November 2013, but he was not previously elected by shareholders. One current board member, Michael T. Monahan, is not standing for re-election to the Boards having attained the mandatory retirement age of 75, as set forth in the Principles. Consequently, effective with the Annual Meeting of Shareholders on May 16, 2014, the size of the Boards is expected to be reduced by one member for a total of 11 members.

The name, age and business experience of each nominee follows, as well as a description of the specific experience, qualifications, attributes or skills of each nominee that led to the conclusion that such nominee should serve as director. In addition to the qualifications listed below, other than Mr. Darrow, who was appointed in November 2013, each of the directors serving on the Boards in 2013 attended at least one continuing education program in 2013 sponsored by a recognized utility industry or corporate governance organization. To assist the Boards in remaining current with their board duties, committee responsibilities and the many important developments impacting the Corporation, CMS participates in the NYSE-Corporate Board Member Board Education Program. This NYSE program offers the Corporation's directors access to a wide range of in-person, peer-based and webinar educational programs on corporate governance, committee duties, board leadership and industry developments. Also, the Corporation has an internal director education program in which all directors participate annually. The internal program includes Corporate and industry information disseminated through orientation programs, business training modules and reports and CMS operational site visits.

Jon E. Barfield, 62, is president and chief executive officer of LJ Holdings Investment Company LLC, a private investment company. In March 2012, he retired from Bartech Group, Inc. ("Bartech") where he served since 1981 as president and from 1995 to March 2012 as chairman and president of this industry-leading professional services firm, with headquarters in Southfield, Michigan, delivering talent management and managed service provider solutions to Global 1000 firms. Bartech employs and manages the daily work assignments for more than 26,000 associates and more than $2.5 billion in procurement for major employers around the world, making Bartech one of the largest, independent talent management and managed service provider firms in the United States. During the past five years, Mr. Barfield previously served as a director of BMC Software, Inc., Motorola Mobility Holdings, Inc., Dow Jones & Company, and National City Corp. He has been a director of CMS and Consumers since August 2005.

A graduate of Princeton University and Harvard Law School, Mr. Barfield brings to the Boards legal knowledge and experience, having practiced corporate and securities law at Sidley Austin LLP. His qualifications to serve as a director stem primarily through his experiences as a senior leader, and his varied service as a director with considerable experience regarding legal risk oversight and risk management, financial reporting, attracting and retaining key talent and related human resources experience, corporate governance, and mergers and acquisitions. He served for many years as chairman of the audit committee of the Princeton University Board of Trustees and he is currently a director of Blue Cross Blue Shield of Michigan.

Kurt L. Darrow, 59, has served since 2003 as the president and chief executive officer of La-Z-Boy Incorporated, an integrated furniture retailer and manufacturer. Since joining the company in 1979, he has served in positions of increased responsibility, including president of La-Z-Boy Residential, its largest division. Mr. Darrow currently serves as Chairman of the Board of La-Z-Boy Incorporated. He has been a director of CMS and Consumers since November 2013.

Mr. Darrow's qualifications for service on the Boards include his extensive public company experience spanning more than 30 years, and his thorough strategic, marketing and leadership experience and customer orientation derived from his varying roles at La-Z-Boy Incorporated, including his current chairman and chief executive officer roles. Mr. Darrow is a member of the Business Leaders for Michigan, a non-profit executive leadership organization, and serves on its executive committee. He serves as a director of the American Home Furnishings Alliance and is vice chairman of the board of directors of the Mercy Memorial Hospital Corporation. Mr. Darrow served as a Trustee of Adrian College until May 2011. Mr. Darrow holds a bachelor's degree in business administration from Adrian College.

Stephen E. Ewing, 70, retired in 2006 as vice chairman of DTE Energy, a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide and from 2001 to 2005 was the Group President of the Gas Division of DTE Energy. He currently serves on the board of National Fuel Gas Company, a diversified energy company. He has been a director of CMS and Consumers since July 2009.

He brings to the Boards valuable hands-on experience in the regulated gas and electric utility business. He was the president and chief executive officer of Michigan Consolidated Gas Company until it was acquired by DTE Energy in 2001. He was the former president and chief operating officer of MCN Energy. During his energy industry career, he also gained in-depth environmental experience related to exploration, production, drilling, mid-stream operations and hybrid vehicles. He is a director of AAA Michigan and also is chairman of the Auto Club Group. He serves as director of The Auto Club Trust, FSB, which conducts business as AAA Bank, Nebraska. He also serves as the immediate past chairman of The Skillman Foundation.

Richard M. Gabrys, 72, is the former interim dean of the School of Business Administration of Wayne State University and the retired vice chairman of Deloitte LLP, a consulting firm. During his 42 years at Deloitte LLP, he served a variety of public companies, especially automotive manufacturing companies, financial services institutions, public utilities, and health care entities. He is the chief executive officer of Mears Investments, LLC, a private family investment group. Mr. Gabrys serves as the lead director of La-Z-Boy Incorporated and as a director of TriMas Corporation. He served on the board of Massey Energy Company until June 2011 and Dana Corporation until January 2008. He has been a director of CMS and Consumers since May 2005.

As an active certified public accountant, member of the American Institute of Certified Public Accountants and the Michigan Association of Certified Public Accountants, the Boards benefit from Mr. Gabrys' thorough knowledge and expertise in the accounting and financial services fields. In addition, he serves on the boards of Renaissance Venture Capital Fund, Detroit Regional Chamber, Alliance for a Safer Greater Detroit (Crime Stoppers), the Detroit Institute of Arts and the Karmanos Cancer Institute.

William D. Harvey, 65, retired in March 2012 as chairman and chief executive officer of Alliant Energy Corporation ("Alliant") and its two utility subsidiaries, Interstate Power & Light Company and Wisconsin Power & Light Company ("WPL"). Mr. Harvey served in those positions since February 2006. Alliant is a Madison, Wisconsin-based public utility holding company, which provides regulated electricity and natural gas services through its subsidiary companies. He is a general partner of Shade Tree Investments Limited Partnership, a private family investment group. He has been a director of CMS and Consumers since August 2012.

Mr. Harvey holds a bachelor's degree in Economics and a Juris Doctorate, both from the University of Wisconsin. He brings to the Boards legal knowledge and experience, having begun his career as an attorney in private practice and serving as General Counsel of WPL. Mr. Harvey's qualifications for service on the Boards include his long-term experience with public utility operations and publicly traded companies, knowledge of customer perspectives, utility and environmental regulations and safety and diversity initiatives. Mr. Harvey currently serves as a director of Sentry Insurance Company.

David W. Joos, 61, has served since May 2010 as Chairman of the Boards of CMS and Consumers. He served from October 2004 to May 2010 as president and chief executive officer of CMS and chief executive officer of Consumers. Prior to that, he served from 2001 to 2004 as president and chief operating officer of CMS and Consumers; from 2000 to 2001 as executive vice president and chief operating officer—electric of CMS; and from 1997 to 2000 as president and chief executive officer—electric of Consumers. He is a director of Steelcase, Inc. and AECOM Technology Corporation. He has been a director of CMS and Consumers since 2001.

He brings to the Boards knowledge and experience gained throughout his more than 28 years with Consumers and CMS including his extensive knowledge and practical experience in engineering, operations and maintenance of power plants and utility systems. Managing a regulated utility has also built for him a solid foundation in utility regulation, governmental affairs, corporate governance, human resources and environmental expertise which benefit the Boards. Mr. Joos holds a bachelor's degree in engineering science and a master's degree in nuclear engineering from Iowa State University and completed the Harvard Business School Program for Management Development in 1989. He has worked extensively in the nuclear power industry. He served on the board and executive committee of Business Leaders for Michigan until 2013.

Philip R. Lochner, Jr., 71, is a director of public companies, including CLARCOR Inc., Crane Co. and Gentiva Health Services, Inc. During the past five years, he previously served as a director of GTech Holdings, Inc., Apria Healthcare Group Inc., Adelphia Communications Corporation (which he joined after it filed for bankruptcy), Monster Worldwide, Inc., and Solutia Inc. He has been a director of CMS and Consumers since May 2005.

A Yale-educated attorney, he formerly practiced law with the New York firm of Cravath, Swaine & Moore, LLP, served as a Securities and Exchange Commissioner, was general counsel and senior vice president of Time Inc., and chief administrative officer of Time Warner Inc. His qualifications for service as a director include his experience in governmental affairs, law, compensation, human resources, mergers, acquisitions, and corporate governance. Mr. Lochner also has previously served as a director of Brooklyn Bancorp and American Television and Communications, as a member of the Board of Governors of the American Stock Exchange and the National Association of Securities Dealers, and on the advisory board of Republic N.Y. Corp.

John G. Russell, 56, has served since May 2010 as president and chief executive officer of CMS and president and chief executive officer of Consumers. Prior to that he served from October 2004 to May 2010 as president and chief operating officer of Consumers; he served from December 2001 to July 2004 as executive vice president and president and chief executive officer—electric of Consumers; and from July 2004 to October 2004 as executive vice president and president—electric and gas of Consumers. He serves on the board of Hubbell Incorporated. He has been a director of CMS and Consumers since May 2010.

Mr. Russell is qualified to serve on the Boards based on the knowledge and experience acquired throughout his more than 30 years with Consumers. He has in-depth knowledge of all aspects of the utility. His vast experience within the regulated utility industry, hands-on experience and the leadership positions he has held have provided him with a perspective from which the Boards greatly benefit. Mr. Russell holds a bachelor's degree from Michigan State University in business administration. In 1994, he completed the Harvard Business School Program for Management Development. He currently serves on the boards of the American Gas Association, Business Leaders for Michigan, the Edison Electric Institute, and Grand Valley State University. Mr. Russell previously served as a director on the Right Place Inc. and the Michigan Chamber of Commerce.

Kenneth L. Way, 74, is the retired chairman of Lear Corporation ("Lear"), a Southfield, Michigan-based supplier of automotive interior systems to the automotive industry. He is a director of Cooper-Standard Holdings, Inc. During the past five years, he previously served as a director of Comerica Inc. and WESCO International, Inc. He has been a director of CMS and Consumers since 1998.

In his 38-year career with Lear and its predecessor companies, he held key positions in various engineering, manufacturing, and general management roles. Mr. Way served as chief executive officer of Lear from 1988 to 2000, and as Lear chairman from 1988 through 2002. His extensive background and knowledge in financial matters and investor relations coupled with the governmental, legal and governance expertise he gained over his career, qualify him to serve on the Boards.

Laura H. Wright, 54, founded GSB Advisory LLC, to provide interim executive and financial management to growth and non-profit companies after her retirement in 2012. In September 2012, she retired from Southwest Airlines Co. ("Southwest") as senior vice president of finance and chief financial officer, positions she had held since July 2004. During her 25-year career with Southwest, she held various positions, including vice president of finance and treasurer, treasurer, assistant treasurer and other financial roles. Southwest is based in Dallas, Texas, and is engaged in the operation of passenger airlines that provide scheduled air transportation in the United States. Ms. Wright currently serves as a trustee of Pebblebrook Hotel Trust and as a board member of TE Connectivity Ltd. She has been a director of CMS and Consumers since February 2013.

As an active certified public accountant, the Boards benefit from Ms. Wright's extensive technical expertise and experience in financial accounting and reporting, corporate finance and risk management. She has extensive experience working in a consumer-oriented business environment. Prior to Southwest, Ms. Wright was a manager with Arthur Young & Co. in Dallas. Ms. Wright holds both a bachelor's and a master's degree in accountancy from the University of North Texas and is a member of Financial Executives Institute and the Texas Society of Certified Public Accountants.

John B. Yasinsky, 74, is the retired chairman and chief executive officer of OMNOVA Solutions Inc. ("OMNOVA"), a Fairlawn, Ohio-based developer, manufacturer, and marketer of emulsion polymers, specialty chemicals, and building products. He is a director of TriState Capital Bank and TriState Capital Holding, Inc. He has been a director of A. Schulman, Inc. since 2000. He has been a director of CMS and Consumers since 1994.

A former White House Fellow, Mr. Yasinsky served from 1999 until his retirement in 2000 as chairman and chief executive officer of OMNOVA, and continued as chairman until February 2001. From 1994 to 1999 he was the chairman and chief executive officer of GenCorp; and for three decades prior, worked in various positions for Westinghouse Electric Corporation, including serving as group president. His qualifications to serve on the Boards derive from his prior positions, which provided him with in-depth experience in supplying power systems equipment and services to regulated utilities and in project management for alternative energy technologies such as solar, wind, fuel cells, coal gasification, waste-to-energy, geothermal, nuclear, and waste processing.

YOUR BOARDS RECOMMEND A VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE.

BENEFICIAL OWNERSHIP OF CMS COMMON STOCK

The following table shows those persons known to us as of March 21, 2014 to be the beneficial owners of 5% or more of CMS Common Stock:

			Number of Shares Beneficially Owned with:
	Number of Shares Beneficially Owned(a)
Name and Address of Beneficial Owner		Percentage of Beneficial Ownership	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
BlackRock, Inc.	21,004,628	7.9%	18,557,254	0	21,004,628	0
40 East 52nd Street New York, NY 10022 (Schedule 13G/A filed on January 28, 2014)
The Vanguard Group, Inc.	18,726,564	7.0%	531,732	0	18,309,732	416,832
100 Vanguard Blvd. Malvern, PA 19355 (Schedule 13G/A filed on February 12, 2014)
Massachusetts Financial Services Company	17,383,443	6.5%	15,100,879	0	17,383,443	0
111 Huntington Avenue Boston, MA 02199 (Schedule 13G/A filed on February 12, 2014)
JPMorgan Chase & Co.	16,407,399	6.1%	14,999,962	262,677	16,136,202	269,670
270 Park Ave. New York, NY 10017 (Schedule 13G/A filed on January 24, 2014)

(a)
Based solely upon information contained in Schedules 13G/A filed by each beneficial owner with the SEC pursuant to Rule 13d-1(b) of the Exchange Act regarding their respective holdings as of December 31, 2013.

Each of these Schedule 13G/A filings indicates that these shares were acquired in a fiduciary capacity in the ordinary course of business for investment purposes. To the knowledge of our management, no other person or entity currently owns beneficially more than 5% of any class of our outstanding voting securities. The Schedules 13G/A filed by the holders identified above do not identify any shares with respect to which there is a right to acquire beneficial ownership. Except as otherwise noted, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

The following table shows the beneficial ownership of CMS Common Stock as of March 21, 2014 by the directors and named executive officers of both CMS and Consumers and by all directors and executive officers as a group:

Name	Number of Shares Beneficially Owned(1)
Jon E. Barfield	24,365
Kurt L. Darrow	1,813
Stephen E. Ewing	21,623
Richard M. Gabrys	37,144
William D. Harvey	6,142
David W. Joos	406,614
Philip R. Lochner, Jr.	37,144
Michael T. Monahan	46,682
Kenneth L. Way	48,904
Laura H. Wright	6,862
John B. Yasinsky	35,955
John G. Russell	631,654
Thomas J. Webb	285,296
James E. Brunner	123,206
John M. Butler	109,607
Daniel J. Malone	123,282
David G. Mengebier	128,154
All directors and executive officers(2)	2,431,471

(1)
Restricted stock awards are included in the number of shares shown above. Messrs. Russell, Webb, Brunner, Butler, Malone and Mengebier as well as all other executive officers of CMS and Consumers as a group, held 395,847, 108,764, 58,434, 68,964, 75,284, 44,893, and 202,731 shares of restricted stock, respectively. In addition to the number of shares of CMS Common Stock shown above, Messrs. Way and Yasinsky each own 10 shares of Consumers $4.50 preferred stock. The number of shares shown above includes the shares that each person or group of persons named in the table has the right to acquire within 60 days of March 21, 2014 and no shares are pledged as security. Except for Mr. Barfield, whose spouse owns 500 shares of CMS Common Stock, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)
This group includes the directors of CMS, who also serve as the directors of Consumers, and the executive officers of both CMS and Consumers. As of March 21, 2014, the directors and executive officers of CMS and Consumers collectively owned approximately 1.0% of the outstanding shares of CMS Common Stock. Each of the persons named in the table above individually owns less than 1.0% of the outstanding shares of CMS Common Stock.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of CMS Common Stock to file with the SEC reports of beneficial ownership and changes in such ownership of any of CMS or Consumers equity securities or related derivative securities. To management's knowledge, based upon a review of reports filed with the SEC and representations received from our executive officers and directors, during 2013, CMS and Consumers directors, executive officers and more than 10% beneficial owners made all required Section 16(a) filings on a timely basis.

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe and discuss our executive compensation program, including its objectives and elements, as well as determinations made by the Compensation Committees of the Boards regarding the compensation of our CEO, CFO and the three other most highly compensated executive officers of each of CMS and Consumers, who we collectively refer to as our "named executive officers" ("NEOs"). Included in the Compensation Discussion and Analysis is the following:

•
Executive summary

•
Objectives of our executive compensation program and why they are important

•
Elements of our executive compensation program and why we chose them

–
Details regarding NEO compensation and performance results

•
Corporate Governance as it relates to executive compensation

•
Compensation deductibility

Executive Summary

Objectives

The objectives of our executive compensation program are to:

•
Align the interests of our NEOs with our shareholders;

•
Secure top executive talent;

•
Reward results; and

•
Be fair and competitive.

The Corporation's 2013 Performance

•
Total Shareholder Return ("TSR") was 14%;

•
Earnings Per Share ("EPS") of $1.66 exceeded our target of $1.63;

•
Operating cash flow of $1,512 million exceeded our target of $1,350 million; and

•
The annual Common Stock dividend was $1.02 per share in 2013, a 6% increase from 2012.

The Corporation has delivered consistent EPS growth with a three-year average growth rate of 7% and a five-year average growth rate of 7%. As the chart below indicates, the Corporation has also delivered

TSR above the median TSR of the Corporation's Performance Peer Group for the three-year and five-year periods ending December 31, 2013.

Total Shareholder Return
CMS vs. Performance Peer Group Median

(1)
The companies included in the Performance Peer Group are detailed in the Objectives of Our Executive Compensation Program, Our Compensation Program for NEOs Should Enable Us to Compete for and Secure Top Executive Talent section of this Compensation Discussion and Analysis.

Based on these achievements, our annual incentive compensation plan paid out at 135% of target and our long-term incentive ("LTI") program paid out at 192% of target for the performance-based portion (161% of target overall for both performance-based and tenure-based awards). The LTI performance-based payout was based on awards granted in 2010, with the payout of such awards determined based on the Corporation's relative TSR performance from August 2010 to August 2013.

Further, the Corporation's 2013 Annual Meeting resulted in an overwhelmingly high level of shareholder support for the shareholder advisory vote to approve executive compensation as described in the 2013 Proxy Statement (approximately 98% of votes cast were in favor of the proposal; up slightly from the 2011 and 2012 advisory votes).

Program Design

We have established our executive compensation program based on balance and simplicity:

•
Base salary is targeted to approximate the median of a peer group made up of companies of similar business profile and size, and to reflect individual performance and internal considerations;

•
Annual incentive awards are based on the achievement of EPS and operating cash flow goals; and

•
The LTI program consists of performance-based restricted stock and tenure-based restricted stock (75% and 25%, respectively, in 2013). The 2013 performance-based portion is eligible to vest after three years dependent upon our TSR performance relative to the Corporation's Performance Peer Group, while the tenure-based portion vests on the third anniversary of the award date.

We pay an annual incentive only if the Corporation's EPS and operating cash flow performance meet or exceed the threshold levels set in January of each year. EPS and operating cash flow are used to determine the annual incentive payout because the Compensation Committees believe that these two metrics are the building blocks for growing the value of the Corporation and are good indicators of strategy execution. We place more weight on EPS to reflect the Corporation and shareholders' focus on EPS growth. The payout may be increased or reduced by 10% based on the results of the operating metrics under the Consumers' Annual Employee Incentive Compensation Plan ("Consumers Incentive Plan").

Our 2013 LTI program is based primarily on relative TSR because it offers a head-to-head comparison of how well our management team performed compared to other management teams in our industry and further motivates management to increase shareholder value. We do award a portion of equity compensation which vests only on the basis of continued employment (referred to as "tenure" or "tenure-based"). The tenure-based restricted stock helps build executive share ownership and serves as an additional retention mechanism that is not subject to the year-to-year fluctuations of any performance measurement.

Best Practices

We annually review all elements of the Corporation's executive compensation program, and in addition to compliance with required rules, we adopt current best practices where appropriate for our business and shareholders. As a result, we have:

•
Very limited perquisites—no planes, cars, clubs, security or financial planning. The principal perquisite provided to our executives in 2013 was an annual mandatory physical examination for each NEO. Our perquisites had a cost to the Corporation of less than $10,000 for each NEO in 2013;

•
Clawbacks in place for the annual incentive and LTI programs;

•
Stock ownership guidelines for NEOs and directors, with performance-based restricted stock awards excluded for purposes of determining compliance with stock ownership guidelines;

•
Annual reviews of our compensation and performance peer groups;

•
Regular briefings from the independent compensation consultant regarding key trends and pending regulations;

•
No traditional employment agreements. Our executive agreements are limited to severance or separation agreements and change-in-control, and those that are new or have been extended by the Compensation Committees do not contain tax gross-ups. Base salary and annual incentive severance amounts do not exceed three times the NEO's base salary and annual incentive amount. Change-in-control agreements require a double-trigger for the accelerated vesting of equity awards in the event of a change-in-control;

•
No dividends paid on unvested performance-based restricted stock awards. In lieu of dividends, recipients receive additional shares of restricted stock that may vest based on the same performance measures applicable to the underlying restricted stock; and

•
A policy that prohibits hedging and pledging of the Corporation's securities by employees and directors.

The remainder of this Compensation Discussion and Analysis offers a detailed explanation of our NEO compensation program.

Objectives of Our Executive Compensation Program

The Compensation Committees are responsible for approving the compensation program for our NEOs. The Compensation Committees act pursuant to a charter that is annually reviewed by our Boards and is available on our website.

As mentioned in the Executive Summary section of this Compensation Discussion and Analysis, the NEO compensation program is organized around four principles:

  1.
  NEO Compensation Should Be Aligned With Increasing Shareholder Value.

  2.
  Our Compensation Program for NEOs Should Enable Us to Compete for and Secure Top Executive Talent.

  3.
  NEO Compensation Should Reward Measurable Results.

  4.
  Our Compensation Program Should Be Fair and Competitive.

NEO Compensation Should Be Aligned With Increasing Shareholder Value.    We believe that a substantial portion of total compensation should be delivered in the form of at risk equity in order to further align the interests of our NEOs with the interests of our shareholders. Equity compensation is provided through the Performance Incentive Stock Plan ("Stock Plan"). In 2013, 75% of equity compensation provided to NEOs was awarded in the form of performance-based restricted stock, which vests if, and only to the extent that, specific TSR goals approved by the Compensation Committees are met over a three-year performance period. The remaining 25% of equity compensation provided to NEOs in 2013 was awarded in the form of tenure-based restricted stock that generally vests on the third anniversary of the award date, subject to the NEO's continued employment with the Corporation.

Our Compensation Program for NEOs Should Enable Us To Compete for and Secure Top Executive Talent.    Shareholders are best served when we can attract, retain and motivate talented executives with compensation packages that are competitive and fair. We create a compensation package for NEOs that delivers base salary, annual incentives and long-term incentives targeted at the 50th percentile of the market. For utility specific roles, market is defined by the Compensation Committees' approved 17-company Compensation Peer Group. The Compensation Peer Group consists of energy companies comparable in business focus and size to CMS with which we might compete for executive talent. For general industry roles, size adjusted public utility sector and general industry data are representative of the market. In 2013, the CEO's total direct compensation compared to the median of the Corporation's Compensation Peer Group was as follows:

Company Target Compensation as a Percentage of
Compensation Peer Group Median Target

Principal Position	Base Salary	Total Cash Compensation (Base Salary + Target Annual Incentive)	Target Long-Term Incentive Compensation	Target Total Direct Compensation
Chief Executive Officer	2% above peer group	2% above peer group	1% below peer group	equivalent to peer group

Annually, the Compensation Committees engage a consultant to provide advice and information regarding compensation practices of the Compensation Peer Group as well as additional information from published surveys of compensation in the public utility sector and general industry. During the time that Pay Governance has been engaged as the compensation consultant, Pay Governance has not performed any services on behalf of the management of CMS or Consumers or otherwise had a conflict of interest regarding CMS or Consumers.

During the Compensation Committees' review of the CEO's and other officers' compensation levels, the Compensation Committees considered the advice and information received from Pay Governance, the Compensation Committees' independent compensation consultant; however, the Compensation Committees were ultimately responsible for determining the form and amount of executive compensation. The Compensation Committees have specifically directed Pay Governance to obtain the approval of the Compensation Committees before undertaking any activity on behalf of the management of CMS or Consumers.

Where available by position, Compensation Peer Group data serves as the primary reference point for pay comparisons of utility specific roles, and broader survey data and published proxy data are also provided by the compensation consultant as a point of reference for utility specific roles and comparisons of general industry roles. Where available by position, Pay Governance gathers compensation data from Towers Watson's Energy Services Executive Database (over 60 investor-owned utilities) and Towers Watson's General Industry Executive Database (approximately 400 participating companies), which it regresses based on CMS' revenues to provide additional market context to the Compensation Peer Group. In selecting members of the Compensation Peer Group, financial and operational characteristics are considered. The criteria for selection of the Compensation Peer Group included comparable revenue, approximately $1.1 billion to $16.5 billion (ranging from approximately one-fifth to two and two thirds times that of CMS), relevant utility industry group, similar business mix (revenue mix between regulated and non-regulated operations) and availability of compensation and financial performance data.

The Compensation Committees determined not to make any changes to the Compensation Peer Group that was used with respect to evaluating 2012 compensation decisions. In 2013, the Compensation Peer Group was composed of the following 17 companies.

Alliant Energy Corporation	Integrys Energy Group, Inc.	Progress Energy, Inc.*
Ameren Corporation	NiSource Inc.	SCANA Corporation
Atmos Energy Corporation	Northeast Utilities*	TECO Energy Inc.
CenterPoint Energy, Inc.	NSTAR*	Wisconsin Energy Corporation
Consolidated Edison, Inc.	OGE Energy Corporation	Xcel Energy Inc.
DTE Energy Company	Pepco Holdings, Inc.

*
NSTAR merged with Northeast Utilities and Progress Energy, Inc. merged with Duke Energy Corporation in 2012. However, their executive compensation survey data was available for evaluating 2013 compensation decisions. For 2014 compensation decisions, NSTAR and Progress Energy, Inc. have been removed from the Compensation Peer Group.

While the Compensation Peer Group has remained unchanged since 2010, CMS revenues and market capitalization have increased relative to its peers and a number of transactions within the utility sector have occurred, decreasing the number of companies in the group. As such for evaluating 2014 compensation decisions, CMS increased the Compensation Peer Group to 22 companies resulting in a peer group with median revenues better reflecting those of CMS and a more robust competitive comparison by including a larger number of companies. The following additional companies were used to evaluate 2014 compensation pay decisions: Edison International, PPL Corporation, Entergy Corporation, Sempra Energy, Public Service Enterprise Group Inc., Pinnacle West Capital Corporation, and Hawaiian Electric Industries, Inc.

The Compensation Committees use two different peer groups. The Compensation Committees recognize that there is a difference between the companies against which we compete for executive talent (the Compensation Peer Group) and the companies against which we compete for capital (the Performance Peer Group). For these reasons, the Compensation Committees approved the use of the 2013 peer group for evaluating 2013 NEO compensation decisions and a larger peer group as a reference for TSR performance (the Performance Peer Group). The Performance Peer Group is used to measure TSR for LTI program award vesting determination. The Compensation Committees' rationale for using two peer groups is to ensure appropriate comparative companies relative to the different attributes being evaluated for compensation and TSR purposes. In addition, the larger group for TSR performance ensures better gradation of performance position.

Beginning with the 2012 annual LTI awards, the Compensation Committees expanded the Performance Peer Group to include all of the utility companies contained in both the S&P Midcap 400 and S&P 500 indices at the time of the annual LTI award (January of each year). The expansion of the Performance Peer Group was made (a) because CMS had grown in scope (revenue dollars) to be larger than a significant number of the prior performance peer group companies, (b) to improve the ease of comparison by using a defined group rather than custom group and (c) to allow for a more robust comparison by including a larger number of companies.

For awards made in 2013, the Performance Peer Group was composed of the 48 companies set forth below.

AGL Resources Inc.	FirstEnergy Corporation	Pinnacle West Capital Corporation
Alliant Energy Corporation	Great Plains Energy Incorporated	PNM Resources, Inc.
Ameren Corporation	Hawaiian Electric Industries Inc.	PPL Corporation
American Electric Power Company, Inc.	IdaCorp, Inc.	Public Service Enterprise Group Incorporated
Aqua America Inc.	Integrys Energy Group, Inc.	Questar Corporation
Atmos Energy Corporation	MDU Resources Group Inc.	SCANA Corporation
Black Hills Corporation	National Fuel Gas Company	Sempra Energy
CenterPoint Energy, Inc.	NextEra Energy, Inc.	The Southern Company
Cleco Corporation	NiSource Inc.	TECO Energy Inc.
Consolidated Edison Inc.	Northeast Utilities	The AES Corporation
Dominion Resources, Inc.	NRG Energy, Inc.	UGI Corporation
DTE Energy Company	NV Energy, Inc.*	Vectren Corporation
Duke Energy Corporation	OGE Energy Corporation	Westar Energy, Inc.
Edison International	ONEOK Inc.	WGL Holdings Inc.
Entergy Corporation	Pepco Holdings, Inc.	Wisconsin Energy Corporation
Exelon Corporation*	PG&E Corporation	Xcel Energy Inc.

*
NV Energy, Inc. merged with MidAmerican Energy Holdings Company in 2013. For 2014, NV Energy, Inc. has been removed from the Performance Peer Group.

NEO Compensation Should Reward Measurable Results.    Base salary is reviewed annually and may be adjusted based on a variety of factors including each NEO's overall performance and tenure. The CEO provides to the Compensation Committees a recommendation of annual base salary adjustments and annual restricted stock awards for all officers, other than the CEO. The Compensation Committees take the CEO's recommendations, along with information provided by the compensation consultant (Compensation Peer Group and other market data from surveys) into consideration when making adjustments. CEO base salary is determined solely by the Compensation Committees based on market and Compensation Peer Group data and overall Corporation and CEO performance. Annual incentives, the other form of cash compensation, provide for award opportunities to each NEO under the CMS Incentive Compensation Plan for CMS and Consumers Officers (the "Annual Incentive Plan"). The Annual Incentive Plan pays incentives on the basis of performance over a one-year period. Performance objectives under the Annual Incentive Plan are developed each year through an iterative process. Management, including executive officers, develops preliminary recommendations for the Compensation Committees' review. The Compensation Committees review management's preliminary recommendations and establish final goals. For 2013, the Annual Incentive Plan targeted awards at 55% to 100% of each NEO's base salary, but actual awards could range from zero to two times the target level depending on performance against specific targets. Incentives under the Annual Incentive Plan are paid if, and to the extent that, corporate goals, approved by the Compensation Committees, are attained. The majority of equity compensation is also designed to reward measurable results and is based on a comparison of the Corporation's TSR performance to the TSR performance of the Performance Peer Group. For 2013, 75% of the equity compensation granted to the NEOs was performance-based.

The table below illustrates the manner in which: (a) the overall mix of total compensation was allocated between performance and non-performance-based elements for each NEO; (b) performance-based compensation was allocated between annual and long-term elements; and (c) total compensation was allocated between cash and equity.

2013 Total Compensation Mix Table(1)

	Percent of Total Compensation That is:
			Percent of Performance/ Stock Based Total Compensation That is:		Percent of Total Compensation That is:
	Performance/ Stock Based(2)
		Fixed(3)	Annual(4)	Long-Term(5)	Cash-Based(6)	Equity-Based(7)
John G. Russell	79%	21%	26%	74%	41%	59%
Thomas J. Webb	65%	35%	33%	67%	56%	44%
James E. Brunner	68%	32%	28%	72%	51%	49%
Daniel J. Malone	68%	32%	28%	72%	51%	49%
John M. Butler	66%	34%	31%	69%	55%	45%
David G. Mengebier	60%	40%	36%	64%	62%	38%

(1)
For purposes of this table, "total compensation" includes the sum of base salary, Annual Incentive Plan target amount and the market value determined on the date of grant (assuming restricted shares at target) of the Stock Plan equity awards.

(2)
Amounts in this column represent Annual Incentive Plan plus Stock Plan equity award value (performance and tenure) divided by total compensation.

(3)
Amounts in this column represent base salary divided by total compensation.

(4)
Amounts in this column represent Annual Incentive Plan divided by Annual Incentive Plan plus Stock Plan equity award value.

(5)
Amounts in this column represent Stock Plan equity award value divided by Annual Incentive Plan plus Stock Plan equity award value.

(6)
Amounts in this column represent base salary plus Annual Incentive Plan divided by total compensation.

(7)
Amounts in this column represent Stock Plan equity award value divided by total compensation.

Our Compensation Program Should Be Fair and Competitive.    We strive to create a compensation program that will be perceived as fair, both internally and externally. This is accomplished by evaluating each NEO's individual performance and by comparing the compensation that is provided to our NEOs to:

•
officers of the companies in the Compensation Peer Group (as well as other market data as described above) as a means to measure external fairness; and

•
other senior employees of CMS, as a means to measure internal fairness.

Use of Tally Sheets.    At least annually, the Compensation Committees review tally sheets for each of the NEOs. These tally sheets reflect all components of compensation, including base salary, short-term (annual) and long-term incentive compensation, retirement benefits, deferred compensation benefits, death benefits, and benefits or payments that would be payable in connection with a termination of employment or change-in-control. Tally sheets are provided to the Compensation Committees to show how various compensation and benefit amounts are interrelated and how a change in one component of compensation impacts other components and to enable the Compensation Committees to quantify amounts payable upon various termination scenarios.

The overall purpose of these tally sheets is to consolidate all of the elements of actual and potential future compensation of our NEOs, as well as information about wealth accumulation, so that an analysis can be made of both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation. Tally sheet information is used in various aspects of the analysis and compensation decision-making process including consideration of the management team's internal pay equity.

 The Elements of Our Executive Compensation Program

This section describes the various elements of our compensation program for NEOs, together with a discussion of various matters relating to those items, including why we chose to include the items in the compensation program.

Cash Compensation

Cash compensation is paid in the form of base salary and annual incentive. Our 2013 compensation program for NEOs was designed so that, subject to performance, the percentage of cash compensation paid to our NEOs is comparable to that paid to NEOs of the Compensation Peer Group. That strategy resulted in cash payments (as a percentage of total compensation) representing approximately 41% for the CEO and 51% to 62% for the other NEOs. The components making up the cash portion of total compensation are described in more detail below.

Base Salary.    Base salary is included in the NEO's annual compensation package because we believe it is appropriate that some portion of NEO compensation be provided in a form that is fixed and liquid. Each January, the Compensation Committees determine the NEO base salary. Changes in base salary on a year-over-year basis are primarily dependent on comparison to market data and past performance and expected future contributions of each individual. The annual increases in base salaries for NEOs in 2013 were as follows: Mr. Russell 2.9%; Mr. Webb 1.5%; Mr. Brunner 0%; Mr. Malone 5.3%; Mr. Butler 5%; and Mr. Mengebier 4.3%. Mr. Brunner's base salary was not increased in 2013 as his base salary level was viewed as competitive based on the objectives detailed in Our Compensation Program for NEOs Should Enable Us to Compete for and Secure Top Executive Talent section of this Compensation Discussion and Analysis.

Annual Incentive Plan.    Performance-based incentives are included as an element of compensation because they permit us to provide an incentive to our NEOs to accomplish specific annual goals that represent performance priorities for CMS and provide additional cash compensation only if performance goals are achieved. Generally, the threshold, target and maximum performance goals are set such that the relative difficulty in achieving the target level is consistent from year to year. For 2013, the Annual Incentive Plan was based on our success in meeting established "Plan EPS" (Earnings Per Share as defined by the Annual Incentive Plan) and "Operating Cash Flow" (as defined by the Annual Incentive Plan) goals described later in this Compensation Discussion and Analysis. The Annual Incentive Plan provides cash compensation to NEOs only if, and to the extent that, performance goals approved in January of the performance year by the Compensation Committees are met. Under the Annual Incentive Plan, which is intended to meet the requirements of IRC Section 162(m), the maximum amount that can be awarded to any one person is $2.5 million in any one performance year; however, this amount is not reachable by the current payout formulas established for each executive.

The Annual Incentive Plan allows the Compensation Committees to exercise "negative discretion" to reduce or eliminate payouts under the Annual Incentive Plan, but does not allow discretion to increase payouts. The Compensation Committees did not exercise negative discretion in 2013.

Target incentives under the Annual Incentive Plan were approved in January 2013 by the Compensation Committees. In determining the amount of target incentives under the Annual Incentive Plan, the Compensation Committees considered the following factors:

•
the target incentive level, and actual incentives paid, in recent years;

•
the relative importance, in any given year, of each performance goal established pursuant to the Annual Incentive Plan; and

•
the advice of the Compensation Committees' compensation consultant as to compensation practices at other companies in the Compensation Peer Group and the utility industry.

Actual payments under the Annual Incentive Plan can range, on the basis of performance, from 15% (threshold) to 200% (maximum) of the target incentive. In addition, under the parameters for the 2013 Annual Incentive Plan, there is a minimum payout if either a threshold Plan EPS performance goal of $0.10 less than target is achieved or a threshold Operating Cash Flow performance goal of $100 million less than target is achieved and there is a maximum payout if Plan EPS performance of $0.20 more than target is achieved and Operating Cash Flow performance of $200 million more than target is achieved.

Under the 2013 Annual Incentive Plan, the annual award will be reduced by 10% if there is no award earned under the operational metrics of the Consumers Incentive Plan and the award will be increased by 10% (but in no event shall the award exceed the maximum of the target annual incentive) if the maximum payout is achieved under the operational metrics of the Consumers Incentive Plan (potential adjustment referred to as "Consumers Incentive Plan modifier"). This potential adjustment provides linkage of executive compensation with the Corporation's performance goals related to safety, reliability and customer value. No adjustments to the 2013 Annual Incentive Plan were made as the Consumers Incentive Plan achieved 8 of the 11 operational goals which does not result in the maximum payout being achieved.

Plan Performance Factor. We refer to Plan EPS and Operating Cash Flow performance under the Annual Incentive Plan as the "Plan Performance Factor." Under the Annual Incentive Plan, Plan EPS means EPS as determined in accordance with generally accepted accounting practices, excluding asset sales, changes in accounting principles from those used in the budget, large restructuring and severance expenses greater than $5 million, legal and settlement costs or gains related to previously sold assets, and regulatory recovery for prior year changes. Under the Annual Incentive Plan, Operating Cash Flow means generally accepted accounting principles operating cash flow with adjustments to include changes in power supply cost recovery from budget (disallowances excluded), changes in pension contribution, and gas-price changes (favorable or unfavorable) related to gas cost recovery in January and February of the following performance year. For 2013, Plan EPS performance constituted 70% of the Plan Performance Factor and Operating Cash Flow performance constituted the remaining 30% of the Plan Performance Factor. The Compensation Committees believe that the allocation between EPS and Operating Cash Flow performance aligns our performance objectives with our Peer Group and the Corporation's utility-focused strategy.

Actual 2013 Plan EPS was $1.66, which exceeded the target of $1.63, resulting in achievement of 102% of target and a 115% payout for this metric. Operating Cash Flow was $1,512 million, which was above the target of $1,350 million, resulting in achievement of 112% of target and a 181% payout for this metric. The 2013 Plan Performance Factor, reflecting achievement levels of both of these performance goals, resulted in a 135% award level payout. Annual Award Formula. Annual awards for each eligible officer are based upon a standard award percentage of the officer's base salary for the performance year and are calculated and made as follows:

Individual Award = Base Salary X Standard Award Percentage X Plan Performance Factor X Consumers Incentive Plan modifier.

The Standard Award Percentages for officers are determined annually by the Compensation Committees as discussed above. For 2013, there were no increases to the Standard Award Percentages for NEOs. Standard Award Percentages of base salary for NEOs in 2013 were as follows:

John G. Russell	100%
Thomas J. Webb	60%
James E. Brunner	60%
Daniel J. Malone	60%
John M. Butler	60%
David G. Mengebier	55%

Equity Compensation

We have generally followed a practice of making all equity awards to our officers on a single date each year. We do not have any program, plan or practice to time annual equity awards to our executives in coordination with the release of material non-public information. In 2013, equity awards were made in January and are planned to be made in January on an on-going basis. This enables the Compensation Committees to review total compensation holistically at one time and adjust the levels of various compensation elements and compensation mix as necessary for each individual.

Stock Plan.    As previously indicated, we provide a substantial portion of NEO compensation in the form of equity awards because we believe that such awards serve to align the interests of NEOs and our shareholders. Equity awards to our NEOs are made pursuant to our Stock Plan, which was re-approved by shareholders in 2009. The Stock Plan permits awards in the form of stock options, incentive options, stock appreciation rights, restricted stock, phantom shares and performance units.

Award of Restricted Stock. At the present time, we believe that performance-based restricted stock is an effective form of equity compensation because of the alignment it creates with shareholders. After the vesting, there is no holding period requirement as long as specific stock ownership guidelines (see Corporate Governance as it relates to executive compensation, Stock Ownership Guidelines, below) have been met by the NEO. The Stock Plan also contains a clawback provision as described in Corporate Governance, as it relates to executive compensation, Clawback Provisions, below.

Since 2011, three-quarters of the restricted stock awards have been delivered as performance-based and one-quarter as tenure-based, to deliver a substantial portion of each NEO's compensation in the form of at-risk compensation. The performance criteria for the performance-based restricted stock awards is a comparison of the TSR performance of the Corporation to the TSR performance of the Performance Peer Group utilizing the following relative TSR pay/performance schedule:

Achievement Level	Relative to Performance Peer Group	Award Level
Minimum	30th Percentile	50%
Target	Median	100%
70th Percentile	70th Percentile	150%
Maximum	90th Percentile	200%

If CMS' TSR is less than 0% for the three-year period, the total payout for the three-year period cannot exceed 100% of the total award based on relative TSR to the Performance Peer Group. The 20-day stock price averages preceding and including the award date and preceding and including the three-year anniversary of the award date are used to determine the relative TSR. The 2013 tenure-based awards vest if the NEO remains employed by the Corporation on the three-year anniversary of the date of the award, subject to prorated vesting upon an earlier retirement or termination due to disability.

In 2013, the performance-based restricted stock awards granted in 2010 completed the three-year performance period. Our TSR for that three-year period (from August 2010 to August 2013) was 93% while the median TSR for our performance peer group was 58%, placing CMS at the 87th percentile compared to the Performance Peer Group. This resulted in the performance-based restricted stock vesting at 192% of target.

In determining the amount of equity compensation that is provided to each NEO in a given year we consider factors such as retention and incentive practices and the relative percentages of cash and equity paid by the Compensation Peer Group and other market data. The Compensation Committees receive restricted stock award recommendations from the CEO for NEOs other than the CEO based upon these factors, which the Compensation Committees review and approve or modify. CEO restricted stock awards are determined based principally on overall CEO performance and Compensation Peer Group data. Mr. Russell's 2013 restricted stock award increased compared to his 2012 restricted stock award to better align his equity award with the market.

Effective with the 2014 performance-based restricted stock awards, adjusted relative EPS growth will be added as a second performance metric. The 2014 LTI mix equals 25% tenure-based and 75% performance-based (37.5% relative TSR and 37.5% adjusted relative EPS growth).

Practices Regarding the Grant of Options.    There have been no stock option grants since August 2003 and there are no outstanding options. The Compensation Committees periodically consider the use of stock options as part of the current compensation package for officers but have determined not to include stock options for LTI at this time.

Perquisites

As part of our competitive compensation plan, our NEOs are eligible for limited perquisites provided by or paid for by us, which include an annual mandatory executive physical examination, executive survivor benefits and relocation expenses. Perquisites provided to our NEOs are reviewed on a regular basis. In 2013, we paid no relocation expenses to NEOs.

Physical Examination.    The annual mandatory physical examinations for all NEOs are at a facility of CMS' choosing and at CMS' expense. The physical is required because the Compensation Committees believe that it is an effective method of protecting the NEOs and the Corporation from preventable health-related disruptions.

Retired Executive Survivor Benefit.    The retired executive survivor benefit plan provides a survivor benefit after retirement for certain employees who held high-level management or executive positions prior to their retirement. This self-funded plan is a supplement to the retired employees group term life insurance plan. For additional information regarding the retired executive survivor benefit, see Potential Payments upon Termination or Change-in-Control, below.

Post-Termination Compensation

Severance and Change-in-Control Benefits.    Our NEOs are eligible to receive severance payments and other benefits if the officer's employment terminates for a qualifying event or circumstance as well as change-in-control benefits upon a qualifying event or circumstance after there has been a change-in-control of CMS. For additional information regarding severance and change-in-control benefits, including a definition of key terms and a quantification of benefits that would have been received by our NEOs had termination or change-in-control occurred on December 31, 2013, see Potential Payments upon Termination or Change-in-Control, below.

We believe that these severance and change-in-control arrangements are an important part of our executive compensation program and will help to secure the continued employment and dedication of our NEOs, notwithstanding any concern they may have regarding their own continued employment, prior to or following a change-in-control. These agreements are useful for recruitment and retention, as nearly all members of the Compensation Peer Group have comparable agreements in place for their senior employees.

Deferred Compensation Plans

We have two deferred compensation plans that allow certain employees, including our NEOs, to defer receipt of base salary and/or incentive payments: Deferred Salary Savings Plan ("DSSP") and the Annual Incentive Plan. The Annual Incentive Plan allows for deferral of up to 100% of the annual incentive award. CMS does not match incentive amounts that are deferred pursuant to the Annual Incentive Plan. Participants have only an unsecured contractual commitment from us to pay the amounts due under both the DSSP and the Annual Incentive Plan. None of the NEOs elected to defer their 2013 annual incentive. For additional information regarding the DSSP, see DSSP, under the Narrative to 2013 Nonqualified Deferred Compensation Table, below.

We offer these plans to permit highly taxed employees (at their discretion) to defer the obligation to pay taxes on certain elements of compensation that they are entitled to receive. The provisions of the DSSP and the Annual Incentive Plan permit them to do this while also receiving investment returns on deferred amounts. We believe that provision of these benefits is useful as a retention and recruitment tool as many of the Compensation Peer Group companies provide similar plans to their senior employees.

Tax-Qualified Pension and Retirement Plans

The Corporation sponsors tax-qualified pension and retirement savings plans that cover a broad group of employees.

Consumers Pension Plan.    The Consumers Pension Plan (the "Pension Plan") is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers certain employees hired before July 1, 2003. All of the NEOs except for Mr. Butler, who was hired after June 30, 2003, participate in the Pension Plan. Mr. Malone qualifies for the Pension Plan based on his years of service prior to being rehired on August 14, 2006. For additional information regarding the Pension Plan, see Pension Plan, under the Narrative to 2013 Pension Benefits and DB SERP Table, below.

Defined Company Contribution Plan.    Salaried employees, including NEOs, hired after June 30, 2003 are not eligible to participate in the Pension Plan and are instead eligible to participate in the Defined Company Contribution Plan ("DCCP"). CMS provides a contribution equal to 6% of regular compensation to the DCCP on behalf of the employee that vests immediately and is payable upon termination of employment. Mr. Butler is the only NEO covered under the DCCP. For additional information regarding the DCCP, see DCCP, under the Narrative to 2013 All Other Compensation Table, below.

Supplemental Executive Retirement Plans ("SERP")

The Corporation maintains two supplemental executive retirement plans that allow certain employees, including eligible NEOs, to receive benefits in excess of the benefits that would be payable under the Pension Plan and DCCP.

Defined Benefit SERP.    The Defined Benefit SERP (the "DB SERP") is an unfunded plan, which provides out of our general assets an amount substantially equal to the difference between the amount that would have been payable under the Pension Plan and the amount actually payable under the Pension Plan. Any employee, including NEOs, who was hired or promoted to an eligible position after March 31, 2006, is not eligible to participate in the DB SERP. Each of the NEOs except for Mr. Butler, who was hired after March 31, 2006, and Mr. Malone, who was rehired after March 31, 2006, participate in the DB SERP. For additional information regarding the DB SERP, see DB SERP, under the Narrative to 2013 Pension Benefits and DB SERP Table, below.

Defined Contribution SERP.    The Corporation established a defined contribution SERP ("DC SERP") for employees not eligible to participate in the DB SERP. The DC SERP is a nonqualified tax deferred defined contribution plan. For additional information regarding the DC SERP, see DC SERP, under the Narrative to 2013 Nonqualified Deferred Compensation Table, below.

We believe that our pension and retirement plans and the SERPs are a useful part of the NEO compensation program and assist in the retention of our senior executives, as benefits thereunder increase for each year that these executives remain employed by us and continue their work on behalf of our shareholders. We have considered the issue of potential overlap between the two long-term focused plans (SERPs and equity compensation) and concluded that both are appropriate elements. The SERPs are designed to provide a predictable retirement income, and the equity plan is designed to align the interests of NEOs with our shareholders and is performance-based and variable. Further, both are market practice and supportive of the philosophy to provide a competitive NEO compensation program.

Employees' Savings Plans

Under the Employees' Savings Plan for Consumers and affiliated companies, a tax-qualified defined contribution retirement savings plan (the "Savings Plan"), participating employees, including NEOs, may contribute a percentage of their regular earnings into their Savings Plan accounts. For additional information regarding the Savings Plan, see Savings Plan, under the Narrative to 2013 All Other Compensation Table, below.

We maintain the Savings Plan for our employees, including our NEOs, because we wish to encourage our employees to save some percentage of their cash compensation for their eventual retirement. The Savings Plan permits employees to make such savings in a manner that is relatively tax-efficient.

Corporate Governance as it Relates to Executive Compensation

Stock Ownership Guidelines

We have established stock ownership guidelines for our officers. These guidelines require our officers to maintain or establish an equity stake in CMS and thereby more closely link their interests with those of our shareholders. These stock ownership guidelines provide that, within five years of becoming an officer or promotion to a higher ownership requirement, each officer must own shares of our Common Stock with a value of one to five times their base salary, depending on his or her position. Shares of performance-based restricted stock are not counted toward our stock ownership guidelines.

The following table illustrates the required NEO stock ownership guidelines:

John G. Russell	5 X base salary
Thomas J. Webb	3 X base salary
James E. Brunner	3 X base salary
Daniel J. Malone	2 X base salary
John M. Butler	2 X base salary
David G. Mengebier	2 X base salary

All NEOs met these guidelines as of December 31, 2013. Failure of an officer to comply with the guidelines shall result in the following:

•
All future restricted stock awards will have sale restrictions until compliance is achieved;

•
If after three years, an officer is not actively making progress toward the guidelines, 50 percent of any annual incentives may be paid in shares of restricted stock at the discretion of the Compensation Committees;

•
After the compliance deadline, officers will not be authorized to sell shares of Common Stock if such a sale would cause them to drop below the ownership guidelines; and

•
After the compliance deadline, a portion or all of any annual incentive will be paid in shares of restricted stock as necessary to bring the officer into compliance with the ownership guidelines.

No Pledging or Hedging of Stock

We prohibit our officers and directors from pledging or purchasing on margin our Common Stock, engaging in selling short our Common Stock or engaging in hedging or offsetting transactions regarding our Common Stock.

Clawback Provisions

The Compensation Committees have approved "clawback" provisions for certain compensation and benefit plans. These provisions provide the Compensation Committees the discretion to require the forfeiture and return of past benefits or awards if there is a restatement of financial results. The Compensation Committees may also, at their discretion, require a return of a benefit or award in the event of a mistake or accounting error in the calculation of such benefit or award.

Shareholder's Advisory Vote to Approve Executive Compensation

As part of the Compensation Committees' on-going review of executive compensation, we considered the affirmative 2013 shareholder advisory vote (approximately 98% of the votes cast) to approve executive compensation as described in the 2013 Proxy Statement and determined that the current philosophy, objectives and compensation elements continue to be appropriate. As such, the Compensation Committee did not make any changes to our executive compensation programs in response to the 2013 shareholder vote. Despite the overwhelmingly high level of shareholder support, we continue to monitor best practices and emerging trends and engage with our large institutional holders regarding compensation elements. In response to the shareholder advisory vote for an annual frequency (87.9% of votes cast) from the Corporation's 2011 Annual Meeting, the Boards approved and adopted an annual frequency (one year) for future advisory votes by shareholders to approve executive compensation.

Compensation Deductibility

IRC Section 162(m) limits the tax deductibility of compensation in excess of $1 million paid to a corporation's CEO and to the other three highest compensated executive officers (other than the CFO) unless such compensation qualifies as performance-based and is approved by shareholders of the Corporation. The Annual Incentive Plan awards and performance-based restricted stock are intended to qualify as performance-based compensation. Because the Compensation Committees also recognize the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m), the Compensation Committees may approve nondeductible compensation if necessary or desirable to achieve the goals of our compensation philosophy.

COMPENSATION AND HUMAN RESOURCES COMMITTEES REPORT

The Compensation Committees of the Boards of Directors of CMS and Consumers (the "Boards") oversee CMS' and Consumers' compensation program on behalf of the Boards. In fulfilling their oversight responsibilities, the Compensation Committees reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committees recommended to the Boards that the Compensation Discussion and Analysis be included in CMS' and Consumers' Annual Report on Form 10-K for the fiscal year ended December 31, 2013, CMS' Proxy Statement on Schedule 14A relating to CMS' 2014 Annual Meeting of Shareholders and Consumers' Information Statement on Schedule 14C, each of which will be or has been filed with the SEC.

COMPENSATION AND HUMAN RESOURCES COMMITTEES

John B. Yasinsky (Chair)
Kurt L. Darrow*
Stephen E. Ewing
William D. Harvey
Kenneth L. Way

*
Mr. Darrow was appointed to the Committees in November 2013.

2013 COMPENSATION TABLES

The following table contains compensation information for our NEOs for the last three fiscal years.

2013 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John G. Russell	2013	1,075,000	3,089,631	1,451,250	1,157,575	43,551	6,817,007
President and CEO, CMS and	2012	1,045,000	2,952,106	1,097,250	3,166,177	13,578	8,274,111
Consumers	2011	950,000	2,610,452	1,149,500	1,962,905	44,035	6,716,892
Thomas J. Webb	2013	685,000	854,024	554,850	16,671	29,511	2,140,056
Executive Vice President and	2012	675,000	874,227	425,250	1,342,570	28,878	3,345,925
CFO, CMS & Consumers	2011	675,000	816,298	490,050	1,198,309	38,173	3,217,830
James E. Brunner	2013	433,000	668,147	350,730	—	19,473	1,471,350
Senior Vice President, CMS &	2012	433,000	692,983	272,790	1,033,982	19,326	2,452,081
Consumers	2011	433,000	665,432	314,358	971,400	29,491	2,413,681
Daniel J. Malone	2013	395,000	602,869	319,950	13,582	68,323	1,399,724
Senior Vice President,	2012	375,000	586,379	236,250	140,447	64,656	1,402,732
Consumers	2011	340,000	550,512	226,270	139,762	47,718	1,304,262
John M. Butler	2013	420,000	552,602	340,200	—	88,700	1,401,502
Senior Vice President, CMS &	2012	400,000	533,051	252,000	—	85,341	1,270,392
Consumers	2011	373,000	490,990	248,232	—	88,798	1,201,020
David G. Mengebier	2013	365,000	351,663	271,013	—	16,743	1,004,419
Senior Vice President, CMS &	2012	350,000	346,479	202,125	721,084	16,038	1,635,726
Consumers	2011	342,000	336,000	227,601	511,013	21,402	1,438,016

(1)
The amounts represent the aggregate grant date fair value of the awards, which, with respect to those awards with a performance component, is based upon probable outcome of the performance conditions, determined pursuant to the Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation—Stock Compensation (ASC 718) and take into account the expected Common Stock dividend yield associated with the 2011, 2012 and the 2013 awards. See Note 12, Stock-Based Compensation, to the Consolidated Financial Statements included in CMS' Annual Report on Form 10-K for the year ended December 31, 2013, for a discussion of the relevant assumptions used in calculating the aggregate award date fair value pursuant to ASC 718. The TSR vesting condition related to the performance-based restricted stock awards is considered a market condition and not a performance condition under ASC 718. Accordingly, there is no grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions.

(2)
The amounts reported in this column for 2013 consist of cash incentive awards earned in 2013 under our Annual Incentive Plan.

(3)
This column represents the aggregate annual increase, as of December 31, 2011, December 31, 2012, and December 31, 2013, in actuarial values of each of the NEO's benefits under our Pension Plan and DB SERP. No amounts are included in this column for Messrs. Brunner and Mengebier for 2013 since the net change in the present value of their accumulated benefits under the Company's Pension Plan and DB SERP were negative amounts (Mr. Brunner: $(77,966) and Mr. Mengebier: $(62,201)). See Note 11, Retirement Benefits, to the Consolidated Financial Statements included in CMS' Annual Report on Form 10-K for the year ended December 31, 2013, for a discussion of the relevant assumptions used in determining these amounts. Mr. Butler does not participate in the Pension Plan or DB SERP. Mr. Malone does not participate in the DB SERP.

(4)
Detail supporting all other compensation for 2013 is reflected in the 2013 All Other Compensation Table, below.

 Narrative to 2013 Summary Compensation Table

Employment Agreements

During 2013, none of the NEOs were employed pursuant to a traditional employment agreement with CMS or Consumers. Messrs. Russell, Webb and Mengebier have each entered into an Executive Severance Agreement that also contains change-in-control provisions and Messrs. Brunner, Butler and Malone have each entered into a Change-in-Control Agreement and an Officer Separation Agreement. Please see Potential Payments Upon Termination or Change-in-Control, below, for a description of such agreements.

Restricted Stock Awards

Please see Compensation Discussion and Analysis, The Elements of Our Executive Compensation Program, Equity Compensation, above for a description of the Stock Plan, pursuant to which restricted stock is awarded.

Cash Incentives

In 2013, the Compensation Committees established potential cash incentives for each of our NEOs under the Annual Incentive Plan. The amount of the potential incentive was tied to satisfaction of Plan EPS and Operating Cash Flow targets approved by the Compensation Committees. The Annual Incentive Plan incentives were earned by the NEOs at 102% of the target level for Plan EPS and at 112% of the target level for Operating Cash Flow for a combined total payout of 135% of the target level and are reported as "Non-Equity Incentive Plan Compensation" in the 2013 Summary Compensation Table. Please see Compensation Discussion and Analysis, The Elements of Our Executive Compensation Program, Cash Compensation, above for a description of the Annual Incentive Plan.

Salary and Incentive in Proportion to Total Compensation as Defined by the 2013 Summary Compensation Table

Our NEOs generally receive from 41% to 62% of their compensation in the form of base salary and cash incentive awards under our Annual Incentive Plan. As noted in the Compensation Discussion and Analysis, we believe that a substantial portion of each NEO's compensation should be in the form of equity awards. We believe that our current compensation program gives our NEOs substantial alignment with shareholders, while also permitting us to provide incentive to the NEOs to pursue specific short- and long-term performance goals. Please see Compensation Discussion and Analysis, Objectives of Our Executive Compensation Program, above for a description of the objectives of our compensation program and overall compensation philosophy.

2013 All Other Compensation Table

We provide our NEOs with additional benefits that we believe are reasonable, competitive and consistent with the Corporation's overall executive compensation program. The following table contains information regarding these other benefits for 2013.

 2013 All Other Compensation Table

Name	Registrant Contributions to Employees' Savings Plan and DCCP ($)		Registrant Contributions to Nonqualified Deferred Compensation Plans(1) ($)		Life Insurance Premium ($)	Other(5) ($)	Total ($)
John G. Russell	9,180		29,520		2,760	2,091	43,551
Thomas J. Webb	9,180		15,480		2,760	2,091	29,511
James E. Brunner	9,180		6,408		1,794	2,091	19,473
Daniel J. Malone	9,180		55,415	(3)	1,637	2,091	68,323
John M. Butler	24,480	(2)	60,390	(4)	1,739	2,091	88,700
David G. Mengebier	9,180		3,960		1,512	2,091	16,743

(1)
The amounts reflected in this column are also disclosed in the subsequent 2013 Nonqualified Deferred Compensation Table (column (c)).

(2)
Includes $15,300 contributed by the Corporation under the DCCP.

(3)
Includes $50,375 contribution by the Corporation under the DC SERP and $5,040 contribution by the Corporation under the DSSP.

(4)
Includes $54,450 contributed by the Corporation under the DC SERP and $5,940 contributed by the Corporation under the DSSP.

(5)
The amounts reflected in this column represent the maximum amount expended on an individual mandatory annual executive physical examination for a NEO. The maximum amount is used for all NEOs to ensure that no protected health-related information is disclosed.

Narrative to 2013 All Other Compensation Table

DCCP

Salaried employees, including NEOs, hired after June 30, 2003 are not eligible to participate in the Pension Plan and instead are eligible to participate in the DCCP. Under the DCCP, CMS provides a contribution equal to 6% of regular compensation, up to the IRC compensation limit ($255,000 for 2013), to the DCCP on behalf of the employee which vests immediately and is payable upon termination of employment. Mr. Butler is the only NEO covered under the DCCP.

Savings Plan

Under the Savings Plan for Consumers and affiliated companies, participating employees may contribute a percentage of their regular earnings into their Savings Plan accounts. NEOs, because they are considered highly compensated, may only contribute up to 20%, subject to the IRC annual dollar limit. In addition, under the Savings Plan, we match an amount equal to 60% of the first 6% of employees' regular earnings contributions. The matching contribution is allocated among the participant employees' investment choices. As explained above, participants in our DCCP receive an employer contribution of 6% of regular earnings to their Savings Plan. Amounts held in Savings Plan accounts may not be withdrawn prior to the employee's termination of employment, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions set forth in the IRC regulations.

The following table summarizes non-equity and equity awards made to our NEOs during 2013.

2013 Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John G. Russell	01/24/13	—	—	—	45,615	91,229	182,458	—	2,320,866
	01/24/13	—	—	—	—	—	—	30,410	768,765
	—	161,250	1,075,000	2,150,000	—	—	—	—	—
Thomas J. Webb	01/24/13	—	—	—	12,609	25,217	50,434	—	641,520
	01/24/13	—	—	—	—	—	—	8,406	212,504
	—	61,650	411,000	822,000	—	—	—	—	—
James E. Brunner	01/24/13	—	—	—	9,865	19,729	39,458	—	501,906
	01/24/13	—	—	—	—	—	—	6,576	166,241
	—	38,970	259,800	519,600	—	—	—	—	—
Daniel J. Malone	01/24/13	—	—	—	8,901	17,801	35,602	—	452,857
	01/24/13	—	—	—	—	—	—	5,934	150,012
	—	35,500	237,000	474,000	—	—	—	—	—
John M. Butler	01/24/13	—	—	—	8,159	16,317	32,634	—	415,104
	01/24/13	—	—	—	—	—	—	5,439	137,498
	—	37,800	252,000	504,000	—	—	—	—	—
David G. Mengebier	01/24/13	—	—	—	5,192	10,384	20,768	—	264,169
	01/24/13	—	—	—	—	—	—	3,461	87,494
	—	30,113	200,750	401,500	—	—	—	—	—

(1)
These amounts consist of cash awards under our Annual Incentive Plan. For each NEO, the actual payment was 135% of target and is reported as Non-Equity Incentive Plan compensation in the 2013 Summary Compensation Table. These cash awards were granted and earned in 2013, with the payouts approved by the Compensation Committees in January 2014 and the awards paid in February 2014.

(2)
These awards consist of the performance-based restricted stock awarded under our Stock Plan. Seventy-five percent (75%) of the 2013 restricted stock awards were performance-based and vest 100% three years after the original award date, contingent on a comparison of CMS' TSR to the TSR of the Performance Peer Group.

(3)
Includes the remaining 25% of the 2013 restricted stock awards awarded under our Stock Plan that vest based upon tenure only on the three-year anniversary of the award date.

(4)
The amounts in column (j) are based upon the aggregate grant date fair value of the awards reported in columns (g) and (i) as determined pursuant to ASC 718, based upon probable outcome of the performance-based vesting conditions. See Note 12, Stock-Based Compensation, to the Consolidated Financial Statements included in CMS' Annual Report on Form 10-K for the year ended December 31, 2013, for a discussion of the relevant assumptions used in calculating these amounts pursuant to ASC 718.

The following table provides information regarding unvested restricted stock awards for each of the NEOs at December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End 2013 Table

Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)(3) ($)
(a)	(e)	(f)	(g)	(h)
John G. Russell	92,139	2,466,561	599,140	16,038,977
Thomas J. Webb	27,195	728,010	177,135	4,741,914
James E. Brunner	21,660	579,838	141,387	3,784,919
Daniel J. Malone	18,597	497,842	120,842	3,234,939
John M. Butler	16,842	450,860	109,373	2,927,918
David G. Mengebier	11,003	294,550	72,110	1,930,390

(1)
Vesting dates for the outstanding shares of restricted stock (based upon the combination of tenure-based awards (column (e)) reflected at the original share amounts awarded and performance-based awards (column (g)) reflected at the maximum level awarded (200% of target) under the Stock Plan) are as follows:
Mr. Russell: 238,719 (1/28/14); 232,631(1/26/15); and 219,929 (1/24/16)
Mr. Webb: 74,648 (1/28/14); 68,890 (1/26/15); and 60,792 (1/24/16)
Mr. Brunner: 60,878 (1/28/14); 54,608 (1/26/15); and 47,561 (1/24/16)
Mr. Malone: 50,317 (1/28/14); 46,208 (1/26/15); and 42,914 (1/24/16)
Mr. Butler: 44,874 (1/28/14); 42,005 (1/26/15); and 39,336 (1/24/16)
Mr. Mengebier: 30,777 (1/28/14); 27,303 (1/26/15); and 25,033 (1/24/16).

For performance-based restricted stock awards, in lieu of dividends, recipients receive additional performance-based shares of restricted stock that will vest/forfeit based on the CMS TSR performance and are included above.

(2)
Calculated based upon the year-end closing price of Common Stock of $26.77 per share.

(3)
Per SEC regulations, the shares and dollars disclosed in the above table in columns (g) and (h), are based upon the maximum award allowable under the Stock Plan. Please see Compensation Discussion and Analysis, The Elements of Our Executive Compensation Program, Equity Compensation, above for a description of the Stock Plan.

The following table provides information concerning the vesting of stock during 2013 for each NEO.

2013 Stock Vested Table

Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting(1) ($)
(a)	(b)	(c)
John G. Russell	222,928	6,357,900
Thomas J. Webb	72,519	2,068,233
James E. Brunner	64,142	1,829,344
Daniel J. Malone	38,995	1,112,145
John M. Butler	36,209	1,032,690
David G. Mengebier	33,523	956,089

(1)
The value realized is based upon the Common Stock closing price of $28.52 on 08/04/2013. In 2013, the restricted stock awards from 2010 completed their three-year performance period. Our TSR for that three-year period (from August 2010 to August 2013) was 93% while the median TSR for the Performance Peer Group was 58% resulting in the performance-based restricted stock vesting at 192% of target.

The following table provides information concerning defined benefit plans as of December 31, 2013 for each NEO.

2013 Pension Benefits and DB SERP Table

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit ($)
(a)	(b)	(c)	(d)
John G. Russell	Pension Plan	32.00	1,231,153
	DB SERP	33.17	9,008,972
Thomas J. Webb	Pension Plan	11.55	631,644
	DB SERP	21.55	5,759,015
James E. Brunner	Pension Plan	35.00	1,768,298
	DB SERP	35.00	4,083,255
Daniel J. Malone(2)	Pension Plan	24.77	607,035
	DB SERP	N/A	N/A
John M. Butler(2)	Pension Plan	N/A	N/A
	DB SERP	N/A	N/A
David G. Mengebier	Pension Plan	23.00	943,325
	DB SERP	30.72	2,133,243

(1)
The DB SERP provides for an additional year of service credit for each year of service ("preference service") until the total of actual and additional service equals 20 years of service (during the first 10 years of service). After this limit is reached, no additional preference service is provided. Each of the participating NEOs has reached this limit and, accordingly, are not eligible to accrue additional service credits. The addition of preference service to the DB SERP benefit formula provides an increase to the DB SERP non-qualified benefit but does not affect the Pension Plan benefit. The present value benefit augmentation attributable to the preference service under the DB SERP is as follows: Mr. Russell $319,464; Mr. Webb $2,944,101; and Mr. Mengebier $685,384.

(2)
Mr. Butler, who was hired after June 30, 2003, is not eligible to participate in the Pension Plan or DB SERP. Mr. Malone who was rehired after March 31, 2006, is not eligible to participate in the DB SERP. Mr. Malone qualifies for the Pension Plan based on his years of service prior to being rehired on August 14, 2006. See the 2013 All Other Compensation Table and the 2013 Nonqualified Deferred Compensation Table and the corresponding footnotes for details regarding the plans in which Messrs. Butler and Malone participate.

Narrative to 2013 Pension Benefits and DB SERP Table

Pension Plan

The Pension Plan is a funded, tax-qualified, noncontributory defined benefit pension plan. Benefits under the Pension Plan are based on the employee's years of service, age at retirement and the sum of the five highest calendar years of base salary while employed with us and our affiliated companies divided by 60. Base salary excludes overtime pay and incentive and does not exceed the IRC compensation limit for a qualified pension plan. Benefits are payable after retirement in the form of an annuity or a lump sum. The standard form of benefit is a life annuity for an unmarried employee and a 50% joint and survivor annuity for a married employee, with additional forms of joint and survivor annuities available under the plan. The benefit formula is equal to 2.1% for the first 20 years of service and 1.7% for the next 15 years of service, to a maximum percentage of 67.5% for 35 years of service reduced by a Social Security adjustment equal to 0.5% multiplied by 1/12th of the average of the participant's three most recent years of compensation, up to the maximum Social Security covered compensation for each year of service counted in the formula. To the extent an employee exceeds 35 years of service under the Pension Plan, an additional $20 per month is added to the annuity after the adjustment for Social Security for each full year of service above 35. In accordance with SEC guidelines, the present value information contained in this report is based on Financial Accounting Standards Board Accounting Codification Topic ASC 715, Plan Accounting-Defined Benefit Plans (ASC 715) assumptions and is applied using the age at which a benefit is unreduced. Early retirement subsidies provided by the benefit formula of the Pension Plan and the actual discount rate required by the U.S. Department of Treasury may provide a greater present value to a participant retiring on or after age 55 but prior to the age of an unreduced benefit.

The Pension Plan provides a pre-retirement survivor benefit to the spouse of a married employee or one named beneficiary of an unmarried employee. The Pension Plan provides a disability retirement benefit to employees with at least 15 years of service who are found by CMS to be totally and permanently disabled equal to $26.00 for each year of plan service, plus an additional $350 per month if the participant does not qualify for any Social Security disability benefit. The minimum monthly disability benefit is $450.

The Pension Plan currently limits the annual annuity benefit under IRC Section 415 to no more than $205,000 payable at age 65. Messrs. Russell, Webb, Brunner, and Mengebier are currently eligible to elect early retirement. The remaining NEOs eligible to participate in the Pension Plan are below the minimum retirement age of 55. At the minimum retirement age of 55, 65% of the normal retirement age (age 65) benefit is available. The Pension Plan retirement benefit is unreduced at age 62. The Pension Plan provides an add-on benefit for long-term employees when an employee retires on or after age 58 and has 30 or more years of service. This add-on benefit is equal to the participant's accrued retirement income as of September 1, 2000, if any, multiplied by the early retirement percentage at the time of the employee's retirement, and is added to the retiring employee's retirement annuity. The Present Value of Accumulated Benefit column above is determined using the ASC 715, Plan Accounting-Defined Benefit Plans assumptions including a discount rate (currently 4.90%) and mortality (currently based on the 2000 mortality table with projected mortality improvements).

DB SERP

The DB SERP is an unfunded (for purposes of the Employee Retirement Income Security Act of 1974, as amended) non-qualified supplemental defined benefit retirement plan that provides benefits based on pay, incentives and added service that are not provided by the Pension Plan. In addition, for officers, including NEOs, the DB SERP provides for an additional year of service credit for each year of service until the total of actual and additional service equal 20 years of service and includes any awards under the Annual Incentive Plan as earnings. The maximum benefit under the DB SERP is attained after 35 years (including the additional years of service credit) and no further service credit is provided. Based on prior service, all of the participating NEOs have reached the additional service credit limit. Benefits under the DB SERP plan are payable after retirement to NEOs in the form of an annuity. No NEO has the option for a lump sum payment. The benefit formula used to determine the DB SERP annuity is the same as that used for the Pension Plan; however the DB SERP does not contain the add-on benefit described above. The Pension Plan annuity is subtracted from the DB SERP annuity to determine the annuity payable from the DB SERP. Although a rabbi trust (a trust that is established for the benefit of its participants except that creditors of the Corporation can obtain the assets of the trust) has been established by the Corporation for purposes of paying DB SERP benefits, participants have an unsecured contractual commitment from CMS to pay the amounts due under this plan. Participants with five full years of service who voluntarily terminate service with CMS prior to age 55 receive a benefit without inclusion of incentives and added service starting the first of the month on or after their 55th birthday at a level equal to 38.3% of the age 65 benefit. At the minimum retirement age of 55, 65% of the normal retirement age (age 65) benefit is available. The DB SERP benefit is unreduced at age 62. NEOs have elected a single life annuity or a monthly annuity. The Present Value of Accumulated Benefit column in the table above is determined using the ASC 715 assumptions including a discount rate (currently 4.90%) and mortality (currently based on the 2000 mortality table with projected mortality improvements).

The following table contains nonqualified deferred compensation information for our NEOs for 2013.

2013 Nonqualified Deferred Compensation Table(1)

Name	Plan Name	Executive Contributions in Last FY(2) ($)	Registrant Contributions in Last FY(3) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE(4) ($)
(a)		(b)	(c)	(d)	(e)	(f)
John G. Russell	DSSP	49,200	29,520	53,633	—	314,431
Thomas J. Webb	DSSP	25,800	15,480	29,724	—	285,582
James E. Brunner	DSSP	10,680	6,408	56,239	—	224,221
Daniel J. Malone	DSSP	8,400	5,040	2,705	—	28,344
	DC SERP	—	50,375	33,844	—	249,227
John M. Butler	DSSP	9,900	5,940	4,868	—	83,602
	DC SERP	—	54,540	(2,765)	—	340,071
David G. Mengebier	DSSP	6,600	3,960	10,533	—	104,317

(1)
Nonqualified deferred compensation plans are plans providing for deferral of compensation that do not satisfy the minimum coverage nondiscrimination and other rules that qualify broad-based plans for favorable tax treatment under the IRC. For CMS, this table only includes the DSSP and DC SERP and does not include CMS' contributions or related CMS match to the Savings Plan which is a tax-qualified defined contribution plan and shown in the 2013 All Other Compensation Table.

(2)
This compensation is also reflected in the 2013 Summary Compensation Table—Salary column.

(3)
This compensation is reflected in the 2013 Summary Compensation Table—All Other Compensation column.

(4)
The following amounts were previously reported as compensation in the Summary Compensation Tables for 2012 and 2011, respectively: Messrs. Russell $—/$67,680; Webb $40,800/$41,280; Brunner $17,568/$18,048; Butler $66,723/$64,283; Malone $59,627/$41,232; and Mengebier $9,600/$9,312.

Narrative to 2013 Nonqualified Deferred Compensation Table

DSSP

An employee who has base salary (excluding any bonus, incentive or other premium pay) before deductions for taxes and other withholdings in excess of the IRC compensation limit is eligible and may elect to participate in the DSSP. The DSSP is an unfunded (for the purposes of Employee Retirement Income Security Act of 1974, as amended) nonqualified tax deferred defined contribution plan. The DSSP is funded by CMS through the use of trusts. However, participants have only an unsecured contractual commitment from us to pay the amounts due under the DSSP and any funds are considered general assets of CMS and are subject to claims of creditors.

A participant in the DSSP may elect in the prior year to defer from 1% to 6% of his or her base salary that exceeds the IRC compensation limit and CMS will match 60% of the deferral; provided that the participant must also defer at least 6% of base salary under the Savings Plan. In addition, a DSSP eligible participant may elect an additional deferral up to 50% of the participant's base salary for the calendar year. This additional deferral is not eligible for a Corporation match. The combined maximum total of the DSSP deferral amount and the 6% Savings Plan deferral is 56% of base salary. At the time a participant elects a deferral, a distribution election is also made for this class year deferral. Each class year deferral is payable either at a certain date five or more years in the future or upon separation from service with CMS either as a series of payments over 2 to 15 years or in a lump sum. The participant decides how Corporation contributions are invested among a broad array of mutual funds selected by CMS and provided by the record keeper. Earnings in the DSSP are based on the change in market value of the mutual funds selected by the participant.

DC SERP

The Corporation established a DC SERP for employees not eligible to participate in the DB SERP. Under the DC SERP, the Corporation provides an amount equal to 5%, 10% or 15% (depending on salary grade) of employee regular earnings plus any awards under the Annual Incentive Plan. Funds equal to the DC SERP are transferred to a mutual fund family at the time CMS makes a contribution. Earnings or losses are based on the rate of return of the mutual funds selected by the participant. Although the DC SERP is funded by us, participants have an unsecured contractual commitment from us to pay the amounts due under this plan. Mr. Butler, who was hired on July 17, 2006, and Mr. Malone, who was rehired August 14, 2006, are the only NEOs covered under the DC SERP (at the 10% level). Full vesting under the DC SERP occurs at age 62 with a minimum of five years of service. Vesting is on a pro-rata basis for years prior to age 62.

Potential Payments upon Termination or Change-in-Control

As noted above under Compensation Discussion and Analysis, Post-Termination Compensation, Severance and Change-in-Control Benefits, our executives are eligible to receive severance and change-in-control benefits upon a qualifying termination of employment. These benefits are provided through three separate types of agreements:

•
Executive Severance Agreements ("ES Agreements")

•
Officer Separation Agreements ("OS Agreements")

•
Change-in-Control Agreements ("CIC Agreements")

We have entered into ES Agreements with three of the NEOs (Messrs. Russell, Webb and Mengebier) that provide for payments and other benefits if the NEO is terminated under circumstances specified in the ES Agreement at a time when CMS has not undergone a change-in-control (as defined in the ES Agreement). The ES Agreements also provide for payments and other benefits if the NEO is terminated under the circumstances specified in the ES Agreement within two years following a change-in-control of CMS. We have entered into OS Agreements with three of our NEOs (Messrs. Brunner, Butler and Malone). The OS Agreements provide for payments and other benefits if the officer is terminated under circumstances specified in the OS Agreement at a time when we have not undergone a change-in-control (as defined in the CIC Agreement). We have entered into CIC Agreements with three of our NEOs (Messrs. Brunner, Butler and Malone) that provide for payments and other benefits only if the NEO is terminated under the circumstances specified in the CIC Agreements within two years following a change-in-control of CMS. A description of the terms of each of these agreements follows.

ES Agreements and OS Agreements.    All of the ES Agreements and the OS Agreements provide for payments of certain benefits, as described in the table below, upon circumstances of termination of the employment of the NEO. Central to an understanding of the rights of each NEO is an understanding of the definition of "Cause." For purposes of these agreements:

•
We have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including willful and continued failure to perform duties consistent with the scope and nature of his or her position, committing an act materially detrimental to the financial condition and/or goodwill of CMS or its subsidiaries, or is subject to a specified criminal legal action for activities relating to an act of fraud, embezzlement, theft, or other act constituting a felony involving moral turpitude.

•
If the Corporation does not have Cause and terminates a NEO who has an ES Agreement or an OS Agreement for any reason, the NEO receives the benefits described in the table below.

These agreements require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release in which he or she waives all claims that he or she might have against the Corporation and certain associated individuals and entities. These agreements also include non-compete and non-solicitation provisions that would apply for a period of 12 months following the NEO's termination of employment and non-disparagement and confidentiality provisions that would apply for an unlimited period of time following the NEO's termination of employment. Payments under these agreements are made in lump sums.

Under the OS Agreements, tenure-based restricted stock awards will vest on a pro-rata basis based upon the service provided prior to the termination date while performance-based restricted stock awards will vest at the end of the performance period on a pro-rata basis based on service provided during the performance period up to the termination date and actual performance of the Corporation. Under the ES Agreements, for a non-change-in-control termination, all restricted stock awarded will be forfeited upon termination.

CIC Agreements and Provisions.    All of the ES Agreements and CIC Agreements contain provisions that provide for payments in the event of a change-in-control. The change-in-control provisions ("CIC Provisions") function in a manner similar to the severance provisions in the ES Agreements and the OS Agreements, except that NEOs become entitled to benefits under the CIC Provisions only in the event of a double trigger consisting of a change-in-control and qualifying termination of employment during the two-year period following the change-in-control. As part of the CIC Provisions, a portion of the severance payments to a terminated NEO is consideration for the NEO entering into a "non-compete" agreement.

A change-in-control of CMS is defined in both the ES Agreements and the CIC Agreements to mean:

•
the consummation of certain types of transactions, including mergers and the sale of all, or substantially all, of our assets;

•
the acquisition by any person or entity of the beneficial ownership of securities representing 25% or 30% (depending upon the particular agreement) or more of the combined voting power of our then outstanding voting securities;

•
a change in the composition of our Board such that individuals who at the effective date of the agreement constituted the Board and any new directors elected or nominated by at least 2/3 of the directors who were either directors at the effective date of the agreement or were so elected or nominated, cease for any reason to constitute a majority of the Board; or

•
the liquidation or distribution of all or substantially all of our assets.

The definitions of Cause and Good Reason are central to an understanding of the NEO's rights under the CIC Provisions. Under the CIC Provisions, "Cause" has the same meaning as set forth in the ES Agreements and the OS Agreements discussed above.

The NEO is said to have Good Reason to terminate his or her employment under the CIC Provisions if the assignment to the NEO of duties is materially inconsistent with his or her position (including status, offices, titles, and reporting requirements), authority, or responsibilities as in effect immediately prior to the change-in-control; the Corporation takes any action which results in a material diminution of the NEO's position, authority, duties, or responsibilities as constituted immediately prior to the change-in-control (excluding an isolated, insubstantial, and inadvertent action which is remedied by the Corporation promptly after receipt of notice thereof given by the NEO); there is a material reduction in the NEO's base salary, incentive opportunity, Stock Plan award level, benefits, or status; or under other circumstances specified in the definition, including the relocation of the NEO's principal job location or office to more than 35 miles from its location at the time of entry into the CIC Agreement.

Severance benefits are payable in a lump sum.

The benefits to be provided to the NEOs in each of those situations are described in the table below, which assumes that the termination had taken place on December 31, 2013, the last business day of our most recent fiscal year.

As part of the ES Agreements, CMS has agreed to pay any IRC Section 280G and Section 4999 excise taxes that the NEO would be subject to as a result of the payments following change-in-control. However, the CIC Agreements; which Messrs. Butler, Brunner and Malone have entered, do not contain tax gross-up provisions. The CIC Agreements contain a "best net benefit" provision which provides that the Corporation's payments to the NEO can be reduced to the extent that no portion of the reduced payments shall be subject to the excise tax, but only if the NEO's net after-tax benefit is greater than his or her net after-tax benefit would have been if such reduction were not made and the NEO paid the excise tax.

Restricted stock under the CIC Agreements includes double-trigger vesting provisions (meaning, both a change-in-control and a qualifying termination of employment must occur in order for the equity to vest). Under the CIC Agreements, all tenure-based restricted stock awards will vest upon a change-in-control and performance-based will vest on a pro-rata basis based upon the service provided prior to the change-in-control date with any performance-based restrictions vesting at target level. Under the ES Agreements' CIC Provisions, all restricted stock awarded will vest with any restricted stock subject to performance-based restrictions vesting at target level.

NEOs cannot receive benefits under both the CIC Provisions and the severance provisions of their agreement(s).

Retirement/Disability/Death.    Upon death, 100% of the restricted stock vests with any performance-based restricted stock vesting at target levels. Upon retirement or disability, tenure-based restricted stock awards will vest on a pro-rata basis based upon the service provided prior to retirement or disability while performance-based restricted stock awards vest at the end of the performance period on a pro-rata basis based on service provided during the performance period prior to the retirement or disability and actual performance of the Corporation during the performance period. In the case of retirement or disability, the Compensation Committees have the discretion, in exceptional circumstances, to waive the forfeiture of restricted stock awarded.

Retired Executive Survivor Benefit.    The retired executive survivor benefit plan provides a survivor benefit after retirement for certain employees who held high-level management or executive positions prior to their retirement. This plan is a supplement to the retired employees group term life insurance plan. The amount of the survivor benefit payable to a participant's beneficiary upon the participant's death equals 140% of annualized base salary preceding the date of retirement. This amount is reduced by 10% on every anniversary of the participant's retirement until the benefit amount reaches a minimum of 50% of the initial benefit amount. The amount is further reduced based on insurance payable by other company life insurance plans.

The plan was closed to new participants on July 1, 2012. An eligible participant must be a minimum of 60 years old at the time of retirement or termination to qualify for retired executive survivor benefits. As of December 31, 2013, Messrs. Webb and Brunner are each over the age of 60 and are eligible for benefits under this plan. The value of Mr. Webb's benefit would range from a minimum of $472,000 to a maximum of $951,500 depending on the date of his death relative to his retirement date. The value of Mr. Brunner's benefit would range from a minimum of $295,600 to a maximum of $598,700 depending on the date of his death relative to his retirement date.

The following table provides information concerning potential payments upon termination or change-in-control as of December 31, 2013 for each NEO.

 Potential Payments Upon Termination or Change-in-Control Table

	John G. Russell ($)	Thomas J. Webb ($)	James E. Brunner ($)	Daniel J. Malone ($)	John M. Butler ($)	David G. Mengebier ($)
Termination Without Cause Payments(1):
Two times 2013 base salary	2,150,000	1,370,000	—	—	—	730,000
One and one half times 2013 base salary	—	—	649,500	592,500	630,000	—
Two times incentive @ 100% 2013 performance target or actual 2012 incentive payment whichever is greater	2,194,500	850,500	—	—	—	404,250
Pro-rata incentive based on service period in year triggered	1,075,000	411,000	—	—	—	200,750
Unvested restricted stock awards(2)	—	—	1,713,084	1,445,767	1,302,869	—
DC SERP benefit(3)	—	—	—	140,190	221,046	—
Medical Coverage Payment(4)	37,798	37,798	—	—	—	37,798

Total	5,457,298	2,669,298	2,362,584	2,178,457	2,153,915	1,372,798

Change-in-Control Payments(5):
Two times 2013 base salary	2,150,000	1,370,000	866,000	—	840,000	730,000
One times 2013 base salary	—	—	—	395,000	—	—
Two times incentive @ 100% 2013 performance target or actual 2012 incentive payment whichever is greater	2,194,500	850,500	—	—	—	404,250
Two times incentive @ 100% 2013 performance target	—	—	519,600	—	504,000	—
One times incentive @ 100% 2013 performance target	—	—	—	237,000	—	—
Pro-rata incentive based on service period in year triggered	1,075,000	411,000	259,800	237,000	252,000	200,750
Estimated Payment for 'Non-compete' Agreement	2,172,250	1,110,250	692,800	632,000	672,000	567,125
DC SERP benefit(3)	—	—	—	290,290	447,846	—
Medical Coverage Payment(4)	56,696	56,696	56,696	37,798	56,696	56,696
Unvested restricted stock awards(2)	10,486,050	3,098,976	1,895,441	1,606,664	1,449,935	1,259,743
Excise Tax Equalization Payment(6)	7,857,503	—	—	—	—	1,049,184

Total	25,991,999	6,897,422	4,290,337	3,435,752	4,222,477	4,267,748

Retirement/Disability:
Pro-rata incentive based on service period in year triggered	1,075,000	411,000	259,800	237,000	252,000	200,750
Unvested restricted stock awards(2)	7,075,820	2,133,132	1,713,084	1,445,767	1,302,869	867,419

Total	8,150,820	2,544,132	1,972,884	1,682,767	1,554,869	1,068,169

Death:
Pro-rata incentive based on service period in year triggered	1,075,000	411,000	259,800	237,000	252,000	200,750
Unvested restricted stock awards(2)	10,486,050	3,098,976	2,472,317	2,115,312	1,914,831	1,259,743

Total	11,561,050	3,509,976	2,732,117	2,352,312	2,166,831	1,460,493

(1)
Messrs. Brunner, Butler and Malone's amounts reflect payments under OS Agreements; Messrs. Russell, Webb, and Mengebier are covered by ES Agreements.

(2)
Based upon the year-end closing price of Common Stock of $26.77 per share. The performance-based restricted stock awards outstanding are valued based on target levels.

(3)
Messrs. Butler's and Malone's DC SERP account balances would fully vest; their unvested balances are $221,046 and $140,190 respectively. In addition, in the event of a change-in-control, they would receive an amount equal to 10% of their salary and incentive-based change-in-control payments.

(4)
Pursuant to the CIC Provisions in the ES Agreements for Messrs. Russell, Webb, and Mengebier, and pursuant to the CIC Agreement for Messrs. Brunner and Butler, Medical Coverage Payments include three years of company-paid medical expenses. Mr. Malone's CIC Agreement includes two years of paid medical expenses. Under the ES Agreements, Termination Without Cause Medical Coverage Payments include two years of company-paid medical expenses.

(5)
Pursuant to the CIC Provisions in the ES Agreements for Messrs. Russell, Webb and Mengebier, and pursuant to the CIC Agreements for Messrs. Brunner, Butler and Malone. In addition to the amounts shown above, in the event of a change-in-control, Messrs. Russell, Webb, Brunner, and Mengebier would receive the following incremental increases in their monthly SERP benefits: $21,473; $247; $4,710; and $2,077, respectively.

(6)
As part of the CIC Provisions in the ES Agreements, we will make an Excise Tax Equalization Payment to reimburse the NEO for all applicable excise taxes and all income and employment taxes related to that reimbursement. The listed change-in-control payments are generally subject to excise taxes, except for the non-compete payments and a small portion of the restricted stock awards. Messrs. Brunner's, Butler's and Malone's CIC Agreements do not include Excise Tax Equalization Payments. In addition, Messrs. Brunner's, Butler's and Malone's agreements contain a "best net benefit" provision which could reduce the amount the Corporation will pay if an excise tax is required to be paid by the NEO.

The following table contains director compensation information for 2013.

2013 Directors' Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)
Current Directors:
Jon E. Barfield	90,000	85,001	—	175,001
Kurt L. Darrow(4)	14,167	49,588	—	63,755
Stephen E. Ewing	85,000	85,001	—	170,001
Richard M. Gabrys	90,000	85,001	—	175,001
William D. Harvey	85,000	85,001	—	170,001
David W. Joos	220,000	—	85,000	305,000
Philip R. Lochner, Jr.	122,500	85,001	—	207,501
Michael T. Monahan	100,000	85,001	1,000	186,001
Kenneth L. Way	92,500	85,001	—	177,501
Laura H. Wright(4)	82,500	106,261	—	188,761
John B. Yasinsky	95,000	85,001	16,002	196,003
Former Director:
Merribel S. Ayres	35,417	—	—	35,417

(1)
Amounts represent the aggregate grant date fair value of the annual equity awards to the non-employee directors. See Note 12, Stock-Based Compensation, to the Consolidated Financial Statements included in CMS' Annual Report on Form 10-K for the year ended December 31, 2013, for a discussion of the relevant assumptions used in calculating the aggregate grant date fair value pursuant to ASC 718.

(2)
The aggregate number of shares of unvested restricted stock outstanding as of December 31, 2013, for each Director: Messrs. Barfield, Ewing, Gabrys, Lochner, Monahan, Way, and Yasinsky were 10,244; Mr. Harvey was 5,852; Ms. Wright was 3,746; Mr. Darrow was 1,796 and Mr. Joos was 0.

(3)
All Other Compensation for the current directors includes company-paid premiums related to health and life insurance as well as any matching gift contributions made by the Corporation to charitable organizations to which the director made a contribution. The company-paid premiums for the life insurance and health insurance coverage for Mr. Yasinsky in 2013 were $4,648 and $11,354, respectively. In 2013, the Corporation made matching gift contributions to charitable organizations supported by Mr. Monahan amounting to $1,000. The Corporation's matching gift contribution program is available to all CMS and Consumers employees and directors and only applies to gifts to Michigan institutions. In addition, All Other Compensation includes a cash award equivalent to the tenure-based 2013 Director Stock Award to Mr. Joos of $85,000 in 2013, due to restrictions under the Stock Plan prohibiting awards of restricted stock to non-employee directors for three years after retirement from employment with the Corporation.

(4)
Mr. Darrow was elected to the Boards, effective November 15, 2013 and received a prorated restricted stock award for service between November 2013 and the May 2014 annual director stock award. Ms. Wright was elected to the Boards, effective February 18, 2013 and in addition to receiving the May 2013 annual director stock award, she received a prorated restricted stock award for service between February 2013 and the May 2013 annual director stock award.

Narrative to 2013 Directors' Compensation Table

Non-employee director compensation is benchmarked annually. In 2013, the structure of the director compensation program was changed to provide annual retainers only rather than an annual retainer and meeting fees. In 2013, directors who were not CMS or Consumers employees received an annual cash retainer fee of $85,000. In addition, the Chair of the Audit Committees received an annual cash retainer fee of $15,000 and each other member of the Audit Committees received an annual cash retainer fee of $5,000. The Chair of the Compensation Committees received an annual retainer fee of $10,000. The Chairs of the Finance Committees and the Governance Committees each received an annual cash retainer fee of $7,500. The Presiding Director received an annual cash retainer fee of $25,000 and the Chairman received an annual cash retainer fee of $135,000. Annual retainer fees are paid based on the number of months served on the Boards.

Effective January 1, 2014, directors who are not CMS or Consumers employees receive an annual retainer fee of $95,000, an increase of $10,000 per year. Also, the Chairman receives an annual retainer fee of $150,000, an increase of $15,000 per year. The Chairs of the Finance Committees and the Governance Committees each receives an annual retainer fee of $10,000, an increase of $2,500 per year.

In May 2013, all then-current non-employee directors, except Mr. Joos, were awarded a number of shares of restricted stock with a fair market value at the time of award of $85,005. In May 2013, Mr. Joos received a cash award equivalent to the fair market value of the 2013 non-employee director stock award of $85,000, due to restrictions under the Stock Plan prohibiting awards of restricted stock to non-employee directors for three years after retirement from employment with the Corporation. In 2014, the annual restricted stock award will have a fair market value at the time of the May 2014 award of approximately $100,000. These shares of restricted stock are 100% tenure-based and vest 100% three years from the original award date. Stock ownership guidelines have been adopted by the Boards that align further the interests of the directors with the shareholders. Directors are required to hold CMS Common Stock equivalent in value to five times their annual cash retainer by the end of the fifth calendar year of becoming a director. In the event a director has not met the stock ownership guidelines in the prescribed time frame, in lieu of the director receiving his or her monthly cash retainer, the retainer will be used to purchase CMS Common Stock until such time as the guideline has been met. All directors currently comply with this stock ownership requirement or are currently expected to comply by the end of their fifth calendar year of becoming a director.

Directors are reimbursed for expenses incurred in attending Boards or Committees meetings and other company business. Directors who are CMS or Consumers employees do not receive retainers or meeting fees for service on the Boards or as a member of any Committees. Non-employee directors receive a single retainer fee and restricted stock award for service on the CMS and Consumers Boards and each of their Committees.

Pursuant to the Directors' Deferred Compensation Plan ("DCP"), a CMS or Consumers director who is not an employee may, at any time prior to a calendar year in which a retainer and fees are to be earned, irrevocably elect to defer payment, through written notice to CMS or Consumers, of all or a portion of any of the retainer and fees that would otherwise be paid to the director. Deferred amounts will be distributed in a lump sum or in annual installments in cash, as specified in the director's initial election. Fidelity Investments, an independent record keeper, administers the Directors' DCP. The participant decides how contributions are invested among a broad array of mutual funds selected by and provided by the record keeper. Funds equal to the amounts deferred are transferred to Fidelity Investments. Our payment obligations to the director remain an unsecured contractual right to a payment. Mr. Barfield and Mr. Lochner participated in the Directors' DCP in 2013.

Effective with the Annual Meeting of Shareholders in May 2004, the Boards' retirement payments policy was discontinued. Although certain current and previously retired directors' accrued benefits under the policy will be preserved, no further years of service will be accrued nor will future increases in the cash retainer impact the preserved payments under this policy. Prior to its discontinuance, the directors' retirement payments policy provided those directors who retire with five years of service on the Boards with annual retirement payments equal to the retainer. These payments continue for a period of time equal to the director's years of service on the Boards. All preserved payments will cease at the death of the retired director. Messrs. Yasinsky and Way are covered by this policy.

All non-employee directors historically had been offered optional life insurance coverage, business-related travel accident insurance, and optional health care insurance, and CMS paid the premiums associated with participation by directors. These insurance coverages will not be provided by the Corporation to directors who had not elected the optional coverage prior to the 2004 Annual Meeting of Shareholders. Only Mr. Yasinsky is eligible for this coverage.

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Corporation is providing shareholders with an advisory (non-binding) vote to approve its compensation programs for its Named Executive Officers (NEOs) as disclosed in this Proxy Statement in accordance with SEC rules. The Compensation Committees did not make any changes to our executive compensation program since the last shareholder vote, which strongly favored the program (approximately 98% of votes cast were affirmative). We continue to engage with our large institutional holders regarding compensation elements.

As described in detail under Compensation Discussion and Analysis in this Proxy Statement, the Corporation's compensation program is organized around four principles: (1) NEO compensation should be aligned with increasing shareholder value, (2) the compensation program for NEOs should enable the Corporation to compete for and secure top executive talent, (3) NEO compensation should reward measurable results, and (4) the compensation program should be fair and competitive.

We have established our executive compensation program based on balance and simplicity:

•
Base salary is targeted to approximate the median of a peer group made up of companies of similar business profile and size, and to reflect individual performance and internal considerations;

•
Annual incentive awards are based on the achievement of EPS and operating cash flow goals; and

•
The LTI program consists of performance-based restricted stock and tenure-based restricted stock (75% and 25%, respectively, in 2013). The performance-based portion is eligible to vest after three years dependent upon our TSR performance relative to the Corporation's Performance Peer Group, while the tenure-based portion vests on the third anniversary of the award date.

We annually review all elements of the Corporation's executive compensation program and, in addition to compliance with required rules, we adopt current best practices where appropriate for our business and shareholders. As a result, we have:

•
Very limited perquisites—no planes, cars, clubs, security or financial planning. The principal perquisite provided to our executives in 2013 was an annual mandatory physical examination for each NEO. Our perquisites had a cost to the Corporation of less than $10,000 for each NEO in 2013;

•
Clawbacks in place for the annual incentive and LTI programs;

•
Stock ownership guidelines for NEOs and directors, with performance-based restricted stock awards excluded for purposes of determining compliance with the stock ownership guidelines;

•
Annual reviews of our compensation and performance peer groups;

•
Regular briefings from the independent compensation consultant regarding key trends and pending regulations;

•
No traditional employment agreements. Our executive agreements are limited to severance or separation agreements and change-in-control , and those that are new or have been extended by the Compensation Committees do not contain tax gross-ups. Base salary and annual incentive severance amounts do not exceed three times the NEO's base salary and annual incentive amount. Change-in-control agreements require a double-trigger for the accelerated vesting of equity awards in the event of a change-in-control.

•
No dividends paid on unvested performance-based restricted stock awards. In lieu of dividends, recipients receive additional shares of restricted stock that may vest based on the same performance measures applicable to the underlying restricted stock; and

•
A policy that prohibits hedging and pledging of the Corporation's securities by employees and directors.

Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.

This proposal gives our shareholders the opportunity to express their views on the overall compensation of our NEOs and the compensation philosophy, policies and practices disclosed in this Proxy Statement. For the reasons discussed above, we are asking our shareholders to indicate their support for our NEO compensation by voting FOR the following resolution at the 2014 Annual Meeting:

  RESOLVED: that the compensation paid to the Corporation's named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure, is APPROVED.

This vote is an advisory vote only, and therefore it will not bind the Corporation, the Boards or the Compensation Committees. The vote results will not create or imply any change to the Corporation's fiduciary duties or create or imply any additional fiduciary duties for the Corporation or the Boards. However, the Boards value the opinions that the shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate.

Consistent with the direction of our shareholders, the advisory vote on NEO compensation is held on an annual basis until the next non-binding shareholder vote on the frequency with which the advisory vote on NEO compensation should be held.

THE CMS BOARD RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE NON-BINDING ADVISORY PROPOSAL TO APPROVE THE COMPENSATION OF THE CORPORATION'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND THE RELATED NARRATIVE DISCLOSURE.

 REPORT OF THE AUDIT COMMITTEES

The Audit Committees of the Boards of Directors of CMS and Consumers oversee CMS' and Consumers' financial reporting process on behalf of the Boards. Management has the primary responsibility for the preparation, presentation and accuracy of the consolidated financial statements and the financial reporting process, including the systems of internal controls. The Audit Committees rely, without independent verification, on the information provided to them and on the representations made by management, the internal auditors and the independent auditors. Accordingly, the Audit Committees' oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committees' considerations and discussions referred to below do not assure that the audit of CMS' and Consumers' financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB"), that the financial statements are presented in accordance with United States generally accepted accounting principles, or that CMS' and Consumers' auditors are in fact "independent."

In discharging their oversight responsibilities, the Audit Committees reviewed and discussed with management of CMS and Consumers the audited consolidated financial statements of CMS and Consumers set forth in CMS' and Consumers' 2013 Annual Report to Shareholders and CMS' and Consumers' Annual Report on Form 10-K for the year ended December 31, 2013. The Audit Committees also discussed with PricewaterhouseCoopers LLP ("PwC"), the independent registered public accounting firm for CMS and Consumers in 2013, who are responsible for performing an independent audit of CMS' and Consumers' financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles, the matters required to be discussed by PCAOB Statement on Auditing Standards No. 16—Communication with Audit Committees.

The Audit Committees have received a report on the quality control procedures of PwC. The Audit Committees have also discussed with management, the internal auditors and PwC the quality and adequacy of CMS' and Consumers' internal controls, with particular focus on compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committees reviewed with the internal auditors and PwC their audit plans and audit scope.

The Audit Committees have received from PwC the written communications required by applicable requirements of the PCAOB regarding PwC's communications with the Audit Committees concerning independence and have discussed with PwC their independence from CMS and Consumers. The Audit Committees have discussed with PwC the compatibility of non-audit services with the auditor's independence and have satisfied themselves as to PwC's independence.

In reliance on the review and discussions referred to above, the Audit Committees recommended to the Boards that the audited consolidated financial statements be included in CMS' and Consumers' Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

AUDIT COMMITTEES

Michael T. Monahan (Chair)
Jon E. Barfield
Richard M. Gabrys
Philip R. Lochner, Jr.
Laura H. Wright

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC was the principal independent registered public accounting firm for CMS and Consumers for the years 2013 and 2012. Fees, including expenses, for professional services provided by PwC in each of the last two fiscal years are:

	2013	2012
Audit Fees	$4,520,000	$4,504,805
Audit-Related Fees	136,200	241,200
Tax Fees	—	—
All Other Fees	216,800	8,000

Total Fees	$4,873,000	$4,754,005

Audit fees include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, comfort letters, required statutory audits, fees related to the audit of our internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002 and other attest services. Audit-related fees include fees associated with assistance related to accounting systems and controls. Tax fees include fees for tax compliance, tax advice and tax planning. All other fees are related to business impact analysis activities.

The Audit Committees have adopted a policy that requires advance approval for all audit, audit-related, tax and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committees of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committees must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committees have delegated to the Chair of the Audit Committees authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committees at their next scheduled meeting. One hundred percent of the services performed by the principal independent registered public accounting firm were approved in accordance with the policy in 2013.

PROPOSAL 3: RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committees of CMS' and Consumers' Boards have adopted the following policy:

  The Audit Committees' selection of the Corporation's independent auditor shall be submitted to the Corporation's shareholders for their ratification at the Corporation's Annual Meeting of Shareholders. If a majority of shares voted do not ratify the Audit Committees' selection, the Audit Committees will consider the shareholder views when considering its selection of a different independent auditor for the Corporation or its continued retention of its existing auditor for that year.

The Audit Committees have selected PwC, independent registered public accounting firm, to audit our consolidated financial statements for the year 2014. A representative of PwC will be present at the 2014 Annual Meeting of Shareholders and will have an opportunity to make a statement and respond to appropriate questions.

YOUR BOARDS RECOMMEND A VOTE TO RATIFY THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP.

 PROPOSAL 4: APPROVE THE CORPORATION'S PERFORMANCE
INCENTIVE STOCK PLAN

Introduction.    The Boards of CMS and Consumers ("Board"), upon a recommendation of their Compensation Committee and conditioned upon shareholder approval, have approved an amended and restated Performance Incentive Stock Plan (the "2014 Stock Plan"). A copy of the 2014 Stock Plan is included as Appendix A to this Proxy Statement.

If approved by the Corporation's shareholders, the 2014 Stock Plan will become effective on June 1, 2014 and replace the Corporation's current Stock Plan, approved by shareholders in May 2009 (the "Stock Plan"). Any existing awards under the Stock Plan, will remain in effect in accordance with its terms. No new awards will be made under the Stock Plan after its expiration on May 31, 2014.

Purpose.    The Board believes that the 2014 Stock Plan is an important tool to: (i) advance the interests of the Corporation and its shareholders by providing long-term incentives to those persons with significant responsibility for creating value for shareholders; (ii) strengthen the Corporation's ability to attract, motivate and retain qualified persons of superior ability and achievement to serve as directors, officers, and in other management positions deemed critical to the long-term success of the Corporation; and (iii) further the ownership interests of key personnel in the Corporation's Common Stock (the "Common Stock"), thereby aligning their long-term interests more closely with those of the Corporation's shareholders.

Shareholder approval of the 2014 Stock Plan is required under the rules of the NYSE. In addition, shareholder approval is necessary to provide the Compensation Committee with the flexibility to grant certain awards that may qualify as performance-based compensation under Internal Revenue Code ("IRC") Section 162(m). IRC Section 162(m) limits the tax deductibility of compensation in excess of $1 million paid to a corporation's chief executive officer and to each of the corporation's other three highest-paid executive officers, other than the chief financial officer, but exempts from this limitation compensation that qualifies as performance-based compensation that is granted under a plan that is approved by shareholders and meets other regulatory requirements. Under the tax regulations, the material terms of the performance goals must be approved by shareholders and receive shareholder re-approval every five years in order to permit the Corporation to treat certain awards made under the 2014 Stock Plan, assuming other applicable conditions are satisfied, as performance-based compensation for purposes of IRC Section 162(m). Approval of the 2014 Stock Plan will constitute approval, for purposes of IRC Section 162(m), of the material terms under which the compensation is to be paid, including the performance goals contained in the 2014 Stock Plan (described below).

Highlights of Key Attributes of the 2014 Stock Plan.    Included below are some of the key attributes of the 2014 Stock Plan:

  •
  6,500,000 shares of Common Stock reserved for issuance;

  •
  An independent plan administrator for officer awards/grants;

  •
  No grants of discounted awards;

  •
  No repricing or repurchasing of stock options or stock appreciation rights;

  •
  No payments of dividends or dividend equivalents can be made during the performance period for awards with Performance Criteria;

  •
  No excessive change-in-control features;

  •
  Minimum 3-year vesting for Officers and 12-months for Directors for restricted common stock and restricted common stock unit awards, subject to accelerated vesting in the case of death, disability, retirement, termination of employment or service; and

  •
  A clawback provision.

Summary of Changes from the Stock Plan to the 2014 Stock Plan.    The following items are key changes from the Stock Plan to the 2014 Stock Plan:

  •
  Extended term to a ten year plan with expiration on May 31, 2024;

  •
  Added provision that the Compensation Committee may give authorization to the chief executive officer to award a specific number of shares and other awards to non-Officer employees;

  •
  Added provision that no payments of dividends or dividend equivalents can be made during the performance period for awards with Performance Criteria;

  •
  Added limits on annual awards and grants to non-employee directors (lesser of 10,000 shares or value of $250,000);

  •
  Eliminated requirement that a non-employee director must not have been employed by the Corporation within the preceding three years to be eligible for an award;

  •
  Added restricted stock units as an award selection under the plan;

  •
  Added unrestricted common stock as an award selection under the plan for non-Officers;

  •
  Added voluntary option to defer award payout;

  •
  Removed specific terms and conditions regarding termination of employment, termination of service and retirement from the plan to allow the Compensation Committee flexibility to administer the plan and address the termination treatment in the underlying award agreements; and

  •
  Aligned the plan's change-in-control definition with the Corporation's change-in-control agreements.

Determination of Authorized Shares.    Shareholder approval of the 2014 Stock Plan will provide the Corporation with flexibility to grant awards from a pool of shares available under the 2014 Stock Plan for the purposes of attracting, motivating and retaining participants. If the 2014 Stock Plan is approved the approximately 2,068,000 shares of Common Stock available, as of December 31, 2013, under the Stock Plan will no longer be authorized for future grants. Assuming that the 2014 Stock Plan is approved by the Corporation's shareholders, as of June 1, 2014, only the 6,500,000 shares reserved under the 2014 Stock Plan will be authorized for future grants. The closing price of a share of Common Stock on the NYSE on March 14, 2014 was $28.80.

Each officer, non-employee director, or other non-officer employee of the Corporation or its subsidiaries is eligible to participate in the 2014 Stock Plan. The Compensation Committee selects the participants (except in limited circumstances where the CEO has been delegated that authority), determines the amount of each award or grant and prescribes the terms and conditions of each award or grant. As of December 31, 2013, 11 non-employee directors and approximately 4,520 employees of the Corporation and its subsidiaries were eligible to participate in the Stock Plan and will be eligible to receive future awards under the 2014 Stock Plan as of June 1, 2014. For each of the past five years, all of our non-employee directors and approximately 100 employees received long-term incentive awards under the Stock Plan.

We are asking shareholders to approve the 2014 Stock Plan, as it will allow the Corporation the opportunity to encourage Common Stock ownership by non-employee directors, executives and other employees and link their financial interests with other shareholders. We believe this proposal enables us to remain competitive in our ability to attract, motivate and retain key talent by providing a pool of shares available for awards. The Corporation believes that the requested 6,500,000 shares under the 2014

Stock Plan, on the basis of current assumptions, should provide adequate shares for issuance under the 2014 Stock Plan until the 2019 Annual Meeting of Shareholders.

Description of the 2014 Stock Plan

The following description of the 2014 Stock Plan is a summary and is qualified in its entirety by reference to the complete text of the 2014 Stock Plan, which is attached as Appendix A to this Proxy Statement. Capitalized terms used but not defined in this summary description have the meaning set forth in the 2014 Stock Plan.

Term of the 2014 Stock Plan.    If approved by shareholders at the 2014 Annual Meeting, awards may be granted under the 2014 Stock Plan for a period of up to ten years, unless earlier terminated by the Board. The 2014 Stock Plan will continue in effect until all matters relating to the payment of outstanding awards and administration of the 2014 Stock Plan have been settled.

Administration.    The Compensation Committee serves as the Plan Administrator of the 2014 Stock Plan and administers the Awards and Award Documents for Officers and other Eligible Persons. The Governance Committee serves as the Administrator of the 2014 Stock Plan regarding administration of the Awards and Award Documents for Non-Employee Directors.

Maximum Shares of Common Stock Available Under the 2014 Stock Plan and Per Person Limitations.    The 2014 Stock Plan covers a maximum of 6,500,000 shares of Common Stock. The 6,500,000 shares of Common Stock authorized under the 2014 Stock Plan is 2.4% of the Corporation's outstanding shares as of December 31, 2013.

IRC Section 162(m) requires, among other things, that the maximum number of shares awarded to specified executive officers under the 2014 Stock Plan must be approved by shareholders in order for the awards to be eligible for treatment as performance-based compensation and not be subject to the $1 million limitation on deductibility for compensation paid to such officers. The maximum shares awarded or granted for any one Officer or Employee for any one calendar year under the 2014 Stock Plan, excluding any Performance Units granted, shall not exceed 500,000 shares of Common Stock, in the aggregate. In the case of Performance Units, no Participant shall be granted Performance Units during any one year that will provide for payment in excess of $2.5 million.

The maximum shares awarded or granted for any one Non-Employee Director for any one calendar year under this 2014 Stock Plan, excluding any Performance Units granted, shall not exceed the lesser of 10,000 shares of Common Stock or a value of $250,000 in the aggregate. Not more than 10% of the total shares reserved for grant or award under the 2014 Stock Plan shall be granted or awarded to Non-Employee Directors.

Any share of Common Stock covered by an Award (or portion of an Award) that is forfeited, canceled or terminated or that expires without being exercised in whole or in part, or that is settled in cash shall again be available for the grant of new Awards under the 2014 Stock Plan. The number of shares of Common Stock that are tendered by a Participant or withheld by the Corporation to pay the exercise price of a Stock Option or to satisfy a Participant's tax withholding obligations in connection with the exercise or settlement of an Award and the number of shares of Common Stock covered by a stock-settled Stock Appreciation Right to the extent exercised will not be available for the grant of new Awards under the 2014 Stock Plan.

Deferral of Payment.    The provisions of the Plan regarding payment of Awards shall be subject to and interpreted in accordance with, in all respects, the deferral elections, if any, of the Participant made from time to time in accordance with the Award Document. The Compensation Committee may at its discretion impose mandatory deferral for an Officer or Director to comply with stock ownership requirements outside of the 2014 Stock Plan.

Awards.    The types of Awards that can be granted under the 2014 Stock Plan are set forth below. Awards are subject to the terms and conditions of the 2014 Stock Plan and such other terms and conditions that may be established by the Plan Administrator in the Award Document.

Stock Options and Stock Appreciation Rights.    The Compensation Committee shall establish the exercise price at the time any Stock Option or Stock Appreciation Right is granted at not less than 100% of the fair market value of the Common Stock on the date on which such Stock Option or Stock Appreciation Right is granted. Stock Options and Stock Appreciation Rights granted under the 2014 Stock Plan shall not subsequently be re-priced by reducing the exercise price thereof, nor shall Stock Options or Stock Appreciation Rights granted under the 2014 Stock Plan be canceled and replaced by a subsequent re-grant under the Plan of Stock Options or Stock Appreciation Rights having an exercise price lower than the Stock Options or Stock Appreciation Rights so canceled.

Any Stock Option granted under the 2014 Stock Plan may, at the time of such grant, include a Stock Appreciation Right. A Stock Appreciation Right granted in conjunction with a related underlying Stock Option shall be exercisable only at the time and to the extent the related underlying Stock Option is exercisable and only if the fair market value of the Common Stock exceeds the exercise price of the related underlying Stock Option. A Stock Appreciation Right may also be granted independently of a Stock Option.

Stock Options and Stock Appreciation Rights are restricted from being exercised for a period of at least twelve months from and after the date of the grant, subject to accelerated vesting in the event of death, Disability, Retirement, or termination of service of the award recipient. Stock Options and Stock Appreciation Rights terminate as specified in the Award Document, but no later than ten years after the date of grant.

Restricted Stock, Restricted Stock Units and Unrestricted Common Stock.    The Compensation Committee may from time to time award Restricted Common Stock, Restricted Common Stock Units or Unrestricted Common Stock to any Eligible Person it has designated as a Participant and in accordance with such rules as the Compensation Committee may prescribe. The Compensation Committee may also award Restricted Common Stock or Restricted Common Stock Units conditioned on the attainment of performance goals determined by the Compensation Committee as set forth in the Award Document and subject to such other restrictions as the Compensation Committee deems advisable.

The number of shares of Common Stock subject to an Unrestricted Common Stock Award shall be determined by the Compensation Committee. Unrestricted Common Stock Awards shall not be subject to any Restrictions or Performance Criteria; provided, however, Unrestricted Common Stock Awards shall not be granted to Officers.

Restricted Common Stock and Restricted Common Stock Units shall have vesting restrictions imposed by the Compensation Committee for a period of time of at least thirty-six months from and after the date of the Award for Officers and Employees and 12-months for Directors, subject to accelerated vesting in the event of death, Disability, Retirement, or termination of service of the award recipient.

Shares of Restricted Common Stock awarded to a Participant under the 2014 Stock Plan, whether or not vested or transferable, may have full dividend rights as determined by the Compensation Committee and set forth in the Award Document. Dividends with respect to shares of Restricted Common Stock subject to performance-based vesting conditions shall be subject to the same vesting conditions as the underlying shares of Restricted Common Stock.

The Award Document relating to a Restricted Common Stock Unit Award will specify (i) whether such award may be settled in Common Stock, cash or a combination thereof, and (ii) whether the Participant will be entitled to receive on a current or deferred basis, dividend equivalents, with respect to such Award. Any dividend equivalents with respect to Restricted Common Stock Units that are subject to performance-based vesting conditions will be subject to the same restrictions as such Restricted

Common Stock Units. Prior to settlement of a Restricted Common Stock Unit, the Participant will have no rights as a shareholder of the Corporation.

Phantom Shares and Performance Units.    The Compensation Committee may from time to time grant Phantom Shares, the value of which is determined by reference to a share of Common Stock on terms and conditions as the Compensation Committee, in its sole discretion, may from time to time determine. Each grant of Phantom Shares shall specify the number of Phantom Shares granted, the initial value of such Phantom shares which shall not be less than 100% of the fair market value of the Common Stock as of the date of grant, the Valuation Dates, the number of Phantom Shares whose Appreciation Value shall be determined on each such Valuation Date, any applicable vesting schedule for such Phantom Shares, and any applicable limitation on payment for such Phantom Shares. Subject to satisfaction of the applicable conditions, the Appreciation Value of a Phantom Share shall be paid to the Participant in cash following the Valuation Date applicable to the Phantom Share.

The Compensation Committee may, in its sole discretion, grant Performance Units to Eligible Persons. Each Performance Unit will have an initial value that is established by the Compensation Committee at the time of grant and credited to a bookkeeping account established for the Participant, but no Participant shall be granted Performance Units during any one calendar year that will provide for payment in excess of $2.5 million. The Compensation Committee will set performance periods and objectives and other terms and conditions of the grant based upon Performance Criteria.

Performance Criteria.    Under the 2014 Stock Plan, the vesting, exercisability or payment of certain Awards may be made subject to the satisfaction of performance goals. The performance goals applicable to a particular Award will be determined by the Plan Administrator at the time of grant. To the extent necessary for an Award to be performance-based compensation under IRC Section 162(m) and the regulations thereunder, the Compensation Committee shall use one or more of the following business criteria, such criteria may be based on corporate-wide or subsidiary, division, operating unit or individual measures: net earnings; operating earnings or income; earnings growth; net income; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital); earnings per share; earnings per share growth; stock price; total shareholder return; absolute and/or relative return on common shareholders equity; return on shareholders equity; return on capital; return on assets; economic value added (income in excess of cost of capital); independent customer satisfaction studies or indices; expense reduction; sales; or ratio of operating expenses to operating revenues. The applicable Performance Criteria may be applied on a pre- or post-tax basis and may be adjusted to include or exclude objectively determinable components of any Performance Criteria, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Corporation or its financial statements or changes in law or accounting principles (each an "Adjustment Event"). In the sole discretion of the Compensation Committee, unless such action would cause an Award to a "covered employee" (within the meaning of IRC Section 162(m)) to fail to qualify as performance-based compensation under IRC Section 162(m), the Compensation Committee may amend or adjust the Performance Criteria or other terms and conditions of an outstanding Award in recognition of any Adjustment Event.

Change in Control.    In the event of a Change in Control and a qualifying termination as defined under any written employment contract or agreement between the Corporation and an officer, Awards granted under the 2014 Stock Plan shall vest to the extent, if any, provided for in the written employment agreement or contract or separate contractual arrangement applicable to the Award. For a Participant not covered by a written employment contract or agreement, except as otherwise provided by the Compensation Committee, in the event of a Change in Control and an Eligible Termination under the 2014 Stock Plan (generally a termination not involving death, Disability, Retirement or Cause), any portion of an Award subject to time based only restrictions vest fully and an Award subject to a performance-based restriction vest on a pro rata basis to the Change in Control date using the target number of shares as the basis for the pro ration.

Clawback.    If, due to a restatement of the Corporation's or an Affiliate's publicly disclosed financial statements or otherwise, an Eligible Person is subject to an obligation to make a repayment or return of benefits to the Corporation or an Affiliate pursuant to a clawback provision contained in the 2014 Stock Plan or any other compensation or benefit plan of the Corporation (a "benefit plan clawback provision"), the Board or Compensation Committee may determine that it shall be a precondition to the vesting of any unvested Award of the Eligible Person under the 2014 Stock Plan, that the Eligible Person fully repay or return to the Corporation any amounts owing under such benefit plan clawback provision. Any and all Awards under the 2014 Stock Plan are further subject to (i) any provision of law which may require the Eligible Person to forfeit or return any benefits provided under the 2014 Stock Plan, in the event of a restatement of the Corporation's or an Affiliate's publicly disclosed accounting statements or other illegal act, or (ii) any clawback policy of the Corporation. The Compensation Committee may also, at its discretion, require a return of a benefit or award in the event of a mistake or accounting error in the calculation of such benefit or award.

Amendment and Termination of the 2014 Stock Plan.    The Board reserves the right at any time to amend, suspend or terminate the 2014 Stock Plan in whole or in part and for any reason and without the consent of any Participant or Beneficiary; provided, that no such amendment shall:

  •
  Change the exercise price or adversely affect any Stock Option or Stock Appreciation Right outstanding under the 2014 Stock Plan on the effective date of such amendment or termination, or

  •
  Adversely affect any Award then in effect or rights to receive any amount to which Participants or Beneficiaries have become entitled prior to such amendment, or

  •
  Unless approved by the Shareholders, increase the aggregate number of shares of Common Stock reserved for award or grant under the 2014 Stock Plan, change the group of Eligible Persons or increase the compensation limits as specified under the 2014 Stock Plan.

Tax Withholding.    Each vesting and payment of Common Stock and each vesting and payment with respect to Phantom Shares and Performance Units under the 2014 Stock Plan shall be made subject to federal, state and local tax withholding requirements. For this purpose, the Compensation Committee may provide for the withholding of shares of Common Stock or allow a Participant to pay to the Corporation funds sufficient to satisfy such withholding requirements. The Corporation shall appropriately reduce the amount of stock or cash to be paid to a Participant to cover required tax withholding in connection with the exercise of a Nonqualified Option or Stock Appreciation Right or as a result of a disqualifying disposition of stock acquired upon exercise of an Incentive Option.

New Plan Benefits.    The grant of Awards under the 2014 Stock Plan is in the Compensation Committee's discretion and, accordingly, it is not possible to determine amounts that will be received thereunder in the future. For awards under the Stock Plan during 2013 for each of the Non-Employee Directors and Messrs. Russell, Webb, Brunner, Butler, Mengebier and Malone see the 2013 COMPENSATION TABLES presented earlier in this Proxy Statement.

U.S. Federal Taxation of Awards.    The following is a brief summary of certain United States federal income tax consequences generally arising with respect to Awards under the 2014 Stock Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2014 Stock Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2014 Stock Plan.

IRC Section 162(m).    As noted above, IRC Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation's chief executive officer and the corporation's other three most highly compensated executive officers other than the chief financial officer. However, performance-based compensation is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more "outside directors"; (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by the corporation's shareholders; and (iii) the committee certifies that the applicable performance goals are satisfied before payment of any performance-based compensation is made. The Compensation Committee currently consists solely of "outside directors" for purposes of IRC Section 162(m). As a result, certain compensation under the 2014 Stock Plan, such as that payable with respect to Stock Options and Stock Appreciation Rights, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 2014 Stock Plan, such as any Restricted Common Stock Award or Restricted Common Stock Unit Award that is not subject to IRC Section 162(m) performance goals, would be subject to such limit.

Stock Options.    A Participant will not recognize taxable income at the time a Stock Option is granted and the Corporation will not be entitled to a tax deduction at that time. A Participant will recognize compensation taxable as ordinary income (and subject to income tax withholding, in the case of an employee) upon exercise of a Nonqualified Option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Corporation expects to be entitled to a corresponding deduction. A Participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an Incentive Option. If the shares acquired by exercise of an Incentive Option are held for at least two years from the date the Incentive Option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Corporation will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition, the Participant will recognize compensation taxable as ordinary income equal to the lesser of (1) the amount realized upon that disposition, and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Corporation expects to be entitled to a corresponding deduction.

Stock Appreciation Rights.    A Participant will not recognize taxable income at the time Stock Appreciation Rights are granted and the Corporation will not be entitled to a tax deduction at that time. Upon exercise, the Participant will recognize compensation taxable as ordinary income (and subject to income tax withholding, in the case of an employee) in an amount equal to the fair market value of any shares and the amount of any cash delivered. This amount is expected to be deductible by the Corporation as compensation expense.

Restricted Common Stock.    A Participant will not recognize taxable income at the time Restricted Common Stock is awarded and the Corporation will not be entitled to a tax deduction at that time, unless the Participant makes an election to be taxed at that time. If such election is made, the Participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of an employee) at the time of grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the Participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of such restrictions is deductible by the Corporation as compensation expense, except to the extent the deduction limits of IRC Section 162(m) apply. In addition, a Participant receiving dividends with respect to Restricted Common Stock for which the above-described election has not been made and prior to the time such restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding, in the case of an employee), rather than dividend income, in an amount equal to the dividends paid and the Corporation will be entitled to a corresponding deduction, except to the extent the deduction limits of IRC Section 162(m) apply.

Restricted Common Stock Units.    A Participant will not recognize taxable income at the time a Restricted Common Stock Unit is granted and the Corporation will not be entitled to a tax deduction at that time. Upon the settlement of Restricted Common Stock Units, the Participant will recognize compensation taxable as ordinary income (and subject to income tax withholding, in the case of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Corporation. This amount is deductible by the Corporation as compensation expense, except to the extent the deduction limits of IRC Section 162(m) apply.

Unrestricted Common Stock.    The Participant will recognize compensation taxable as ordinary income (and subject to income tax withholding, in the case of an employee) at the time Unrestricted Common Stock is granted and in an amount equal to the fair market value of the shares granted. This amount is deductible by the Corporation as compensation expense, except to the extent the deduction limits of IRC Section 162(m) apply.

Phantom Shares and Performance Unit Awards.    A Participant will not recognize taxable income at the time Phantom Shares or Performance Units are granted and the Corporation will not be entitled to a tax deduction at that time. Upon the settlement of Phantom Shares or Performance Units, the Participant will recognize compensation taxable as ordinary income (and subject to income tax withholding, in the case of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Corporation. This amount is deductible by the Corporation as compensation expense, except to the extent the deduction limits of IRC Section 162(m) apply.

YOUR BOARD RECOMMENDS A VOTE TO APPROVE THE PROPOSAL

 EQUITY COMPENSATION PLAN INFORMATION

Information as of December 31, 2013 concerning compensation plans under which equity securities are authorized for issuance is as follows:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	N.A.	2,068,751

 PROPOSAL 5: APPROVE THE PERFORMANCE MEASURES USED IN THE CMS INCENTIVE COMPENSATION PLAN

The Boards approved and adopted the CMS Incentive Compensation Plan for CMS and Consumers Officers ("Annual Incentive Plan"), in order to award payment of annual cash bonuses to certain CMS and Consumers executive officers and directed that the material terms of the Annual Incentive Plan performance measures be submitted to CMS shareholders for approval so that payments under the Annual Incentive Plan may qualify as performance-based compensation under IRC Section 162(m), assuming other regulatory requirements are satisfied.

As noted in Proposal 4, IRC Section 162(m) limits the tax deductibility of compensation in excess of $1 million paid to a corporation's chief executive officer and to each of the corporation's other three highest-paid executive officers, other than the chief financial officer, but exempts from this limitation compensation that qualifies as performance-based compensation that is granted under a plan that is approved by shareholders and meets other regulatory requirements. Under the tax regulations, the material terms of the performance goals must be approved by shareholders every five years, so that certain compensation paid under the Annual Incentive Plan may qualify as performance-based compensation under IRC Section 162(m).

The following is a description of the material terms of the performance measures and certain other material terms of the Annual Incentive Plan. This description is qualified in its entirety by reference to the Annual Incentive Plan, a copy of which has been included as Appendix B to the Proxy Statement.

The Compensation Committees of the Boards ("Compensation Committee"), which is entirely composed of independent members of the Board, administers the Corporation's and Consumers' incentive compensation plans and related contractual arrangements; specifically, the Annual Incentive Plan. The Annual Incentive Plan is a cash plan that pays out on the basis of the achievement of goals set for a single fiscal year. The Annual Incentive Plan provides cash compensation to NEOs only if, and to the extent that, performance conditions approved by the Compensation Committee are met.

Under the terms of the Annual Incentive Plan, Officers of CMS and/or Consumers who do not participate in a broad based incentive plan contingent upon objectives and performance unique to the Officers' subsidiary, affiliate, site and/or business unit, are eligible for participation. As of March 14, 2014, the Corporation's officers, approximately 20 individuals, were eligible to receive incentive compensation based on the attainment of performance goals under the Annual Incentive Plan. See Compensation Discussion and Analysis in this Proxy Statement for payments under the Annual Incentive Plan and the Annual Incentive Plan's performance-based criteria. In 2013, payments were based on the attainment of performance goals related to the Corporation's adjusted earnings per share and operating cash flow. However, based on the Board's strategic priorities for CMS, in other years, the Compensation Committee may set other performance goals. If the performance goals are met, the award for officers is based on a percentage of salary depending on salary grade. The maximum amount of an award for any employee covered by IRC Section 162(m) cannot exceed $2.5 million in any one year.

The performance measures that may be used in setting performance goals under the Annual Incentive Plan include:

  Net earnings; operating earnings or income; earnings growth; net income; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital); earnings per share; earnings per share growth; stock price; total shareholder return; absolute and/or relative return on common shareholders equity; return on shareholders equity; return on capital; return on assets; economic value added (income in excess of cost of capital); independent customer satisfaction studies or indices; expense reduction; sales; or ratio of operating expenses to operating revenues. In addition, the Annual Incentive Plan may incorporate certain utility operating parameters such as safety, reliability and customer service. The applicable Performance Goals may be applied on a pre- or post-tax basis and may be adjusted to include or exclude objectively determinable components of any Performance Goal, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Corporation or its financial statements or changes in law or accounting principles. In the sole discretion of the Committee, unless such action would cause an Award to a "covered employee" (within the meaning of IRC Section 162(m)) to fail to qualify as qualified performance-based compensation under IRC Section 162(m), the Committee may amend or adjust the Performance Goal or other terms and conditions of an outstanding Award in recognition of any Adjustment Event.

These are the performance measures that shareholders are being asked to approve.

The Board may amend, suspend or terminate the Annual Incentive Plan, subject to any requirement of shareholder approval required by applicable law or regulation.

The Board recommends that the material terms of the performance goals of the Annual Incentive Plan be approved. Shareholder approval of the performance measures is only one of several requirements under IRC Section 162(m) that must be satisfied for awards under the Annual Incentive Plan to qualify for the performance-based compensation exception. There is no guarantee that amounts paid under the Annual Incentive Plan will, in practice, be deductible by CMS.

YOUR BOARD RECOMMENDS A VOTE TO APPROVE THE PROPOSAL

 2015 PROXY STATEMENT INFORMATION

Under SEC rules, if a shareholder wishes to submit a proposal for possible inclusion in our 2015 Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, we must receive it on or before December 5, 2014. Our Bylaws provide that in order for a shareholder to propose business or nominate persons for election to our Boards at an annual meeting, written notice containing the information required by the Bylaws must be delivered to our Corporate Secretary no later than 60 days nor earlier than 90 days before the anniversary of the prior year's annual meeting, that is, after February 15, 2015 but no later than March 17, 2015 for the 2015 Annual Meeting. Shareholder proposals and nominations should be addressed to: Corporate Secretary, CMS Energy Corporation, One Energy Plaza, Jackson, Michigan 49201.

APPENDIX A

PERFORMANCE INCENTIVE STOCK PLAN

The CMS Energy Corporation Performance Incentive Stock Plan, first effective February 3, 1988, is hereby set forth as amended and restated effective June 1, 2014.

Article I. Purpose

The CMS Energy Corporation Performance Incentive Stock Plan (hereinafter called the "Plan") is a Plan to provide incentive compensation to Eligible Persons, based upon such Eligible Persons' individual contributions to the long-term growth and profitability of the Corporation, and in order to encourage such Eligible Persons to identify with shareholder concerns and their current and continuing interest in the development and financial success of the Corporation. Because it is expected that the efforts of Officers, Employees or Directors selected for participation in the Plan will have a significant impact on the results of the Corporation's operations in future years, the Plan is intended to assist the Corporation in attracting and retaining Officers, Employees or Directors of superior ability and in motivating their activities on behalf of the Corporation.

Article II. Definitions

2.1
Definitions:    When used in the Plan, the following words and phrases shall have the following meanings:

a.
"Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act.

b.
"Appreciation Value" means the increase in the value of a Phantom Share awarded to a Participant and as described in Section 8.1 of the Plan.

c.
"Award" means the incentive compensation awarded or granted under this Plan in the form of shares of Restricted Common Stock, Restricted Common Stock Units, Unrestricted Common Stock, Stock Options, Stock Appreciation Rights, Phantom Shares and/or Performance Units.

d.
"Award Document" means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be written, electronic or other media, including a notation on the books and records of the Corporation and, unless the Committee requires otherwise, need not be signed by a representative of the Corporation or a Participant.

e.
"Award Period" means the period or periods of time relating to any Restrictions imposed by the Committee with respect to Restricted Common Stock or Restricted Common Stock Units awarded under Article VII of the Plan. Such period of time shall extend for a period of at least twelve months for Directors (or, if earlier, the period from the date of award until the next annual meeting of shareholders to occur after the date of the award) and for a period of at least thirty-six months for Officers and Employees from and after the date of the award provided that vesting may, in the discretion of the Committee, occur in full at the end of such period or may occur in specified installments over such period, and further provided that the Committee may provide for early vesting upon the death, Disability, Retirement or termination of service of the award recipient, all as set forth in the Award Document.

f.
"Beneficial Owner" has the meaning set forth in Rule 13d-3 under the Exchange Act.

g.
"Beneficiary" means the beneficiary or beneficiaries designated to receive the amount, if any, payable under the Plan upon the death of a Participant.

  h.
  "Board" means the Board of Directors of CMS Energy Corporation or Consumers Energy Company.

  i.
  "Cause" shall have the meaning set forth in any written agreement between the Participant and the Corporation and, if not defined, "Cause" means the occurrence of any one or more of the following:

    (a)   The continued failure by the Participant to substantially perform his or her duties of employment (other than any such failure resulting from the Participant's Disability), after a demand for substantial performance is delivered to the Participant that identifies the manner in which the Committee believes that the Participant has not substantially performed his or her duties, and the Participant has failed to remedy the situation within a reasonable period of time specified by the Committee which shall not be less than 30 days; or

    (b)   The Participant's (i) indictment for a felony or (ii) a conviction for a misdemeanor involving fraud, embezzlement, theft, misappropriation or failure to be truthful; or

    (c)   The Participant's (i) gross negligence, (ii) failure or refusal, on request or demand by the Corporation or any governmental authority, to provide testimony to or cooperate with any governmental regulatory authority, or any other similar non-cooperation by the Participant, (iii) willful engaging in misconduct materially or demonstrably injurious to the business or reputation (by adverse publicity or otherwise) of the Corporation, monetarily or otherwise, or (iv) violation of a material provision of the Corporation's code of conduct and/or code of ethics, including but not limited to violations of the Corporation's policies relating to substance abuse and discrimination.

  j.
  "Change in Control" for Participants who have a written agreement with the Corporation including a change in control provision, shall have the meaning as specified in such agreement. For other Participants, the phrase shall have the meaning provided in Attachment A hereto.

  k.
  "Code" means the Internal Revenue Code of 1986, as amended.

  l.
  "Committee" means, as and to the extent specified in Section 3.2 of this Plan, the Compensation and Human Resources Committee[s] of the Board and/or the Governance and Public Responsibility Committee[s] of the Board which shall each be comprised in such a manner intended to comply with the requirements of the New York Stock Exchange or other applicable stock exchanges, Rule 16b-3 (or any successor rule) under the Exchange Act and Code Section 162(m), in each case, to the extent applicable.

  m.
  "Common Stock" means the common stock of CMS Energy Corporation as authorized for issuance in its Articles of Incorporation at the time of an award or grant under this Plan.

  n.
  "Corporation" means CMS Energy Corporation, its successors and assigns, and each of its subsidiaries, or any of them individually.

  o.
  "Director" means any person who is a member of the Board.

  p.
  "Disability" means a determination by the insurer or third-party administrator under an individual and/or group disability policy covering the Participant that the Participant is totally and permanently disabled as defined in the policy or if there is no such coverage, then a disability that satisfies the requirements of total and permanent disability under Code Section 22(e).

  q.
  "Eligible Person" means an Officer, an Employee or Non-Employee Director.

  r.
  "Eligible Termination" means a termination (not involving death, Disability, Retirement or Cause); pursuant to a notice of termination delivered to the Participant by the Corporation or pursuant to a request that the Participant submit a resignation as an employee.

  s.
  "Employee" means a non-Officer salaried employee of the Corporation.

  t.
  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  u.
  "Grant Period" means the period or periods of time relating to any restrictions imposed by the Committee with respect to Stock Options or Stock Appreciation Rights granted under Article VI of the Plan. Such period(s) of time shall extend for a period of at least twelve months from and after the date of the grant provided that vesting may, in the discretion of the Committee, occur in full at the end of such period or may occur in specified installments over such period, and further provided that the Committee may provide for early vesting upon the death, Disability, Retirement or termination of service of the award recipient, all as set forth in the Award Document.

  v.
  "Immediate Family" means a Participant's spouse, child, step-child, grandchild, sibling or parent.

  w.
  "Incentive Option" means an option to purchase Common Stock that meets the requirements of the Plan and Code Section 422, or any successor provision, and which is intended by the Committee to constitute an Incentive Option.

  x.
  "Non-Employee Director" means a member of the Board who is not currently an employee of the Corporation.

  y.
  "Nonqualified Option" means an option to purchase Common Stock that meets the requirements of the Plan and which is not an Incentive Option.

  z.
  "Officer" means an employee of the Corporation in salary grade E-3 or higher.

  aa.
  "Optionee" means any person to whom a Stock Option or Stock Appreciation Right has been granted or who becomes a holder under Article VI of the Plan.

  bb.
  "Participant" means a person to whom an Award has been made which has not been paid, exercised, forfeited, canceled, expired or otherwise terminated or satisfied under the Plan.

  cc.
  "Performance Criteria" are the factors used by the Committee (on an absolute or relative basis) to establish goals to track business measures. To the extent necessary for an award to be qualified performance-based compensation under Code Section 162(m) and the regulations thereunder, the Committee shall use one or more of the following business criteria, which may be based on corporate-wide or subsidiary, division, operating unit or individual measures: net earnings; operating earnings or income; earnings growth; net income; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital); earnings per share; earnings per share growth; stock price; total shareholder return; absolute and/or relative return on common shareholders equity; return on shareholders equity; return on capital; return on assets; economic value added (income in excess of cost of capital); independent customer satisfaction studies or indices; expense reduction; sales; or ratio of operating expenses to operating revenues. The established Performance Criteria may be applied on a pre- or post-tax basis and may be adjusted to include or exclude objectively determinable components of any Performance Criteria, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Corporation or its financial statements or changes in law or accounting principles (each an "Adjustment Event"). In the sole discretion of the Committee, unless such action would cause an Award to a Code Section 162(m) Employee to fail to qualify as qualified performance-based compensation under Code Section 162(m), the Committee may amend or adjust the Performance Criteria or other terms and conditions of an outstanding Award in recognition of any Adjustment Event.

  dd.
  "Performance Unit" means a contractual right granted to a Participant pursuant to Article VIII of the Plan to receive a designated dollar value equal to the value established by the Committee and subject to such terms and conditions as are set forth in this Plan and the applicable Award Document.

  ee.
  "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as provided in Section 13(d) of the Exchange Act.

  ff.
  "Plan Administrator" has the meaning set forth in Section 3.2 of the Plan.

  gg.
  "Phantom Share" means a contractual right granted to a Participant pursuant to Article VIII of the Plan to receive an amount equal to the Appreciation Value at such time, and subject to such terms and conditions as are set forth in this Plan and the applicable Award Document.

  hh.
  "Restricted Common Stock" means Common Stock delivered subject to the Restrictions described in Article VII of the Plan.

  ii.
  "Restricted Common Stock Unit" means a right to receive one share of Common Stock or, in lieu thereof and to the extent provided in the applicable Award Document, the fair market value of such share of Common Stock in cash, which shall be subject to the Restrictions described in Article VII of the Plan.

  jj.
  "Restrictions" for purposes of Article VII of the Plan includes any time-based and/or performance-based conditions to vesting.

  kk.
  "Retirement" means retirement of a Participant from active employment or service with the Corporation on or after age 55.

  ll.
  "Shareholder(s)" means the shareholder(s) of CMS Energy Corporation stock.

  mm.
  "Stock Appreciation Right" shall mean a right to receive the appreciation in value of the optioned shares over the option price, granted pursuant to Article VI of the Plan.

  nn.
  "Stock Option" means an option to purchase shares of Common Stock at a specified price, granted pursuant to Article VI of the Plan, which includes Incentive Options and Non-qualified Options.

  oo.
  "Unrestricted Common Stock" shall mean Common Stock which is not subject to Restrictions or Performance Criteria.

  pp.
  "Valuation Date" means the date or dates established by the Committee at the time of grant of Phantom Shares, when the Appreciation Value is determined.

Article III. Effective Date, Duration, Scope and Administration of the Plan

3.1
Effective Date:    This restatement of the Plan shall be effective June 1, 2014, conditioned upon approval of the Shareholders, and shall continue until May 31, 2024.

3.2
Administration:    The Compensation and Human Resources Committees shall be the Plan Administrator for Officers and Employees, including any Award or any Award Document with respect to Officers and Employees, and the Governance and Public Responsibility Committees

  shall be the Plan Administrator for Non-Employee Directors including any Award or any Award Document with respect to Non-Employee Directors.

  The Committee shall have full power and authority to construe, interpret and administer the Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding upon all parties. If any Participant objects to any such interpretation or action formally or informally, the expenses of the Committee and its agents and counsel shall be chargeable against any amounts otherwise payable under the Plan to or on account of the Participant.

3.3
Indemnification:    No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee and each other Officer, employee of the Corporation or Director to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's own fraud or bad faith. To the extent that any payment or reimbursement of any liability, cost or other expense of a Committee member or other person pursuant to this Article III (each, an "indemnitee") is subject to the requirements of Code Section 409A, the following conditions shall apply: (a) the indemnitee shall only be entitled to the payment or reimbursement of expenses incurred during the indemnitee's lifetime; (b) the amount of expenses paid or reimbursed during one taxable year of the indemnitee shall not affect the amount of expenses eligible for payment or reimbursement in any other taxable year; (c) any reimbursement of an expense shall be made on or before the last day of the indemnitee's taxable year following the taxable year in which the expense was incurred; and (d) the right to payment or reimbursement of expenses shall not be subject to liquidation or exchange for another benefit.

Article IV. Participation, Awards and Grants

4.1
Participation:    Each year the Committee shall designate as Participants in the Plan those Eligible Persons who, in the opinion of the Committee, have significantly contributed to the Corporation.

4.2
Awards and Grants:    Each year, the Committee may award shares of Restricted Common Stock and/or Unrestricted Common Stock and may grant Restricted Common Stock Units, Phantom Shares, Performance Units, Stock Options and/or Stock Appreciation Rights to each Eligible Person whom it has designated as a Participant in such year. No Incentive Option will be granted to an Eligible Person who is not a full or part-time employee of the Corporation.

The Committee, at its sole discretion, may give authorization to the chief executive officer of the Corporation to award a specified number of shares of Common Stock and/or grant Restricted Common Stock Units, Phantom Shares, Performance Units, Stock Options and/or Stock Appreciation Rights to Employees designated as Participants; provided, however, such authorization shall not be given with regard to the selection for participation in this Plan of an Officer, Director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an Officer, Director or other person subject to Section 16 of the Exchange Act.

4.3
Awards and Grants to Foreign Nationals:    Awards of Common Stock and grants of Stock Options (with or without Stock Appreciation Rights), Restricted Common Stock Units, Phantom Shares or Performance Units may be made, without amending the Plan, to Eligible Persons who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan or to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such supplement or alternative version shall: (a) increase the number of available shares of Common Stock under Section 5.1 of the Plan; or (b) increase the limitations contained in Section 5.3 of the Plan; or (c) increase the individual compensation limit in Section 8.2 of the Plan.

  Eligible Persons who are subject to United States of America taxes are not eligible to receive a Stock Option or Stock Appreciation Right that does not meet the requirements for exemption from Code Section 409A.

4.4
Terms and Conditions:    The Committee may impose such terms and conditions on each Award, set forth in an Award Document, as it deems necessary or appropriate, including without limitation the vesting, the timing and method of payment, the right to earn dividend or dividend equivalents and termination provisions. Any such Awards either shall be structured in such a manner as to be exempt from the requirements of Code Section 409A or shall be structured to meet the requirements of Code Section 409A. Grants of Stock Options or Stock Appreciation Rights are in all cases intended to meet the requirements for exemption from Code Section 409A. Awards shall be made in accordance with applicable legal requirements of federal and state securities laws, and in making determinations of legal requirements the Committee may rely on an opinion of counsel for the Corporation.

4.5
Deferral of Payment:    The provisions of this Plan regarding payment of Awards shall be subject to and interpreted in accordance with, in all respects, the deferral elections, if any, that are made from time to time by a Participant who is salary grade 19 or above and in accordance with the Award Document. The Committee may at its discretion impose mandatory deferral for an Officer or Director to comply with stock ownership requirements outside of this Plan. However, no such deferral election shall be made to the extent that the deferral would cause adverse consequences under Code Section 409A, and to the extent that an Award is subject to Code Section 409A and such deferral causes an Award to be paid on account of a separation from service thereunder, payment shall be delayed to the extent required by Code Section 409A(a)(2)(B)(i).

4.6
Dividends and Dividend Equivalents for Awards with Performance Criteria:    Dividend equivalents with respect to shares subject to performance-based vesting conditions shall be subject to the same vesting conditions as the underlying shares. Payment of dividends and dividend equivalent rights, as prescribed in the Award Document, may occur only upon the achievement of Performance Criteria and payment is not permitted during the performance period.

Article V. Shares Reserved Under the Plan

5.1
Shares Reserved:    There is hereby reserved for award under this Plan 6.5 million whole shares of Common Stock. All shares available under the Plan may be granted as Incentive Options. To the extent permitted by law or the rules and regulations of any stock exchange on which the Common Stock is listed, shares of Common Stock with respect to which payment or exercise is in cash may thereafter again be awarded or made subject to grant under the Plan. Shares of Common Stock which are not issued by reason of expiration, cancellation, termination or forfeiture under the terms of the Award Document and the Plan are permitted to again be awarded or made subject to grant under the Plan. The number of shares made available for option and sale under Article VI of the Plan plus the number of shares awarded under Article VII of the Plan plus the number of shares granted or purchased under Article VIII of the Plan will not exceed, at any time, the number of shares of Common Stock reserved pursuant to this Article V.

For purposes of determining the number of shares that remain available for issuance under this Plan, (i) the number of shares of Common Stock that are tendered by a Participant or withheld by the

  Corporation to pay the exercise price of a Stock Option or to satisfy the Participant's tax withholding obligations in connection with the exercise or settlement of an Award and (ii) the number of shares of Common Stock covered by a stock-settled Stock Appreciation Right to the extent exercised, shall be deemed to have been released or delivered for purposes of determining the maximum number of shares of Common Stock available under the terms of this Plan and will not be available for new grants or awards.

5.2
Adjustments.    In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan, the terms of each outstanding Stock Option and Stock Appreciation Right (including the number and class of securities subject to each outstanding Stock Option or Stock Appreciation Right and the purchase price or base price per share), the terms of each outstanding Restricted Common Stock Award and Restricted Common Stock Unit Award (including the number and class of securities subject thereto), the terms of each outstanding Phantom Share Award and Performance Unit Award (including the number and class of securities subject thereto), the maximum number of securities with respect to which Awards may be granted during any calendar year under Section 5.3 to any one grantee, shall be appropriately adjusted by the Committees. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Corporation, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive. Any such adjustment with respect to each Stock Option or Stock Appreciation Right shall be consistent with the requirements applicable to exempt stock rights under Code Section 409A and applicable regulations. Any adjustment with respect to Incentive Options shall also conform to the requirements of Code Section 422.

5.3
Limits:    The maximum shares awarded or granted for any one Officer or Employee for any one calendar year under this Plan, excluding any Performance Units granted under Section 8.2, will not exceed 500,000 shares of Common Stock in the aggregate. The limits applicable to Performance Units are set forth in Section 8.2. The maximum shares awarded or granted for any one Non-Employee Director for any one calendar year under this Plan, excluding any Performance Units granted under Section 8.2, will not exceed the lesser of 10,000 shares of Common Stock or a value of $250,000 in the aggregate. Not more than 10% of the total shares reserved for grant or award under this Plan shall be granted or awarded to Non-Employee Directors.

5.4
Tax Withholding Payments:    Each vesting and payment of Common Stock under the Plan shall be made subject to applicable federal, state and local tax withholding requirements. For this purpose, the Committee may provide for the withholding of shares of Common Stock or allow a Participant to pay to the Corporation funds sufficient to satisfy such withholding requirements. Each vesting and payment under Article VIII shall be made subject to such federal, state and local tax withholding requirements as apply on the relevant date. For this purpose, if a payout is made under Section 8.2 of the Plan in Common Stock, the Committee may provide for the withholding of shares of Common Stock or allow a Participant to pay to the Corporation funds sufficient to satisfy such withholding requirements.

If upon the exercise of a Nonqualified Option and/or a Stock Appreciation Right or as a result of a disqualifying disposition (within the meaning of Code Sections 422 and 424) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation any amount for income tax withholding, either the Corporation shall appropriately reduce the amount of stock or cash to be paid to the Optionee or the Optionee shall pay such amount to the Corporation to reimburse it for such income tax withholding.

At no point shall the amount paid by the Corporation for such federal, state and/or local tax withholding be in excess of the minimum applicable statutory limits.

Article VI. Stock Options and Stock Appreciation Rights

6.1
Options:    The Committee may from time to time authorize a grant of Stock Options, which may consist in whole or in part of authorized and unissued Common Stock. Exercises of grants of Stock Options are restricted by the Grant Period.

6.2
Optionees:    The Committee shall determine and designate from time to time, in its sole discretion, those Eligible Persons to whom Stock Options and Stock Appreciation Rights are to be granted and who thereby become Optionees under the Plan.

6.3
Allotment of Shares:    The Committee shall determine and fix the number of shares of Common Stock subject to options to be offered to each Optionee.

6.4
Option Price:    The Committee shall establish the option price at the time any Stock Option is granted at not less than 100% of the fair market value of the Common Stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Code Section 425(d)) more than 10% of the total combined voting power of the Corporation (or any parent or subsidiary corporation within the meaning of Code Section 422), the option price shall not be less than 110% of the fair market value of the Common Stock subject to the Incentive Option on the date such Incentive Option is granted. Other than as contemplated in Section 5.2, in no event shall Stock Options previously granted under this Plan be re-priced by reducing the exercise price thereof, nor shall Stock Options previously granted under this Plan be canceled and replaced by a subsequent re-grant under this Plan of Stock Options having an exercise price lower than the Stock Options so canceled.

6.5
Stock Appreciation Rights:    At the sole discretion of the Committee, any Stock Option granted under this Plan may, at the time of such grant, include a Stock Appreciation Right. A Stock Appreciation Right shall pertain to, and be granted only in conjunction with, a related underlying Stock Option, and shall be exercisable only at the time and to the extent the related underlying Stock Option is exercisable and only if the fair market value of the Common Stock exceeds the Stock Option price in the related underlying Stock Option. An Optionee who is granted a Stock Appreciation Right may elect to surrender the related underlying Stock Option with respect to all or part of the number of shares subject to the related underlying Stock Option and exercise in lieu thereof the Stock Appreciation Right with respect to the number of shares as to which the Stock Option is surrendered.

The exercise of the underlying Stock Option shall terminate the related Stock Appreciation Right to the extent of the number of shares purchased upon exercise of the underlying Stock Option. The exercise of a Stock Appreciation Right shall terminate the related underlying Stock Option to the extent of the number of shares with respect to which the Stock Appreciation Right is exercised. Upon exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Optionee exercises the Stock Appreciation Right, over (ii) the aggregate Stock Option price per share for such number of shares. Such amount may be paid by the Corporation, in cash, Common Stock or any combination thereof.

Notwithstanding the above, the Committee may grant Stock Appreciation Rights that are not in conjunction with a related underlying Stock Option. The basis used in determining any increase in the value of the Common Stock under such Stock Appreciation Right shall be not less than 100% of the fair market value of the Common Stock on the date of grant. To the extent, if any, that the Committee elects to grant such Stock Appreciation Rights, then such Stock Appreciation Rights shall in all respects be intended to be exempt from Code Section 409A. Other than as contemplated in Section 5.2, in no event shall Stock Appreciation Rights previously granted under this Plan be re-priced by reducing the exercise price thereof, nor shall Stock Appreciation Rights previously granted under this Plan be canceled and replaced by a subsequent re-grant under this Plan of Stock Appreciation Rights having an exercise price lower than the Stock Appreciation Rights so canceled.

6.6
Granting and Exercise of Stock Options and Stock Appreciation Rights:    Each Stock Option and Stock Appreciation Right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant. However, the aggregate fair market value of shares underlying Incentive Options (determined as of the date of option grant) that become exercisable for the first time by any Optionee during any calendar year may not exceed $100,000 (or such other amount as may be reflected in the limits imposed from time to time by Code Section 422(d) or any successor provision). This limitation shall be applied by taking Stock Options into account in the order in which they were granted and, to the extent a Stock Option exceeds this limitation; it shall be treated as a Nonqualified Option and not as an Incentive Option.

6.7
Payment of Stock Option Price:    Notice of exercise of a Stock Option must be accompanied by payment in full of the exercise price for all shares so purchased. Payment shall be made by the Optionee either in cash or in Common Stock, including but not limited to (i) check, (ii) tendering (either actually or by attestation) shares owned by a Participant or directing the Corporation to withhold shares in each case, having a fair market value at the date of exercise equal to such exercise price, (iii) a third-party exercise procedure, including the use of broker-assisted cashless exercise or (iv) a combination of the foregoing. No Optionee shall have any of the rights of a Shareholder under any such Stock Option until the actual issuance of shares to said Optionee, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Section 5.2 of the Plan.

6.8
Term of Stock Options and Stock Appreciation Rights:    If not sooner terminated, each Stock Option and Stock Appreciation Right granted hereunder shall expire not more than ten years from the date of the granting thereof; provided, that with respect to an Incentive Option and a related Stock Appreciation Right granted to an Optionee who, at the time of the grant, owns (after applying the attribution rules of Code Section 425(d)) more than 10% of the total combined voting power of all classes of stock of the Corporation (or any parent or subsidiary corporation within the meaning of Code Section 422), such Incentive Option and Stock Appreciation Right shall expire not more than five years after the date of granting thereof.

6.9
Restrictions on Sale of Shares:    If, at the time of exercise of any Stock Option or Stock Appreciation Right granted hereunder, the Corporation is precluded by any legal, regulatory or contractual restriction from selling and/or delivering shares pursuant to the terms of such Stock Option or Stock Appreciation Right, the sale and delivery of the shares may be delayed until the restrictions are resolved and only cash may be paid upon exercise of the Stock Appreciation Right. At any time during such delay, the Committee, in its sole discretion, may permit the Optionee to revoke a Stock Option exercise, in which event any corresponding Stock Appreciation Right shall be reinstated. This provision shall be interpreted in such a manner as to preserve the exemption of the Stock Option or Stock Appreciation Right from Code Section 409A.

Article VII. Restricted Common Stock, Restricted Common Stock Units and Unrestricted Common Stock

7.1
Awards:    Subject to the terms of this Plan, the Committee may from time to time award Restricted Common Stock, Restricted Common Stock Units or Unrestricted Common Stock to any Eligible Person it has designated as a Participant and in accordance with such rules as the Committee may prescribe. The Committee may also award Restricted Common Stock or Restricted Common Stock Units conditioned on the attainment of a performance goal measured by Performance Criteria as determined by the Committee and set forth in the Award Document and subject to such other restrictions as the Committee deems advisable.

7.2
Terms of Restricted Common Stock Awards:

a.
Stock Awarded:    Whenever shares of Restricted Common Stock are awarded to a Participant, such shares shall be outstanding, and the Award Document shall bear language stating that the shares have been issued subject to the restrictions set forth in the Plan and the Award Document. All shares of Restricted Common Stock awarded under the Plan shall be deposited for the benefit of the Participant with the Secretary of the Corporation as custodian until such time as the shares are vested and transferable.

b.
Voting Rights:    A Participant who is awarded shares of Restricted Common Stock under the Plan shall have full voting rights on such shares, whether or not the shares are vested or transferable.

c.
Dividend Rights:    Shares of Restricted Common Stock awarded to a Participant under the Plan, whether or not vested or transferable, may have full dividend rights as determined by the Committee and set forth in the Award Document. If shares of Common Stock or other securities are issued as a result of a merger, consolidation or similar event, such shares shall be issued in the same manner, and subject to the same deposit requirements, vesting provisions and transferability restrictions as the shares of Restricted Common Stock which have been awarded.

d.
Vesting:    If a Participant has received an Award of Restricted Common Stock pursuant to the provisions of the Plan, (i) is employed by the Corporation or remains a Non-Employee Director at the end of the Award Period and (ii) for shares with performance-based restrictions, the performance goals have been met, then the Participant shall vest at the end of the Award Period in the shares of Common Stock awarded to the Participant for that Award Period, in each case, to the extent provided in the applicable Award Document.

e.
Forfeiture:    A forfeiture of shares of Restricted Common Stock pursuant to the terms of the Award Document and the Plan shall affect a complete forfeiture of voting rights, dividend rights and all other rights relating to the Award as of the date of forfeiture.

7.3
Terms of Restricted Common Stock Unit Awards:

a.
Number of Shares and Other Terms:    The number of shares of Common Stock subject to a Restricted Common Stock Unit Award and the Award Period and performance-based restrictions (if any) applicable to a Restricted Common Stock Unit Award shall be determined by the Committee.

b.
Vesting:    If a Participant has received an Award of Restricted Common Stock Units pursuant to the provisions of the Plan, (i) is employed by the Corporation or remains a Non-Employee Director at the end of the Award Period and (ii) for Restricted Common Stock Units subject to performance-based vesting restrictions, the performance goals have been met, then the Participant shall vest at the end of the Award Period in the Award, in each case, to the extent provided in the applicable Award Document.

c.
Settlement of Vested Restricted Common Stock Unit Awards:    The Award Document relating to a Restricted Common Stock Unit Award shall specify (i) whether such Award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the Participant shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such Award. Any dividend equivalents with respect to Restricted Common Stock Units that are subject to performance-based restrictions shall be subject to the same Restrictions as such Restricted Common Stock Units. Prior to the settlement of a Restricted Common Stock Unit Award, the Participant shall have no rights as a shareholder of the Corporation with respect to the shares of Common Stock subject to such Award.

  d.
  Forfeiture:    A forfeiture of a Restricted Common Stock Unit Award pursuant to the terms of the Award Document and the Plan shall affect a complete forfeiture of all rights relating to the Award as of the date of forfeiture.

7.4
Terms of Unrestricted Common Stock Awards.    The number of shares of Common Stock subject to an Unrestricted Common Stock Award shall be determined by the Committee. Unrestricted Common Stock Awards shall not be subject to any Restrictions or Performance Criteria; provided, however, Unrestricted Common Stock Awards shall not be granted to Officers. Upon the grant of an Unrestricted Common Stock Award, subject to the Company's right to require payment of any taxes in accordance with Section 5.4, shares shall be transferred to the holder in book entry form.

7.5
Transferability of Restricted Common Stock and Restricted Common Stock Units:    Shares subject to a Restricted Common Stock Award or Restricted Common Stock Unit Award granted to a Participant will become freely transferable by the Participant only at the end of the Award Period established with respect to such Award.

Article VIII. Phantom Shares and Performance Units.

8.1
Phantom Shares:

a.
Grants of Phantom Shares:    The Committee may from time to time grant Phantom Shares, the value of which is determined by reference to a share of Common Stock on terms and conditions as the Committee, in its sole discretion, may from time to time determine. Each grant of Phantom Shares shall specify the number of Phantom Shares granted, the initial value of such Phantom Shares which shall not be less than 100% of the fair market value of the Common Stock as of the date of grant, the Valuation Dates, the number of Phantom Shares whose Appreciation Value shall be determined on each such Valuation Date, any applicable vesting schedule for such Phantom Shares, and any applicable limitation on payment for such Phantom Shares. In the event of any adjustments as described in Section 5.2 of the Plan, any outstanding Phantom Shares shall be also subject to the same adjustment as provided for in Section 5.2 of the Plan.

b.
Appreciation Value:

(i)
Valuation Dates; Measurement of Appreciation Value:    The Committee shall provide for one or more Valuation Dates on which the Appreciation Value of the Phantom Shares granted shall be measured and fixed, and shall designate the number of such Phantom Shares whose Appreciation Value is to be calculated on each such Valuation Date.

(ii)
Payment of Appreciation Value:    Except as otherwise provided in this Section 8.1, the Appreciation Value of a Phantom Share shall be paid to a Participant in cash in a lump sum as soon as practicable following the Valuation Date applicable to such Phantom Share. The Committee may in its sole discretion, establish and set forth a maximum dollar amount payable under the Plan for each Phantom Share granted.

8.2
Performance Units:    The Committee may, in its sole discretion, grant Performance Units to Eligible Persons. Each Performance Unit will have an initial value that is established by the Committee at the time of grant and credited to a bookkeeping account established for the Participant, but no

  Participant shall be granted Performance Units during any one calendar year that will provide for payment in excess of $2.5 million. The Committee will set performance periods and objectives and other terms and conditions of the grant based upon Performance Criteria as determined by the Committee that, depending upon the extent to which they are met, will determine the value of Performance Units that will be paid out to the Participant. The Committee may pay earned Performance Units in cash, Common Stock or a combination thereof.

Article IX. Amendment, Duration and Termination of the Plan

9.1
Duration of Plan:    No grants or awards may be made under this Plan after May 31, 2024. Any Award effective on or prior to May 31, 2024 will continue to vest and otherwise be effective after the expiration of this Plan in accordance with the terms and conditions of this Plan as well as any requirements set forth in the Award Document relative to such Award.

9.2
Right To Amend, Suspend or Terminate Plan:    Except as provided in Section 9.5 below, the Board reserves the right at any time to amend, suspend or terminate the Plan in whole or in part and for any reason and without the consent of any Participant or Beneficiary; provided, that no such amendment shall:

a.
Change the Stock Option price or adversely affect any Stock Option or Stock Appreciation Right outstanding under the Plan on the effective date of such amendment or termination, or

b.
Adversely affect any Award then in effect or rights to receive any amount to which Participants or Beneficiaries have become entitled prior to such amendment, or

c.
Unless approved by the Shareholders, increase the aggregate number of shares of Common Stock reserved for award or grant under Section 5.1 of the Plan, change the group of Eligible Persons under the Plan or increase the compensation limits of Section 5.3 and 8.2 of the Plan.

  Notwithstanding anything contained in this Plan or any Award Document to the contrary, the Corporation shall have the unilateral right to amend this Plan and the Awards and Award Documents thereunder at any time to the extent deemed necessary or advisable by the Corporation to ensure compliance with, or exemption from, the requirements of Section 409A.

9.3
Periodic Review of Plan:    In order to assure the continued realization of the purposes of the Plan, the Committee shall periodically review the Plan, and the Committee may suggest amendments to the Board as it may deem appropriate.

9.4
Amendments May Be Retroactive:    Subject to Section 9.1 and 9.2 above, any amendment, modification, suspension or termination of any provisions of the Plan may be made retroactively.

9.5
Change in Control Under an Agreement:    Notwithstanding any other provisions in the Plan, in the event of a Change in Control and a qualifying termination as defined under any written employment contract or agreement between the Corporation and an Officer, Awards granted under this Plan shall vest to the extent, if any, provided for in the written employment agreement or contract or in such separate contractual arrangement relating to such an award or grant as may exist from time to time.

9.6
Change in Control Without an Agreement:    Except as otherwise may be provided by the Committee, in the event of a Change in Control and an Eligible Termination, a Participant not covered by a written employment contract or agreement containing a change in control provision will have any portion of an Award awarded or granted under this Plan subject to time based only restrictions vest fully and subject to a performance-based restriction vest on a pro rata basis to the change in control date using the target number of shares as the basis for the pro ration.

9.7
Compliance With Section 409A:    Notwithstanding anything in Section 9.5 or 9.6, or in any individual agreement to the contrary, to the extent required for compliance with Code Section 409A, if applicable, an award granted under this Plan shall not be paid or settled on an accelerated basis solely as a result of a Change in Control unless such Change in Control is a "change in control event", as defined for purposes of Code Section 409A.

Article X. General Provisions

10.1
Rights to Continued Employment, Award or Option:    Nothing contained in the Plan or in any Award under this Plan shall give any employee the right to be retained in the employment of the Corporation or affect the right of the Corporation to terminate the employee's employment at any time. The adoption of the Plan shall not constitute a contract between the Corporation and any employee. No Eligible Person who is an employee shall receive any right to be granted an option, right or award hereunder nor shall any such option, right or award be considered as compensation under any employee benefit plan of the Corporation.

10.2
Nontransferability:    No Award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Corporation or, to the extent expressly permitted in the Award Document relating to such Award, to the holder's Immediate Family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Award Document relating to an Award, each Award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except as permitted by the second preceding sentence, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Award, such Award and all rights thereunder shall immediately become null and void.

10.3
Clawback:

a.
If, due to a restatement of CMS Energy Corporation's or an Affiliate's publicly disclosed financial statements or otherwise, an Eligible Person is subject to an obligation to make a repayment or return of benefits to CMS Energy Corporation or an Affiliate pursuant to a clawback provision contained in this Plan, a supplemental executive retirement plan, a bonus plan, or any other benefit plan (a "benefit plan clawback provision") of the Corporation, the Board or Committee may determine that it shall be a precondition to the vesting of any unvested Award of the Eligible Person under this Plan, that the Eligible Person fully repay or return to the Corporation any amounts owing under such benefit plan clawback provision taking into account the requirements of Code Section 409A, to the extent applicable. Any and all Awards under this Plan are further subject to (i) any provision of law which may require the Eligible Person to forfeit or return any benefits provided hereunder, in the event of a restatement of the CMS Energy Corporation's or an Affiliate's publicly disclosed accounting statements or other illegal act, whether required by Section 304 of the Sarbanes-Oxley Act of 2002, federal securities law (including any rule or regulation promulgated by the Securities and Exchange Commission), any state law, or any rule or regulation promulgated by the applicable listing exchange or system on which CMS Energy Corporation or Consumers Energy Company lists its traded securities or (ii) any clawback policy of the Corporation, as it may exist from time to time.

b.
To the degree any benefits hereunder are not otherwise forfeitable pursuant to the preceding sentences of this Section 10.3, the Board or Committee may require the Eligible Person to return to the Corporation any amounts granted, awarded or paid under this Plan, or may determine that all or any portion of an Award shall not vest, if:

    (1)
    the award or grant of such compensation or the vesting of such compensation, or profit realized on the exercise or sale of securities obtained pursuant to the Plan, was predicated upon achieving certain financial results which were subsequently the subject of a substantial accounting restatement of the Corporation's financial statements filed under the securities laws (a "financial restatement"),

    (2)
    a lower Award, a lower vesting result, or a lower profit on the exercise or sale of securities obtained pursuant to the Plan ("reduced financial results"), would have occurred based upon the financial restatement, and

    (3)
    in the reasonable opinion of the Board or the Committee, the circumstances of the financial restatement justify such a modification of the Award or its vesting. Such circumstances may include, but are not limited to, whether the financial restatement was caused by misconduct, whether the financial restatement affected more than one period and the reduced financial results in one period were offset by increased financial results in another period, the timing of the financial restatement or any required repayment, and other relevant factors.

    Unless otherwise required by law, the provisions of this Subsection 10.3b. relating to the return of previously vested Plan benefits shall not apply unless a claim is made therefore by the Corporation within three years of the vesting of such benefits.

  c.
  The Committee shall also have the sole discretion to require a clawback in the event of a mistake or accounting error in the calculation of a benefit or an Award that results in a benefit to an Eligible Person to which he/she was not otherwise entitled. The rights set forth in this Plan concerning the right of the Corporation to a clawback are in addition to any other rights to recovery or damages available at law or equity and are not a limitation of such rights. Any Award will be subject to the Corporation's clawback policy, as may be modified from time to time in conformance with securities laws, rules and regulations.

10.4
Governing Law:    The provisions of this Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Michigan.

Attachment A

"Change in Control" means a change in control of CMS Energy Corporation, and shall be deemed to have occurred upon the first to occur of any of the following events:

(a)
Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of CMS Energy Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from CMS Energy Corporation or its Affiliates) representing thirty percent (30%) or more of the combined voting power for the election of directors of CMS Energy Corporation's then outstanding equity securities with the power under ordinary circumstances to vote for the election of directors, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b)
The following individuals cease for any reason to constitute a majority of directors then serving: individuals who, on the effective date of the Plan (here after called the "Effective Date"), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of CMS Energy Corporation) whose appointment or election by the Board or nomination for election by CMS Energy Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)
The consummation of a merger or consolidation of CMS Energy Corporation or any direct or indirect subsidiary of CMS Energy Corporation with any other corporation or other entity, other than: (i) any such merger or consolidation which involves either CMS Energy Corporation or any such subsidiary and would result in the voting securities of CMS Energy Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of CMS Energy Corporation or its Affiliates, at least fifty one percent (51%) of the combined voting power of the voting securities of CMS Energy Corporation or the surviving entity or any parent thereof outstanding immediately after such merger or consolidation and immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of CMS Energy Corporation, the entity surviving such merger or consolidation or, if CMS Energy Corporation or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or (ii) a merger or consolidation effected to implement a recapitalization of CMS Energy Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of CMS Energy Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from CMS Energy Corporation or its Affiliates) representing thirty percent (30%) or more of the combined voting power of CMS Energy Corporation's then outstanding securities; or

(d)
Either (1) the stockholders of CMS Energy Corporation approve a plan of complete liquidation or dissolution of CMS Energy Corporation and such plan is consummated, or (2) there is consummated an agreement for the sale, transfer or disposition by CMS Energy Corporation of all or substantially all of CMS Energy Corporation's assets (or any transaction having a similar effect). For purposes of clause (d)(2), (i) the sale, transfer or disposition of a majority of the shares of common stock of Consumers Energy Company shall constitute a sale, transfer or disposition of substantially all of the assets of CMS Energy Corporation and (ii) the sale, transfer or disposition of subsidiaries or affiliates of CMS Energy Corporation, singly or in combinations, or their assets, only qualifies as a Change in Control if it satisfies the substantiality test contained in that clause and the Board of CMS Energy Corporation's determination in that regard is final. In addition, for purposes of clause (d)(2), the sale, transfer or disposition of assets has to be in a transaction or series of transactions closing within six (6) months after the closing of the first transaction in the series, other than with an entity in which at least fifty-one 51% of the combined voting power of the voting securities is owned by stockholders of CMS Energy Corporation in substantially the same proportions as their ownership of CMS Energy Corporation immediately prior to such transaction or transactions and immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold, transferred or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing clauses (a), (c) and (d), a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions closing within six (6) months after the closing of the first transaction in the series immediately following which the record holders of the common stock of CMS Energy Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of CMS Energy Corporation immediately following such transaction or series of transactions.

APPENDIX B

CMS INCENTIVE COMPENSATION PLAN FOR CMS ENERGY AND CONSUMERS ENERGY OFFICERS

I.
GENERAL PROVISIONS

1.1
Purpose.    The purpose of the CMS Incentive Compensation Plan ("CMSICP" or "Plan") is to:

(a)
Provide an equitable and competitive level of compensation that will permit CMS Energy and Consumers Energy to attract, retain and motivate Officers.

(b)
No payments to Officers in the form of incentive compensation shall be made unless pursuant to a plan approved by the Compensation and Human Resources Committee of the Board of Directors of CMS Energy and after express approval of the Committee. This plan shall be administered by the President and CEO of CMS Energy and the Benefit Administration Committee.

1.2
Effective Date.    The initial effective date of the Plan is January 1, 2004. The Plan, as described herein, is amended and restated effective as of March 14, 2014.

1.3
Definitions.    As used in this Plan, the following terms have the meaning described below:

(a)
"Annual Award" means an annual incentive award granted under the CMSICP.

(b)
"Base Salary" means the base salary on January 1 of a Performance Year, except as impacted by a Change in Status as defined in Article V. For purposes of the Plan, an Officer's Base Salary must be subject to annual review and annual approval by the Committee.

(c)
"Benefit Administration Committee" means the committee as appointed by the Chief Executive Officer and Chief Financial Officer of CMS Energy Corporation to act as the Plan Administrator in accordance with authority granted by the Board of Directors.

(d)
"CMS Energy" means CMS Energy Corporation.

(e)
"Code" means the Internal Revenue Code of 1986, as amended.

(f)
"Code Section 162(m) Employee" means a "covered employee" as that term is defined under Code Section 162(m). Generally, this is the CEO and the three highest paid executive officers (other than the CEO and the CFO) of the corporation.

(g)
"Committee" means the Compensation and Human Resources Committee of the Board of Directors of CMS Energy.

(h)
"Company" means CMS Energy.

(i)
"Consumers Energy" means Consumers Energy Company, a wholly owned subsidiary of CMS Energy.

(j)
"Deferred Annual Award" means the amount deferred pursuant to Section 4.2.

(k)
"Disability" means that a participant has terminated employment with the Company or Consumers Energy and is disabled, as that term is defined under Code Section 409A and any applicable regulations.

(l)
"Leave of Absence" for purposes of this Plan means a leave of absence that has been approved by the Company.

    (m)
    "Officer" means a United States of America employee of the Company or Consumers Energy in Salary Grade "E-3" or higher.

    (n)
    "Payment Event" means the time at which a Deferred Annual Award may be paid pursuant to Section 4.2.

    (o)
    "Payment Term" means the length of time for payment of a Deferred Annual Award under Section 4.2.

    (p)
    "Pension Plan" means the Pension Plan for Employees of Consumers Energy and Other CMS Energy Companies.

    (q)
    "Performance Goals" are the factors used by the Committee (on an absolute or relative basis) to establish goals to track business measures. To the extent necessary for an award to be qualified performance-based compensation under Code Section 162(m) and the regulations thereunder, the Committee shall use one or more of the following business criteria, which may be based on corporate-wide or subsidiary, division, operating unit or individual measures: net earnings; operating earnings or income; earnings growth; net income; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital); earnings per share; earnings per share growth; stock price; total shareholder return; absolute and/or relative return on common shareholders equity; return on shareholders equity; return on capital; return on assets; economic value added (income in excess of cost of capital); independent customer satisfaction studies or indices; expense reduction; sales; or ratio of operating expenses to operating revenues. In addition, the Annual Incentive Plan may incorporate certain utility operating parameters such as safety, reliability, and customer service. The established Performance Goals may be applied on a pre- or post-tax basis and may be adjusted to include or exclude objectively determinable components of any Performance Goal, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Corporation or its financial statements or changes in law or accounting principles (each an "Adjustment Event"). In the sole discretion of the Committee, unless such action would cause an Award to a Code Section 162(m) Employee to fail to qualify as qualified performance-based compensation under Code Section 162(m), the Committee may amend or adjust the Performance Goal or other terms and conditions of an outstanding Award in recognition of any Adjustment Event.

    (r)
    "Performance Year" means the calendar year prior to the year in which an Annual Award is made by the Committee.

    (s)
    "Plan Administrator" for Officer participants means the President and Chief Executive Officer of CMS Energy, under the general direction of the Committee and only to the extent permitted by Code Section 162(m). For all other participants and for purposes of administering Deferred Amounts under Section 4.2, the Plan Administrator is the Benefits Administration Committee appointed by the Chief Executive Officer and the Chief Financial Officer as authorized by the Board of Directors.

    (t)
    "Retirement" means that a Plan participant is no longer an active Officer and qualifies for a retirement benefit other than a deferred vested retirement benefit under the Pension Plan. For a participant ineligible for coverage under the Pension Plan and covered instead under the Defined Company Contribution Plan, retirement occurs when there is a Separation from Service on or after age 55 with 5 or more years of service.

    (u)
    "Separation from Service" means an Officer retires or otherwise has a separation from service from the Company as defined under Code Section 409A and any applicable regulations. The Plan Administrator will determine, consistent with the requirements of Code Section 409A and any applicable regulations, to what extent a person on a leave of absence, including on paid sick leave pursuant to Company policy, has incurred a Separation from Service. Notwithstanding the above, a Separation from Service will occur consistent with the Regulation 1.409A-1(h) when it is reasonably anticipated that the level of service provided by the Officer will be no more than 45% of the average level of bona fide service performed by the Officer over the immediately preceding 36 month period.

    (v)
    "Subsidiary" means any direct or indirect subsidiary of the Company.

  1.4
  Eligibility.    Officers of CMS Energy and/or Consumers Energy who do not participate in a broad based incentive plan contingent upon objectives and performance unique to the Officers' Subsidiary, affiliate, site and/or business unit, are eligible for participation in the CMSICP. An individual listed on the Company payroll records as a contract employee is not eligible for this Plan.

  1.5
  Administration of the Plan.

  (a)
  Subject to Code Section 162(m), the Plan is administered by the President and Chief Executive Officer of CMS Energy under the general direction of the Committee.

  (b)
  Each year, normally in January, but no later than March 30th of the Performance Year, the Committee will approve the established Performance Goals for the Performance Year.

  (c)
  The Committee, no later than March 1st of the calendar year following the Performance Year, will review for approval proposed Annual Awards for the total of all CMSICP Officer participants, as recommended by the President and CEO of CMS Energy. All proposed Annual Awards shall be approved by the Committee. Before the payment of any Annual Awards, the Company's outside auditors and the Committee will certify in writing that the established Performance Goals were in fact satisfied in accordance with Code Section 162(m).

  (d)
  The Committee reserves the right to modify the established Performance Goals with respect to unforeseeable circumstances or otherwise exercise discretion with respect to proposed Annual Awards as it deems necessary to maintain the spirit and intent of the CMSICP, provided that such discretion will be to decrease or eliminate, not increase, Annual Awards in the case of any Code Section 162(m) Employee. The Committee also reserves the right in its discretion to not pay Annual Awards for a Performance Year. All decisions of the Committee are final.

II.
CORPORATE PERFORMANCE GOALS

2.1
In General.    Each year, the Committee uses Performance Goals to determine the Annual Award measures. A table shall be created by the Compensation Committee for the current year Performance Goals.

2.2
Plan Performance Factor.    The plan performance factor used to calculate an Annual Award is based on the results of the corporate established Performance Goals and is capped at two times the standard award amount. The Plan Performance Factor is established in a table relating specific performance results to specific plan Performance Goals. This table shall be created by the Committee for each Performance Year.

III.
ANNUAL AWARD FORMULA

3.1
Annual Awards.    Annual Awards for each eligible Officer will be based upon a percentage of the Officer's Base Salary for the Performance Year times the Plan performance factor for the year as determined under 2.2 above. The standard award percentage for each eligible Officer will be approved annually by the Committee for each Performance Year. The maximum amount that can be awarded under this Plan for any Code Section 162(m) Employee will not exceed $2.5 Million in any one Performance Year. The total amount of a CMSICP participant Officer's Annual Award shall be computed according to the annual award formula set forth in Section 3.2. An Officer's standard award amount is equal to the Officer's Annual Award computed using a plan performance factor of 100%.

3.2
Calculation of Award.    Annual Awards for Officer CMSICP participants will be calculated and made as follows:

Annual Award = Base Salary times
Standard Award Percentage times Plan Performance Factor

In addition, each Annual Award for Officers of Consumers Energy Company may be modified based on the results achieved for the Consumers Energy Annual Employee Incentive Compensation Plan. If the Consumers Energy Annual Employee Incentive Compensation Plan does not pay out an operational award for the same Performance Year, then the Annual Award, if any, earned under this Plan will be reduced by 10%. If the Consumers Energy Annual Employee Incentive Compensation Plan pays out an operational award for the same Performance Year based on achievement of some of the established objectives, but not at the maximum award percentage, then there is no modification of awards under this Plan. If however, the Consumers Energy Annual Employee Incentive Compensation Plan pays out an operational award at the maximum award percentage for the same Performance Year based on achievement of the established objectives, then the Annual Award, if any, earned under this Plan will be increased by up to 10%, provided, however, that no such increase will cause the Annual Award to exceed the maximum of two times the standard award amount, or exceed the maximum payout for a Code Section 162(m) Employee.

IV.
PAYMENT OF ANNUAL AWARDS

4.1
Cash Annual Award.    All Annual Awards for a Performance Year will be paid in cash after certification by the outside auditors of the Company and the Committee that the established Performance Goals have been satisfied, but not later than March 15th of the calendar year following the Performance Year provided that the Annual Award for a particular Performance Year has not been deferred voluntarily pursuant to Section 4.2. The amounts required by law to be withheld for income and employment taxes will be deducted from the Annual Award payments. All Annual Awards become the obligation of the company on whose payroll the Officer is enrolled at the time the Committee makes the Annual Award.

4.2
Deferred Annual Awards.

(a)
The payment of all or any portion (rounded to an even multiple of 10%) of a cash Annual Award may be deferred voluntarily at the election of an individual Plan participant in salary grades E-3 - E-9. Any such deferral will be net of any applicable FICA or FUTA taxes. A separate irrevocable election must be made prior to the Performance Year. Any Annual Award made by the Committee after termination of employment of a participant or retirement of a participant will be paid in accordance with any deferral election made within the enrollment period.

    (b)
    At the time the participant makes a deferral election he or she must select the payment options (including the Payment Event as set forth at (c) below and the Payment Term as set forth at (d) below) applicable to the Deferred Annual Award for the Performance Year, as well as any earnings or income attributable to such amounts. The payment options elected will apply only to that year's Deferred Annual Award and will not apply to any previous Deferred Annual Award or to any subsequent Deferred Annual Award. Any participant who elects to defer all or a portion of an Annual Award and who fails to select a Payment Event or a Payment Term will be presumed to have elected a Payment Event of Separation from Service in accordance with paragraph (c)(i) below and/or a Payment Term of a single sum.

    (c)
    The Payment Event elected can be either:

    (i)
    Separation from Service for any reason other than death. Payment will be made, or begin, in the later of: (1) January of the year following the year of the Separation from Service; or (2) the seventh month after the month of the Separation from Service. Later installments, if any, will be paid in January of the succeeding years;

    (ii)
    Payment upon attainment of a date certain that is more than 1 year after the last day of the applicable Performance Year. Later installments, if any, will be paid in January of the succeeding years; or

    (iii)
    The earlier of (i) or (ii) above.

    (d)
    Payment Term. At the time of electing to defer an Annual Award, the participant must also elect how he or she wishes to receive any such payment from among the following options (the participant may elect a separate Payment Term for each Payment Event elected):

    (i)
    Payment in a single sum upon occurrence of the Payment Event.

    (ii)
    Payment of a series of annual installment payments over a period from two (2) years to fifteen (15) years following the Payment Event. Each installment payment shall be equal to a fractional amount of the balance in the account the numerator of which is one and the denominator of which is the number of installment payments remaining. Although initially such installment payments will be identical, actual payments may vary based upon investment performance. For example, a series of 5 installment payments will result in a payout of 1/5 of the account balance in the first installment, 1/4 of the account balance (including investment gains or losses since the first installment date) in the second installment, etc.

    (e)
    Changes to Payment Options. Once a payment option has been elected, subsequent changes which would accelerate the receipt of benefits from the Plan are not permitted, except that the Plan Administrator may at its discretion accelerate payments to the extent permitted by Code Section 409A and applicable regulations. A subsequent election to change the payment options related to a Payment Event, in order to delay a payment or to change the form of a payment, can only be made when all of the following conditions are satisfied:

    (i)
    such election may not take effect until at least 12 months after the date on which the election is made;

    (ii)
    the payment(s) with respect to which such election is made is deferred for a period of not less than 5 years from the date such payment would otherwise have been made (or, in the case of installment payments under Section 4.2(d)(ii), 5 years from the date the first installment was scheduled to be paid); and

    (iii)
    such election must be made not less than 12 months before the date the payment was previously scheduled to be made (or, in the case of installment payments under Section 4.2(d)(ii), 12 months before the first installment was scheduled to be paid), if the participant's previous commencement date was a specified date.

    (f)
    Investments. At the time of electing to voluntarily defer payment, the participant must elect how the Deferred Annual Award will be treated by the Company or Consumers Energy. To the extent that any amounts deferred are placed in a rabbi trust with an independent record keeper, a participant who has previously deferred amounts under this Plan will automatically have his or her existing investment profile apply to this deferral also. All determinations of the available investment options by the Plan Administrator are final and binding upon participants. A participant may change the investment elections at any time prior to the payment of the benefit, subject to any restrictions imposed by the Plan Administrator, the plan record keeper or by any applicable laws and regulations. A participant not making an election will have amounts deferred treated as if in a Lifestyle Fund under the Savings Plan for Employees of Consumers Energy and other CMS Energy Companies (the "Savings Plan") applicable to the participant's age 65, rounded up, or such other investment as determined by the Benefit Administration Committee. All gains and losses will be based upon the performance of the investments selected by the participant from the date the deferral is first credited to the nominal account. If the Company elects to fund its obligation as discussed below, then investment performance will be based on the balance as determined by the record keeper.

    (g)
    The amount of any Deferred Annual Award is to be satisfied from the general corporate funds of the company on whose payroll the Plan participant was enrolled prior to the payout beginning and are subject to the claims of general creditors. This is an unfunded nonqualified deferred compensation plan. To the extent the Company or Consumers Energy, as applicable, elects to place funds with a trustee to pay its future obligations under this Plan, such amounts are placed for the convenience of the Company or Consumers Energy, remain the property of the Company or Consumers Energy and the participant shall have no right to such funds until properly paid in accordance with the provisions of this Plan. For administrative ease and convenience, such amounts may be referred to as participant accounts, but as such are a notional account only and are not the property of the participant. Such amounts remain subject to the claims of the creditors of the Company or Consumers Energy.

    (h)
    Payment in the Event of an Unforeseeable Emergency. The participant may request that payments commence immediately upon the occurrence of an unforeseeable emergency as that term is defined in Code Section 409A and any applicable regulations. Generally, an unforeseeable emergency is a severe financial hardship resulting from an illness or accident of the participant or the participant's spouse or dependent, loss of the participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. A distribution on account of unforeseeable emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the participant's assets (without causing severe financial hardship), or by cessation of deferrals under this arrangement, the Savings Plan or other arrangements. Distributions because of an unforeseeable emergency shall not exceed the amount permitted under Section 409A and accordingly are limited to the amount reasonably necessary to satisfy the emergency need (after use of insurance proceeds, liquidation of assets, etc.) plus an amount to pay taxes reasonably anticipated as a result of the distribution. In the event any payment is made due to an unforeseeable emergency, all deferral elections for the current Performance Year will cease and the participant will not be eligible to make any deferral elections under this Plan for the following Performance Year. For any participant receiving a hardship withdrawal under the Savings Plan, all deferral elections under this

        Plan for the current Performance Year will cease and the participant will not be eligible to make any deferral elections under this Plan for the following Performance Year.

  4.3
  Payment in the Event of Death.

  (a)
  A participant may name the beneficiary of his or her choice on a beneficiary form provided by the Company or record keeper, and the beneficiary shall receive, within 90 days of the participant's death, in a single sum, all payments credited to the participant in the event that the participant dies prior to receipt of Deferred Annual Awards. If a beneficiary is not named or does not survive the participant, the payment will be made to the participant's estate. In no event may any recipient designate a year of payment for an amount payable upon the death of the participant.

  (b)
  A participant may change beneficiaries at any time, and the change will be effective as of the date the plan record keeper or Company accepts the form as complete. Neither the Company nor Consumers Energy will be liable for any payments made before receipt and acceptance of a written beneficiary request.

V.
CHANGE OF STATUS

Payments in the event of a change in status will not be made if no Annual Awards are made for the Performance Year.

5.1
Pro-Rata Annual Awards.    A new Officer participant, whether hired or promoted to the position, or an Officer promoted to a higher salary grade during the Performance Year will receive a pro rata Annual Award based on the percentage of the Performance Year in which the Officer is in a particular salary grade. An Officer participant whose salary grade has been lowered, but whose employment is not terminated during the Performance Year will receive a pro rata Annual Award based on the percentage of the Performance Year in which the Officer is in a particular salary grade.

5.2
Termination.    An Officer participant whose employment is terminated pursuant to a violation of the Company code of conduct or other corporate policies will not be considered for or receive an Annual Award.

5.3
Resignation.    An Officer participant who resigns prior to payment (during or after a Performance Year) will not be eligible for an Annual Award. If the resignation is due to reasons such as a downsizing or reorganization, or the ill health of the Officer or ill health in the immediate family, the Officer may petition the Plan Administrator and may be considered, in the discretion of the Plan Administrator, for a pro rata Annual Award. The Plan Administrator's decision to approve or deny the request for a pro rata Annual Award shall be final.

5.4
Death, Disability, Retirement, Leave of Absence.    An Officer participant whose status as an active employee is changed during the Performance Year due to death, Disability, Retirement, or Leave of Absence will receive a pro rata Annual Award. An Officer participant whose employment is terminated following the Performance Year but prior to payment due to death, Disability or Retirement will continue to be eligible for an Annual Award for the Performance Year. Any such payment or Annual Award payable due to the death of the Officer participant will be made to the named beneficiary, or if no beneficiary is named or if the beneficiary doesn't survive the Officer participant, then to the Officer participant's estate no later than March 15 following the applicable Performance Year. Notwithstanding the above, an Officer participant who retires, is on Disability or Leave of Absence and who becomes employed by a competitor of CMS Energy or Consumers Energy or their subsidiaries or affiliates prior to award payout will forfeit all rights to an Annual Award, unless prior approval of such employment has been granted by the Committee. A "competitor" shall mean an entity engaged in the business of (1) selling (a) electric power or natural gas at retail or wholesale within the State of Michigan or (b) electric power at wholesale within the market area in which an electric generating plant owned by a subsidiary or affiliate of CMS Energy is located or (2) developing an electric generating plant within the State of Michigan or a market area in which an electric generating plant owned by a subsidiary or affiliate of CMS Energy is located.

  5.5
  Clawback.

  (a)
  If, due to a restatement of CMS Energy's or an affiliate's publicly disclosed financial statements or otherwise, an Officer is subject to an obligation to make a repayment or return of benefits to CMS Energy or an affiliate pursuant to a clawback provision contained in this Plan, a supplemental executive retirement plan, the Performance Incentive Stock Plan, or any other benefit plan (a "benefit plan clawback provision") of the Company, the Committee may determine that it shall be a precondition to the payment of any award under this Plan, that the Officer fully repay or return to the Company any amounts owing under such benefit plan clawback provision (taking into account the requirements of Code Section 409A, to extent applicable). Any and all awards under this Plan are further subject to any provision of law, which may require the Officer to forfeit or return any benefits provided hereunder, in the event of a restatement of the Company's publicly disclosed accounting statements or other illegal act, whether required by Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, federal securities law (including any rule or regulation promulgated by the Securities and Exchange Commission), any state law, or any rule or regulation promulgated by the applicable listing exchange or system on which the Company lists its traded shares.

  (b)
  To the degree any benefits hereunder are not otherwise forfeitable pursuant to the preceding sentences of this Section 5.5, the Board or a Committee delegated authority by the Board ("delegated Committee"), may require the Officer to return to the Company or forfeit any amounts granted under this Plan, if:

  1.
  the grant of such compensation was predicated upon achieving certain financial results which were subsequently the subject of a substantial accounting restatement of the Company's financial statements filed under the securities laws (a "financial restatement"),

  2.
  a lower payout or Annual Award ("reduced financial results"), would have occurred based upon the financial restatement, and

  3.
  in the reasonable opinion of the Board or the delegated Committee, the circumstances of the financial restatement justify such a modification of the Annual Award. Such circumstances may include, but are not limited to, whether the financial restatement was caused by misconduct, whether the financial restatement affected more than one period and the reduced financial results in one period were offset by increased financial results in another period, the timing of the financial restatement or any required repayment, and other relevant factors.

  Unless otherwise required by law, the provisions of this Subsection (b) relating to the return of previously paid Plan benefits shall not apply unless a claim is made therefore by the Company within three years of the payment of such benefits.

  (c)
  The Board or delegated Committee shall also have the discretion to require a clawback in the event of a mistake or accounting error in the calculation of a benefit or an award that results in a benefit to an eligible individual to which he/she was not otherwise entitled. The rights set forth in this Plan concerning the right of the Company to a clawback are in addition to any other rights to recovery or damages available at law or equity and are not a limitation of such rights.

VI.
MISCELLANEOUS

6.1
Impact on Benefit Plans.    Payments made under the Plan will be considered as earnings for the Supplemental Executive Retirement Plans but not for purposes of the Employees' Savings Plan, Pension Plan, or other Officer benefit programs.

6.2
Impact on Employment.    Neither the adoption of the Plan nor the granting of any Annual Award under the Plan will be deemed to create any right in any individual to be retained or continued in the employment of the Company or any corporation within the Company's control group.

6.3
Termination or Amendment of the Plan.    The Board of Directors of CMS Energy may amend or terminate the Plan at any time. Upon termination, any Deferred Annual Award accrued under the Plan will remain in the Plan and be paid out in accordance with the payment options previously selected. The Plan Administrator is authorized to make any amendments that are deemed necessary or desirable to comply with any applicable laws, regulations or orders or as may be advised by counsel or to clarify the terms and operation of the Plan. The Company may terminate the Plan and accelerate payment of any deferred benefits under the Plan if it acts consistent in all respects with the requirements of Code Section 409A and any applicable regulations with respect to when a terminated plan may accelerate payment to a participant.

6.4
Governing Law.    The Plan will be governed and construed in accordance with the laws of the State of Michigan.

6.5
Dispute Resolution.    Any disputes related to the Plan must be brought to the Plan Administrator. The Plan Administrator is granted full discretionary authority to apply the terms of the Plan, make administrative rulings, interpret the Plan and make any other determinations with respect to the Plan. If the Plan Administrator makes an adverse determination and the participant disagrees with or wishes to appeal the determination, the participant must appeal the decision to the Plan Administrator, in writing and not later than 60 days from when the determination was mailed to the participant. If the participant does not timely appeal the original determination, the participant has no further rights under the Plan with respect to the matter presented in the claim. If the participant appeals the original determination and that appeal does not result in a mutually agreeable resolution, then the dispute shall be subject to final and binding arbitration before a single arbitrator selected by the parties to be conducted in Jackson, Michigan, provided the participant makes such request for arbitration in writing within 30 days of the final decision by the Plan Administrator. The arbitration will be conducted and finished within 90 days of the selection of the arbitrator. The parties shall share equally the cost of the arbitrator and of conducting the arbitration proceeding, but each party shall bear the cost of its own legal counsel and experts and other out-of-pocket expenditures. The arbitrator must use an arbitrary and capricious standard of review when considering any determinations and findings by the Plan Administrator.

VII.
AMENDMENT TO REFLECT CODE SECTION 409A

7.1
Code Section 409A.    This Plan has been amended, effective as of January 1, 2005, to comply with the requirements of Code Section 409A. To the extent counsel determines additional amendments may be reasonable or desirable in order to comply with Code Section 409A, and any other applicable rules, laws and regulations, such changes shall be authorized with the approval of the Plan Administrator.

COMMON STOCK PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS The undersigned appoints DAVID W. JOOS, JOHN G. RUSSELL and MELISSA M. GLEESPEN, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of CMS Energy Corporation to be held at the Corporate Headquarters located at One Energy Plaza, Jackson, Michigan, at 9:00 AM Eastern Daylight Saving Time on May 16, 2014 and at any adjournment(s) thereof. Said proxies, and each of them present and acting at the meeting, may vote upon the matters set forth on the reverse side hereof and with discretionary authority on all other matters that come before the meeting, all as more fully set forth in the Proxy Statement received by the undersigned. The shares represented hereby will be voted on the proposals as specified. IF THIS PROXY IS RETURNED SIGNED BUT NOT FULLY COMPLETED, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL UNCOMPLETED ITEMS. IF YOU CANNOT VOTE BY TOUCH-TONE PHONE OR INTERNET, PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE. THANK YOU FOR YOUR PROMPT RESPONSE. Please Fold and Detach Proxy Card at Perforation (After you vote by phone or Internet, PLEASE THROW AWAY THE CARD ABOVE.) Thank you for being a CMS Energy shareholder. Please take a moment now to vote your shares for the upcoming Annual Meeting of Shareholders. Your Vote is Important! You may vote in one of three ways: OPTION 1: Vote by telephone: Call toll-free 1-888-693-8683 using a touch-tone phone 24 hours a day, 7 days per week. Have your attached proxy card at hand when you call and then follow the instructions. There is no charge for this call. OPTION 2: Vote via the Internet: www.cesvote.com and respond to a few simple prompts. (Your telephone or Internet vote authorizes the voting of your shares in the same manner as if you had marked, signed and returned your proxy card.) THANK YOU FOR VOTING BY TELEPHONE OR INTERNET AND SAVING COSTS! OPTION 3: If you do not have access to a touch-tone phone or to the Internet, please complete and return the proxy card above. For Touch-Tone Telephone: 1-888-693-8683 Internet Voting: www.cesvote.com

PLEASE VOTE BY TOUCH-TONE TELEPHONE OR INTERNET IF POSSIBLE TO MINIMIZE COSTS. PLEASE VOTE FOR EACH ITEM, SIGN, DATE AND RETURN THIS PROXY. IF THIS PROXY IS RETURNED SIGNED BUT NOT FULLY COMPLETED, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL UNCOMPLETED ITEMS. INTERNET ACCESS: I would prefer to access annual reports and proxy statements on the internet. (No paper copies. You do not need to provide an E-mail address.) THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 THROUGH 5. 1. ELECTION OF DIRECTORS FOR AGAINST ABSTAIN (01) Jon E. Barfield (02) Kurt L. Darrow (03) Stephen E. Ewing (04) Richard M. Gabrys (05) William D. Harvey (06) David W. Joos (07) Philip R. Lochner, Jr. (08) John G. Russell (09) Kenneth L. Way (10) Laura H. Wright (11) John B. Yasinsky 2. ADVISORY VOTE TO APPROVE THE CORPORATION’S EXECUTIVE COMPENSATION. FOR AGAINST ABSTAIN 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PRICEWATERHOUSECOOPERS LLP). FOR AGAINST ABSTAIN 4. PROPOSAL TO APPROVE PERFORMANCE INCENTIVE STOCK PLAN. FOR AGAINST ABSTAIN 5. PROPOSAL TO APPROVE PERFORMANCE MEASURES IN INCENTIVE COMPENSATION PLAN. FOR AGAINST ABSTAIN HOUSEHOLDING: I receive more than one annual report and proxy statement. Please do not send annual reports or proxy statements for this account in the future. IF YOU CANNOT VOTE BY TOUCH-TONE PHONE OR INTERNET, PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. (No postage is needed if mailed in the United States.) Signed ___________________________________ Dated _____________________________ , 2014 Cooper StreetNorth FrancisCooper StreetInterstate94Exit 139One Mile WashingtonFrancisCooperParkingRamp CMS Energy Corporation and Consumers Energy Company Annual Meeting of Shareholders Corporate Headquarters One Energy Plaza Jackson, Michigan Phone: (517) 788-0550 May 16, 2014 at 9:00 a.m. website: www.cmsenergy.com CMS Energy One Energy Plaza Jackson, Michigan Shareholders interested in attending the annual meeting must bring proof of current stock ownership (such as a recent account statement) and government- issued photo identification (such as a driver’s license) in order to be admitted to the meeting. Directions to One Energy Plaza • Take I-94 to Cooper Street, Exit 139, south • Travel one mile south on Cooper Street then keep right on North Francis Street • Turn left on drive into the CMS Energy corporate headquarters • Park in parking ramp immediately to your right 359 3-14(A)